[7 SOLID SQUARE BULLETS]

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             LUTHERAN BROTHERHOOD
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               FAMILY OF FUNDS
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[ART OF 3D SQUARE WITH TREE, ACORN AND LEAF
ON EACH OF ITS THREE VISIBLE FACETS.]
Cross bar reads:
GROWTH [DIAMOND] INCOME [DIAMOND] STABILITY

                   Prospectus
               December 30, 1997

                 Annual Report
               October 31, 1997

[LUTHERAN BROTHERHOOD LOGO HERE]

Table of Contents



Lutheran Brotherhood Family of Funds
Prospectus and Annual Report


Our Message To You                                            Page 1

A Guide to Your Prospectus and Annual Report                  Page 2

Economic and Market Overview                                  Page 3

Portfolio Management Reviews                              Pages 4-19

Choosing Investments That are Right for You                  Page 20

AssetMatchSM Questionnaire                               Pages 21-24

LB Family of Funds Prospectus                  Page P-1 through P-52

Refer to Page 3 of the prospectus for
a more detailed list of prospectus contents.

LB Family of Funds Annual Report               Page A-1 through A-58

[ART OF 3D SQUARE WITH TREE, ACORN AND LEAF
ON EACH OF ITS THREE VISIBLE FACETS.]



Our Message to You

Dear Shareholder:

Enclosed is your December 30, 1997, Lutheran Brotherhood Family of Funds Prospectus and Annual Report for the fiscal year ended
October 31, 1997.

In the past year, investors earned strong returns from stocks and bonds -- which far outpaced their historical averages. The ride was not always a smooth one, however. Frequently, market rallies were followed by temporary set backs as investors second-guessed the future of economic growth, inflation, and interest rates. Fortunately, the markets rebounded quickly when investors saw that U.S. economic fundamentals remained strong.

Perhaps most unnerving was the correction that took place late in October of 1997 -- when currency and economic problems in the Far East jolted investors around the globe. The 7% drop in the Dow Jones Industrial Average on October 27 was eerily reminiscent of the 23% price plunge of October ten years earlier. In 1997, as in 1987, however, stock prices rapidly regained the ground they'd lost. Investors who braved the record-setting correction of 1987 have been well rewarded: From their low in October 1987 to their high in August 1997, stock prices gained more than 350%. We've provided more information on current market and economic conditions in the pages that follow.

Lutheran Brotherhood has recently taken several steps to help you make the most of your investments. You may now choose from two classes of mutual fund shares. Class A Shares have a reduced maximum sales charge of 4%, which you pay when you make your investment. Class B Shares have no up-front sales charge, but have a contingent deferred sales charge that you pay if you redeem your shares in the first five years. The amount of this charge declines over time -- from 5% for shares you sell within a year, to 0% for shares you sell after five years.

Having shares with different types of charges should make it easier to tailor your investments to your individual time horizon.

We've also developed two computer software programs that will help you take the guesswork out of your financial planning. With Lutheran Brotherhood's AssetMatchSM, program, you and your LBSC registered representative can create a diversified mix of mutual funds appropriate for your particular objectives, time horizon, and tolerance for risk. And with the Lutheran Brotherhood Retirement Planner program, available from your LBSC registered representative, you can determine the income you'll need when you retire. You'll also be able to determine if you're on course to meet that retirement goal and what steps you can take to assure your goal is achieved.

For more information regarding AssetMatch, the Lutheran Brotherhood Retirement Planner, or the new share classes of the Lutheran Brotherhood Family of Funds, please contact your LBSC registered representative, or call us toll free at 1-800-328-4552. We will also be happy to answer any questions you might have about the Lutheran Brotherhood Family of Funds Annual Report.
Sincerely,

Sincerely,

/s/ Rolf F. Bjelland
Rolf F. Bjelland
President and Chairman
Lutheran Brotherhood Family of Funds

This page does not constitute part of the prospectus or annual report.



A Guide to Your LB Family of Funds Prospectus

At first glance, a prospectus might seem intimidating and difficult to understand. To make sure you don't overlook key information included in the prospectus, here are a few tips:

Mutual fund goals and
objectives

The investment objectives of the mutual funds, as well as the strategies that back these objectives, are stated in the prospectus. You can also learn more about the specific types of investments that are included in each fund's portfolio. It's important to make sure the fund's goals and objectives match your own.

Associated risks

Investing always involves some level of risk. The risk a fund is willing to assume is referred to as "Investment Risks" in the prospectus. Re-examine your financial goals and make sure the fund's risk tolerance matches your own.

Performance record

To learn about past performance of your LB Family of Funds investments, refer to "Total Investment Return at Net Asset Value" in the section "Financial Highlights." You will find a 10-year track record, except in the case of newer funds. Keep in mind, past performance is no guarantee of future results.

Summary of fund expenses

To help investors monitor mutual fund expenses, locate the table listing sales and management fees.

Tax information

The LB Family of Funds Prospectus also contains the policy and tax status regarding each fund's distributions.

Shareholder services

This section describes shareholder services and how they work. If you have questions, call LBSC toll free or contact your LBSC registered representative.

A new prospectus is issued each year, and it's important to review the updates for revisions that may affect you. After reviewing your prospectus, file it with your other financial documents for future reference.


Looking for specifics?
Read the annual report
(Pages A1-A58)

The LB Family of Funds prospectus describes the types of investments and general policies that portfolio managers must use in the day-to-day management of the funds. The annual and semi-annual reports provide you with specifics on how the portfolio managers are going about the task. Following are a few important things to review:

Portfolio of Investments
(Pages A3-A43)

Here's where you find out exactly what your fund owns. This section lists the individual securities held in the portfolio along with their value. The individual securities are grouped by investment category.

Portfolio Manager Reviews
(Pages 4-19)

Overview

This section describes the economic climate and market environment of the preceding six- or 12-month period, and how those factors affected fund performance. Portfolio managers also discuss specific strategies used to deal with these market factors, and any resulting changes in the fund's portfolio.

A fund portfolio composition chart is provided, showing the categories of securities owned, by percentage, at the end of the perio D. Also provided is a summary of the fund's top holdings or credit ratings of securities held in the portfolio.

Fund Performance and Benchmark Comparisons

How much has your investment grown? The 10-year performance of each fund and its corresponding market index are charted for your review. Included are one-, five- and 10-year annualized total returns. For newer funds without five- or 10-year performance, returns since inception are reported. Keep in mind, past performance is not an indicator of future results.

This page does not constitute part of
the prospectus or annual report.



Economic and Market Overview                    October 31, 1997

Prices for stocks and bonds increased strongly in the 12 months ended October 31, 1997. During that time, economic growth and corporate earnings remained healthy, while inflation and interest rates eased. Despite occasional volatility, the Standard & Poor's 500 Index earned a total return of 32.09%, and the Lehman Brothers Aggregate Bond Index returned 8.89%.

For much of the year, investors worried that economic growth would accelerate enough to push inflation and interest rates higher. Instead, while growth remained strong, inflation and long-term interest rates fell. The only Federal Reserve interest rate increase during the period came in March of 1997 -- a modest increase of 0.25% in the federal funds rate. This caused bond prices to resume their advance, and the yield on 30-year U.S. Treasury bonds declined to 6.15% by the end of October.

Strength at Home, Weakness Abroad

For U.S. stocks, this was the third consecutive year of total returns that nearly tripled their historical yearly average. Stocks benefited from further corporate earnings growth as well as strong demand and reduced supply. Despite an active initial public offerings market, mergers and stock buyback programs helped shrink the supply of outstanding stock.

Returns were more modest for stocks overseas. Although stocks in Europe advanced strongly on continued economic growth, stocks in Japan suffered from ongoing economic woes -- aggravated by currency problems among its trading partners in the Far East. These divergent performances produced a 12-month total return of 4.92% for the Morgan Stanley Capital International Europe, Australia, Far East (EAFE) Index.

Sector Performance

During the year, individual market sectors took somewhat different paths. At the end of 1996, concerns about slower economic growth and earnings drove investors to stocks of large companies with proven earnings. However, by the second quarter of 1997, with prices for large-company stocks quite expensive, investors saw that economic growth was continuing and turned to the better values of small- and medium-company stocks. By the third quarter, stocks of smaller firms were outperforming large-company shares.

By the end October, prices for U.S. Treasury bonds had outperformed prices for corporate and municipal bonds. With close ties to company earnings, price gains for corporate bonds were limited by investor doubts about the sustainability of the economy. After outperforming Treasuries when interest rates were rising, municipals underperformed when falling interest rates caused greater supply relative to demand. Municipals and corporates also lagged as the flight to quality during October's foreign currency crisis caused heavy demand for U.S. Treasuries from investors worldwide.

More Moderate Gains Likely

Although exports to the Far East only account for about 5% of total U.S. goods and services, many American companies may experience a decrease in earnings if those exports recede. Earnings gains may also decelerate from slower U.S. economic growth.

Overall, however, the investment picture looks bright. Modest economic growth should mean reasonable inflation and interest rates -- which would help sustain the current economic expansion. With the U.S. budget in balance for the first time in many years, there is now more money available for the private capital investments needed to keep an expansion alive. The extra wealth accumulated from the strong investment returns of recent years should also help support new growth.

Of course, stock prices remain high versus future earnings. With weaker earnings, stock prices may advance less strongly and remain vulnerable to periodic corrections. Given the positive economic backdrop, however, this may simply mean that stock market returns are closer to their historical average of 10%, instead of the 20% to 30% returns of recent years. Inflation fears may occasionally weaken bond prices in the year to come. However, lower budget deficits and slower growth should keep inflation at bay, and leave interest rates at or below today's levels. As a result, U.S. bonds should remain attractive to investors here and abroad.

This page is part of the annual report.



LB Opportunity Growth Fund

[GRAPHIC OMITTED: PHOTO OF Michael A. Binger]

Michael A. Binger is a Chartered Financial Analyst and was named portfolio manager for the LB Opportunity Growth Fund in October 1994. He has been with Lutheran Brotherhood since 1987. Prior to managing this fund, Mike served as portfolio manager for Lutheran Brotherhood's Convertible Securities Portfolio.

Investment Objective:
To seek long-term growth of capital by investing in small-company stocks.

Fund Facts
Inception Date:   1/8/93
Shareholder
Accounts:         57,440
Total Assets
(in millions):    $311.4

As stock prices rose in the past year, stocks of smaller companies participated in the advance -- earning returns that were much higher than their historical averages. Because investors were often concerned about future earnings, however, they tended to favor stocks of larger companies with proven earnings. This was especially true late in 1996 and early in 1997. Then, as stocks of larger companies grew more expensive, investors turned to the more attractive values in stocks of smaller firms -- those with market capitalizations of less than $1 billion. This helped the small-cap sector rebound sharply.

[GRAPHIC PIE CHART OMITTED: Portfolio Composition (% of Portfolio)]

      Portfolio Composition
       (% of Portfolio)
Short-Term Securities       5.6%
Common Stocks              94.4%


[GRAPHIC OMITTED: Top 10 Holdings]

Top 10 Holdings                             % of Portfolio
FPA Medical Management, Inc.                     2.2%
BMC Industries, Inc.                             2.2%
Steiner Leisure Ltd.                             2.0%
Cameron Ashley Building Products                 2.0%
AXENT Technologies, Inc.                         1.9%
Complete Management, Inc.                        1.9%
ICN Pharmaceuticals, Inc.                        1.7%
Signature Resorts, Inc.                          1.7%
Atrix Laboratories, Inc.                         1.6%
Memtec Ltd., ADR                                 1.5%

These holdings represent 18.7% of the Fund's total investment portfolio.

While small-company stocks were out of favor, stocks with market capitalizations under $250 million -- where the LB Opportunity Growth Fund focuses its investments -- were hit especially hard. By making minor adjustments to the Fund's portfolio to mitigate this effect, while maintaining basic investment strategies that have outperformed over time, we improved the Fund's performance significantly in the second half of the reporting period. Underperformance in the first half, however, caused the Fund to underperform for the period as a whole.

For the 12 months ended October 31, 1997, the Fund had a total return (based on NAV) of 7.52%. That compares to an average return of 26.49% for small-company growth funds tracked by Lipper
Analytical Services and a return of 29.33% for the Russell 2000
Index.

Managing Volatility

During the year we continued to focus on industries with above-average potential for long-term growth, and companies with unique products, quality management and strong earnings. We also closely re-examined every holding in the portfolio to assure none of these companies were showing signs of long-term earnings problems. We chose to remain overweighted in technology and health care stocks -- believing these sectors have among the best growth opportunities in the American economy.

[GRAPHIC BAR CHART OMITTED: Top 10 Sectors]

                      Top 10 Sectors
Services                                         9.2%
Drug & Health Care                               8.6%
Leisure & Entertainment                          7.7%
Healthcare Management                            7.1%
Real Estate Investment Trust                     6.5%
Oil & Oil Service                                6.1%
Computer Software                                5.4%
Pollution Control                                4.7%
Telecommunications Equipment                     4.7%
Electronics                                      4.5%

These sectors represent 64.5% of the Fund's total investment portfolio.

To further diversify the Fund in a volatile stock market, we traded some technology and health care shares for stocks of financial and energy firms. We made these purchases when prices were especially attractive, concentrating on real estate investment trusts in the financial sector and oil exploration and production companies in the energy sector.

We also added investments in firms with market capitalizations over $500 million, which should help further reduce the Fund's volatility. This is a natural evolution for a small-company stock fund with growing assets and should have little effect on the Fund's potential for long-term growth.

[GRAPHIC WORM CHART OMITTED: Performance Through October 31, 1997] Growth of $10,000 Invested Since 1/31/93

INSET BOX ON CHART READS:

LB Opportunity Growth Fund
Annualized Total Returns*
-----------------------------------------------------
Net Asset Value
Since Inception
1/8/93                                        17.11%
1 Year                                         7.52%

Public Offering Price
Since Inception
1/8/93                                        16.13%
1 Year                                         3.20%

*See accompanying notes to Portfolio Management Reviews.


                                             Lipper
                                             Average
                                             Small Co.
                                             Growth
                  LBOGF      Russell 2000    Stocks          CPI
Month End         Total      Total           Total           Total
Date              Value      Value           Value           Value
-----------      -------     -------         -------        -------
    1/31/93      $10,000     $10,000         $10,000        $10,000
    2/28/93        9,156       9,769           9,608         10,035
    3/31/93        9,512      10,086           9,934         10,070
    4/30/93        9,267       9,809           9,619         10,098
    5/31/93        9,967      10,243          10,127         10,112
    6/30/93       10,122      10,307          10,206         10,126
    7/31/93       10,055      10,449          10,263         10,126
    8/31/93       10,755      10,900          10,737         10,154
    9/30/93       11,443      11,208          11,076         10,175
   10/31/93       11,831      11,497          11,232         10,217
   11/30/93       11,387      11,122          10,886         10,224
   12/31/93       11,687      11,503          11,348         10,224
    1/31/94       11,964      11,863          11,650         10,252
    2/28/94       11,842      11,820          11,643         10,288
    3/31/94       11,043      11,197          11,014         10,323
    4/30/94       11,121      11,263          11,016         10,337
    5/31/94       10,699      11,137          10,778         10,344
    6/30/94       10,078      10,762          10,388         10,379
    7/31/94       10,433      10,938          10,451         10,407
    8/31/94       11,343      11,547          11,048         10,449
    9/30/94       11,509      11,508          11,285         10,477
   10/31/94       11,942      11,462          11,275         10,484
   11/30/94       11,698      10,999          10,848         10,498
   12/31/94       11,998      11,295          11,265         10,498
    1/31/95       11,476      11,153          11,229         10,540
    2/28/95       12,087      11,617          11,539         10,582
    3/31/95       12,531      11,816          11,892         10,617
    4/30/95       12,619      12,079          12,050         10,652
    5/31/95       12,963      12,286          12,232         10,673
    6/30/95       14,140      12,924          12,880         10,694
    7/31/95       15,716      13,669          13,823         10,694
    8/31/95       15,971      13,962          14,062         10,722
    9/30/95       16,315      14,212          14,375         10,743
   10/31/95       15,350      13,577          13,864         10,778
   11/30/95       16,049      14,147          14,366         10,771
   12/31/95       16,523      14,521          14,592         10,764
    1/31/96       16,249      14,505          14,520         10,827
    2/29/96       17,315      14,957          15,088         10,863
    3/31/96       17,698      15,267          15,450         10,919
    4/30/96       19,393      16,084          16,600         10,961
    5/31/96       20,759      16,717          17,262         10,982
    6/30/96       19,338      16,030          16,594         10,989
    7/31/96       17,630      14,631          15,222         11,010
    8/31/96       18,682      15,481          16,109         11,031
    9/30/96       20,158      16,086          16,919         11,066
   10/31/96       18,614      15,839          16,601         11,101
   11/30/96       17,944      16,491          17,108         11,122
   12/31/96       18,532      16,923          17,381         11,122
    1/31/97       18,887      17,262          17,769         11,157
    2/28/97       17,174      16,844          17,149         11,192
    3/31/97       15,261      16,049          16,291         11,220
    4/30/97       14,535      16,094          16,238         11,234
    5/31/97       16,757      17,883          18,111         11,227
    6/30/97       17,683      18,651          19,098         11,241
    7/31/97       18,686      19,518          20,250         11,255
    8/31/97       19,134      19,965          20,663         11,276
    9/30/97       21,340      21,426          22,205         11,304
   10/31/97       20,013      20,486          21,239         11,332

As you compare performance, please note that the LB Opportunity Growth Fund's performance reflects the maximum 4% sales charge. The performance of the Russell 2000 index does not reflect any such charges. If you were to purchase any of the individual stocks represented in this index, any sales charges you would pay would reduce your total return as well.

Positioned for Further Market Fluctuations

If economic growth slows, or accelerates enough to drive interest rates higher, smaller companies could find it especially hard to meet their sales and earnings forecasts. The small-cap stock sector could thus experience more volatility in the months ahead than the stock market as a whole.

With its focus on buying positions at reasonable prices of quality companies with niche products, we believe the LB Opportunity Growth Fund is well positioned to weather such fluctuations. As the Fund continues to grow, and adds holdings in larger firms for added liquidity, it should be even better prepared for volatility. We will continue to take advantage of any weakness in prices to add stocks of companies with superior growth rates and low price-to-earnings ratios.




LB Mid Cap Growth Fund

[GRAPHIC OMITTED: PHOTO OF Brian L. Thorkelson]

Brian L. Thorkelson is portfolio manager for the Lutheran Brotherhood Mid Cap Growth Fund. He joined Lutheran Brotherhood in 1987, working for five years as a bond trader and another five years as an equity analyst for several Lutheran Brotherhood portfolios.

Investment Objective:
To seek long-term growth of capital by investing in common stocks of medium-sized companies.

Fund Facts
Inception Date:  5/30/97
Shareholder
Accounts:          4,204
Total Assets
(in millions):     $14.6

As the Fund was launched on May 30, 1997, stocks of medium-sized companies were ending a period of lackluster performance and beginning a strong rally that would take them through the summer and early autumn. Strong economic factors such as growth in corporate profits, low inflation and moderate interest rates combined with healthy investor demand to push up prices of medium-capitalization issues. Though the October market correction dealt a blow to returns, the Fund still produced strong returns in its first five months of operation.

From the inception date of May 30, 1997, through October 31, 1997, the Fund had a total return (based on NAV) of 11.68%. That compares to an average return of 13.20% for mid-cap growth funds tracked by Lipper Analytical Services and a return of 14.15% for the Standard & Poor's 400 Mid-Cap Index.

[GRAPHIC OMITTED: Top 10 Holdings]

Top 10 Holdings                             % of Portfolio
Outdoor Systems, Inc.                            1.8%
MedPartners, Inc.                                1.7%
Clear Channel Communications, Inc.               1.5%
Cambridge Technology Partners, Inc.              1.4%
Forest Laboratories, Inc.                        1.4%
Southwest Airlines Co.                           1.4%
PMI Group                                        1.3%
Adaptec, Inc.                                    1.3%
Borders Group, Inc.                              1.3%
Avery Dennison Corp.                             1.3%

These holdings represent 14.4% of the Fund's total investment portfolio.

Strong Mid-Cap Sectors

In the second half of the period, energy, financial and technology holdings performed particularly well for the Fund. Energy firms such as Diamond Offshore and Cooper Cameron, which specialize in the construction and servicing of offshore oil drilling rigs, were especially strong, benefiting from new technology that is taking exploration into deeper water in search of additional oil deposits.

The Fund's financial holdings, particularly those of regional banks such as TCF Financial and Summit Bancorp, benefited from lower bond yields and industry consolidation. Certain technology holdings were also strong performers, especially computer software and services holdings, such as Cambridge Technology Partners. Other segments of the technology sector were somewhat lackluster, especially producers of semi-conductors, who were negatively impacted by the currency crisis in Asian countries. These countries represent a major market for U.S. semi-conductors and should continue to be primary buyers of exported U.S. technology when the crisis is resolved.

[GRAPHIC PIE CHART OMITTED: Portfolio Composition (% of Portfolio)]

      Portfolio Composition
       (% of Portfolio)
Short-Term Securities      14.4%
Common Stocks              85.6%

Strategies for a Young Fund

The Fund focuses on companies with strong growth in revenues and earnings, market leadership positions within their industry, and seasoned management teams. We'll maintain diversification across most industries and stay relatively sector-neutral to our competitive universe of mid-cap equity funds. We continue to like sectors such as technology and health care because the United States is the leading developer and exporter in these areas, representing good potential for long-term growth.

If the U.S. economy continues to be strong and greater weakness surfaces in foreign markets, we may give slightly more emphasis to retail issues, which are not exposed to foreign economic woes. However, a quick resolution to the economic problems in the Asian markets might lead us to give greater emphasis to technology issues, which would benefit from a healthy economy in the Pacific Rim.

[GRAPHIC BAR CHART OMITTED: Top 10 Sectors]

                    Top 10 Sectors
Services                                        13.1%
Bank & Finance                                  10.6%
Electronics                                      5.6%
Drugs & Health Care                              5.5%
Retail                                           5.5%
Computers & Office Equipment                     4.8%
Healthcare Management                            4.6%
Mining & Metals                                  3.5%
Chemicals                                        3.5%
Media                                            3.3%

These sectors represent 60% of the Fund's total investment portfolio.

A Good Source of Diversification

The Fund is comprised of leading medium-sized U.S. companies, such as those represented by the Standard & Poor's 400 Mid-Cap index. Historically, mid-cap stocks have provided somewhat less-volatile returns than small-cap stocks, but greater return potential than large-cap stocks. When used in conjunction with a variety of other asset classes, the Fund should provide an excellent means of diversification for the long-term, growth investor.

The LB Mid Cap Growth Fund was introduced on May 30, 1997.
Given its limited performance history, the growth of a $10,000 investment in the Fund is not illustrated in this report.






LB World Growth Fund

[GRAPHIC OMITTED: PHOTO OF MARTIN G. WADE]

Martin G. Wade is president of Rowe Price-Fleming, the investment subadvisor for the LB World Growth Fund. He leads a team of 12 portfolio managers who have managed the assets of the LB World Growth Fund since its inception in September of 1995. Martin has been working in research and investment management since 1968 and has been with Rowe Price Fleming since 1979.

Investment Objective:
To seek long-term growth of capital by investing primarily in common stocks of established companies outside the United States.

Fund Facts
Inception Date:    9/5/95
Shareholder
Accounts:          17,312
Total Assets
(in millions):      $75.1

Stock markets overseas had significantly divergent returns in the year ended October 31, 1997. Although stocks advanced strongly in Europe, they fell sharply in Japan and the Far East. This discrepancy persisted for most of the year, but became greater near the end -- when foreign currency problems in Asia sent stocks tumbling there.

During the period, we underweighted the LB World Growth Fund in Japanese stocks versus the Morgan Stanley Capital International Europe, Australia, Far East (EAFE) Index. This -- plus positive contributions from Latin American stocks, which are not represented in the Index -- helped the Fund outperform its market benchmark.

[GRAPHIC PIE CHART OMITTED: Portfolio Composition (% of Portfolio)]

      Portfolio Composition
       (% of Portfolio)
Short-Term Securities       6.4%
Common Stocks & Warrants   93.1%
Preferred Stocks            0.5%

For the 12 months ended October 31, 1997, the LB World Growth Fund had a total return (based on NAV) of 7.38%, compared with a return of 4.92% for the EAFE Index. The Fund underperformed the average return for international funds tracked by Lipper Analytical Services, which was 10.40% for the period. This was partly because the Fund had somewhat higher positions in Southeast Asia than its peers. In addition, whereas the Fund held growth stocks that lagged after a long period of outperformance, other international funds focused on stocks with strong ties to economic growth cycles -- many of which performed well during the year.

[GRAPHIC OMITTED: Top 10 Holdings]

                                                 % of
Top 10 Holdings                Country           Portfolio
Royal Dutch Petroleum         Netherlands          2.6%
National Westminster Bank     United Kingdom       2.1%
Novartis AG                   Switzerland          2.1%
Wolters Kluwer                Netherlands          2.0%
SmithKline Beecham plc        United Kingdom       1.7%
Telecomunicacoes Brasilias
  ADR (USD)                   Brazil               1.5%
Reed International plc        United Kingdom       1.5%
Shell Transport & Trading     United Kingdom       1.4%
Elsevier                      Netherlands          1.4%
Roche Holdings                Switzerland          1.4%

These holdings represent 17.7% of the Fund's total investment portfolio.

Out of Harm's Way

When the reporting period began, Japanese stocks accounted for 22.6% of Fund assets, versus 35% of the EAFE Index. Japanese stocks performed well early in the period, helped by a boom in exports and a strong service sector. However, an increase in Japan's sales tax significantly weakened its economy and stock prices in the months that followed. During this time we favored Japanese technology companies and firms with strong export exposure.

Throughout the year, we invested a portion of the Fund's assets in stocks from Latin America. Although these Latin American holdings suffered during the October downturn in emerging markets, they performed extremely well earlier in the year. During the period we focused the Fund's Latin American investments in Brazil, with an emphasis on large utility stocks like Telecomunicacoes Brasilias that are at the center of national privatization reforms.

[GRAPHIC OMITTED: Top 10 Countries]

      Top 10 Countries
Japan                   21.3%
United Kingdom          16.6%
Netherlands             11.0%
France                   7.9%
Switzerland              6.5%
Germany                  5.0%
Italy                    3.2%
Sweden                   3.2%
Hong Kong                2.6%
Brazil                   2.4%

These countries represent 79.7% of the
Fund's total investment portfolio.

For most of the period the Fund's weighting in Europe was similar to the representation of European stocks in the EAFE Index. While economies in the Far East faltered, economies in Europe made steady progress -- helping European stocks perform strongly. As in the United States, stocks in Europe have also benefited from a wave of mergers and acquisitions. During the period, we continued to find European stocks with strong potential for earnings growth at attractive valuations, which added to the Fund's performance.

[GRAPHIC WORM CHART OMITTED: Performance Through October 31, 1997] Growth of $10,000 Invested Since 9/30/95


INSET BOX ON CHART READS:


LB World Growth Fund
Annualized Total Returns*
-----------------------------------------------------
Net Asset Value
Since Inception
9/5/95                                         8.79%
1 Year                                         7.38%

Public Offering Price
Since Inception
9/5/95                                         6.80%
1 Year                                         3.04%

*See accompanying notes to Portfolio Management Reviews.


                        Morgan
                        Stanley          Lipper
                        Capital          Average
                        International    International
                        International    Stocks
            LBWGF       EAFE Index       Fund            CPI
Month End   Total       Total            Total           Total
Date        Value       Value            Value           Value
---------   -------     -------          -------         -------
  9/30/95   $10,000     $10,000          $10,000         $10,000
 10/31/95     9,430       9,734            9,790          10,033
 11/30/95     9,508      10,008            9,893          10,026
 12/31/95     9,817      10,413           10,203          10,020
  1/31/96    10,041      10,458           10,413          10,078
  2/29/96    10,108      10,495           10,443          10,111
  3/31/96    10,265      10,721           10,625          10,163
  4/30/96    10,567      11,035           10,957          10,202
  5/31/96    10,522      10,834           10,899          10,222
  6/30/96    10,634      10,898           10,975          10,228
  7/31/96    10,298      10,582           10,581          10,248
  8/31/96    10,444      10,607           10,691          10,268
  9/30/96    10,679      10,892           10,919          10,300
 10/31/96    10,612      10,783           10,829          10,333
 11/30/96    11,093      11,214           11,290          10,352
 12/31/96    11,135      11,073           11,320          10,352
  1/31/97    10,977      10,688           11,247          10,385
  2/28/97    11,090      10,865           11,394          10,418
  3/31/97    11,068      10,907           11,421          10,444
  4/30/97    11,135      10,967           11,449          10,457
  5/31/97    11,869      11,683           12,144          10,450
  6/30/97    12,378      12,331           12,702          10,463
  7/31/97    12,705      12,533           13,039          10,477
  8/31/97    11,531      11,599           12,078          10,496
  9/30/97    12,299      12,251           12,839          10,522
 10/31/97    11,395      11,311           11,862          10,548

As you compare performance, please note that the LB World Growth Fund's performance reflects the maximum 4% sales charge. The performance of the EAFE index does not reflect any such charges. If you were to purchase any of the individual stocks represented in this index, any sales charges you would pay would reduce your total return as well.

A Good Balance

It is important for international investors to look past the market turbulence of recent months to the long-term prospects for foreign economies and stock prices. We believe that the LB World Growth Fund has a good balance between established economies with quality companies at reasonable valuations, and less-developed markets with a higher ratio of risk and reward.

With improving growth, rising exports and stable currencies, we believe stock valuations in Europe remain reasonable. We expect, therefore, to maintain a large exposure to stock markets there. While economic prospects in the Far East are less certain, attractive valuations are beginning to emerge there. This may be especially true in Japan, which hosts some of the world's most globally-competitive companies, such as Sony, Canon and Mitsubishi. However, the long-term outlook for economic growth and stock gains in that region remains quite strong.






LB Fund

[GRAPHIC OMITTED: PHOTO OF JAMES M. WALLINE]

James M. Walline is a Chartered Financial Analyst and portfolio manager for the LB Fund. He is a vice president of Lutheran Brotherhood and has managed the Fund since 1994. He has been with Lutheran Brotherhood Research Corp. since its inception in 1970.

Investment Objective:
To seek long-term growth of capital by investing in the stocks of leading U.S. companies.

Fund Facts
Inception Date:    6/2/70
Shareholder
Accounts:          90,042
Total Assets
(in millions):     $989.8

With strong gains in stock prices and changing outlooks for the economy in the past year, investors were cautious, favoring stocks with solid historical earnings. By maintaining a core group of companies that dominate their respective industries, and a mix of investments that could thrive in varying economic climates, the LB Fund earned healthy returns for the 12 months ended October 31, 1997, which was comparable with other funds in its class.

[GRAPHIC PIE CHART OMITTED: Portfolio Composition (% of Portfolio)]

       Portfolio Composition
        (% of Portfolio)
Short-Term Securities       1.7%
Common Stocks              98.3%

During that period, the Fund had a total return (based on NAV) of 26.99%. This compared to an average return of 28.26% for growth and income funds tracked by Lipper Analytical Services. With a sizable representation in stocks of smaller companies, which performed especially well in the third quarter of 1997, the S&P 500 Index had a return of 32.09% for the period.

[GRAPHIC OMITTED: Top 10 Holdings]

Top 10 Holdings                             % of Portfolio
Halliburton Co.                                  2.0%
Cisco Systems, Inc.                              2.0%
Exxon Corp.                                      2.0%
Sara Lee Corp.                                   2.0%
U.S. Bancorp                                     2.0%
Merck & Co., Inc.                                2.0%
Ameritech Corp.                                  2.0%
SBC Communications, Inc.                         2.0%
Dover Corp.                                      2.0%
Amoco Corp.                                      2.0%

These holdings represent 20% of the Fund's total investment portfolio.

Strong Performers

For much of the year investors favored stocks of larger firms for their more reliable earnings and greater liquidity. In the first half of the period, the LB Fund enjoyed strong performances from leading financial stocks like MBNA, major health care stocks like Abbott Laboratories and Johnson & Johnson, and large technology stocks like Microsoft. As stock prices rose, we traded stocks that had already met our growth expectations for issues in the same industry sectors that we believed to have better value.

In the second half of the period, the Fund earned strong returns from energy stocks like Halliburton, drug stocks like Eli Lilly, Pfizer and Warner Lambert, and technology stocks like Lucent Technologies. With stock prices reaching record levels, we took several steps to limit the Fund's risk. While this somewhat restrained the Fund's advance during the summer, it helped fulfill the Fund's investment objectives. We continued to emphasize stocks with attractive values. With this in mind, we sold shares of Halliburton and Boeing and bought shares of Household International -- a financial services firm with a broad range of operations. When stock prices weakened in August and October, we took the opportunity to add to many existing positions whose long-term prospects remained strong.

[GRAPHIC BAR CHART OMITTED: Top 10 Sectors]

                       Top 10 Sectors
Bank & Finance                                  15.3%
Oil & Oil Service                               10.1%
Drugs & Health Care                              9.9%
Conglomerates                                    6.9%
Leisure & Entertainment                          5.9%
Household Products                               5.8%
Telecommunications Equipment                     5.1%
Food & Beverage                                  5.0%
Retail                                           5.0%
Telephone & Telecommunications                   5.0%

These sectors represent 74% of the Fund's total investment portfolio.

Growth at a Reasonable Price

With sustained economic growth and low inflation, stock prices for large companies should continue to rise -- even though they are now quite high. We expect, therefore, to remain fully invested and maintain industry sector weightings that are similar to those for the S&P 500 Index. To achieve those weightings, we will periodically rebalance the Fund's holdings as some sectors outperform others.

As before, we will focus on companies that provide good value to the Fund. We will also maintain our emphasis on leading companies within industry sectors -- looking for firms with excellent long-term growth prospects that can be purchased at a reasonable price.

[GRAPHIC WORM CHART OMITTED: Performance Through October 31, 1997] Growth of $10,000 Invested Since 4/30/87


INSET BOX ON CHART READS:


LB Fund
Annualized Total Returns*
-----------------------------------------------------
Net Asset Value
10 Years                                      14.26%
5 Years                                       15.81%
1 Year                                        26.99%

Public Offering Price
10 Years                                      13.80%
5 Years                                       14.87%
1 Year                                        21.92%

*See accompanying notes to Portfolio Management Reviews.


                                                Lipper
                                                Average
                             S & P 500          Growth &
               LBF           Stock Index        Income      CPI
  Month End    Total         Total              Total       Total
  Date         Value         Value              Value       Value
 --------      -------       -------            -------     -------
 10/31/87      $10,000       $10,000            $10,000     $10,000
 11/30/87        9,025         9,173              9,434      10,014
 12/31/87        9,649         9,872             10,039      10,012
  1/31/88        9,867        10,300             10,447      10,038
  2/29/88       10,189        10,761             10,929      10,064
  3/31/88        9,858        10,434             10,763      10,107
  4/30/88        9,893        10,564             10,852      10,159
  5/31/88        9,907        10,632             10,864      10,194
  6/30/88       10,300        11,129             11,368      10,237
  7/31/88       10,182        11,100             11,292      10,281
  8/31/88        9,897        10,708             11,019      10,324
  9/30/88       10,281        11,167             11,401      10,393
 10/31/88       10,512        11,491             11,595      10,428
 11/30/88       10,351        11,308             11,429      10,437
 12/31/88       10,541        11,508             11,625      10,454
  1/31/89       11,275        12,362             12,293      10,506
  2/28/89       11,021        12,034             12,122      10,549
  3/31/89       11,314        12,321             12,371      10,610
  4/30/89       11,853        12,977             12,877      10,680
  5/31/89       12,265        13,475             13,310      10,740
  6/30/89       12,158        13,409             13,243      10,766
  7/31/89       13,292        14,634             14,139      10,792
  8/31/89       13,742        14,905             14,437      10,810
  9/30/89       13,700        14,845             14,371      10,844
 10/31/89       12,883        14,513             13,959      10,896
 11/30/89       13,313        14,794             14,168      10,923
 12/31/89       13,345        15,150             14,363      10,940
  1/31/90       12,376        14,147             13,545      11,053
  2/28/90       12,485        14,304             13,719      11,105
  3/31/90       12,839        14,692             14,012      11,165
  4/30/90       12,618        14,340             13,670      11,183
  5/31/90       13,976        15,708             14,731      11,209
  6/30/90       14,061        15,615             14,713      11,270
  7/31/90       13,989        15,576             14,598      11,313
  8/31/90       12,846        14,153             13,441      11,417
  9/30/90       12,168        13,467             12,785      11,512
 10/31/90       12,160        13,424             12,588      11,582
 11/30/90       12,798        14,276             13,325      11,608
 12/31/90       13,086        14,674             13,712      11,608
  1/31/91       13,728        15,328             14,377      11,677
  2/28/91       14,611        16,397             15,316      11,695
  3/31/91       14,877        16,801             15,671      11,712
  4/30/91       14,958        16,857             15,684      11,729
  5/31/91       15,643        17,559             16,312      11,764
  6/30/91       14,772        16,763             15,622      11,799
  7/31/91       15,533        17,564             16,277      11,816
  8/31/91       16,003        17,959             16,650      11,851
  9/30/91       15,736        17,661             16,500      11,903
 10/31/91       16,069        17,921             16,752      11,920
 11/30/91       15,484        17,176             16,092      11,955
 12/31/91       17,374        19,142             17,684      11,964
  1/31/92       17,115        18,807             17,680      11,981
  2/28/92       17,294        19,026             17,979      12,024
  3/31/92       16,855        18,657             17,668      12,085
  4/30/92       16,975        19,228             17,945      12,102
  5/31/92       17,132        19,294             18,057      12,120
  6/30/92       16,722        19,011             17,694      12,163
  7/31/92       17,232        19,812             18,285      12,189
  8/31/92       16,917        19,386             17,939      12,224
  9/30/92       17,154        19,612             18,153      12,259
 10/31/92       17,489        19,703             18,267      12,302
 11/30/92       18,234        20,345             18,941      12,319
 12/31/92       18,381        20,600             19,227      12,311
  1/31/93       18,735        20,790             19,444      12,371
  2/28/93       18,795        21,051             19,588      12,415
  3/31/93       19,339        21,497             20,094      12,458
  4/30/93       19,012        21,002             19,726      12,493
  5/31/93       19,486        21,529             20,187      12,510
  6/30/93       19,551        21,599             20,250      12,528
  7/31/93       19,381        21,535             20,232      12,528
  8/31/93       19,953        22,331             20,972      12,562
  9/30/93       19,920        22,159             20,960      12,588
 10/31/93       20,123        22,640             21,257      12,640
 11/30/93       19,600        22,400             20,968      12,649
 12/31/93       19,978        22,680             21,425      12,649
  1/31/94       20,689        23,467             22,094      12,684
  2/28/94       20,125        22,808             21,663      12,727
  3/31/94       19,147        21,818             20,755      12,770
  4/30/94       19,192        22,117             20,950      12,788
  5/31/94       19,407        22,442             21,152      12,796
  6/30/94       18,875        21,892             20,669      12,840
  7/31/94       19,442        22,634             21,238      12,875
  8/31/94       20,145        23,547             22,049      12,927
  9/30/94       19,805        22,967             21,559      12,961
 10/31/94       20,101        23,503             21,792      12,970
 11/30/94       19,282        22,631             20,990      12,987
 12/31/94       19,296        22,963             21,213      12,987
  1/31/95       19,764        23,576             21,516      13,039
  2/28/95       20,323        24,477             22,323      13,091
  3/31/95       20,687        25,209             22,897      13,135
  4/30/95       21,294        25,963             23,458      13,178
  5/31/95       21,993        26,962             24,215      13,204
  6/30/95       22,714        27,590             24,724      13,230
  7/31/95       23,725        28,526             25,535      13,230
  8/31/95       23,461        28,583             25,680      13,265
  9/30/95       24,345        29,786             26,474      13,291
 10/31/95       24,391        29,700             26,180      13,334
 11/30/95       25,519        30,980             27,332      13,326
 12/31/95       25,479        31,578             27,810      13,317
  1/31/96       26,195        32,673             28,567      13,395
  2/29/96       26,516        32,954             28,947      13,438
  3/31/96       26,652        33,277             29,317      13,508
  4/30/96       27,172        33,783             29,745      13,560
  5/31/96       27,642        34,618             30,304      13,586
  6/30/96       27,481        34,753             30,262      13,595
  7/31/96       26,154        33,230             28,967      13,621
  8/31/96       26,861        33,922             29,758      13,647
  9/30/96       28,263        35,825             31,126      13,690
 10/31/96       28,686        36,835             31,755      13,733
 11/30/96       30,775        39,605             33,880      13,759
 12/31/96       29,867        38,821             33,460      13,759
  1/31/97       31,746        41,270             34,882      13,803
  2/28/97       31,693        41,572             35,087      13,846
  3/31/97       30,455        39,859             33,817      13,881
  4/30/97       32,311        42,254             35,068      13,898
  5/31/97       33,926        44,794             37,218      13,890
  6/30/97       35,365        46,805             38,666      13,907
  7/31/97       37,980        50,531             41,570      13,924
  8/31/97       35,850        47,691             40,027      13,950
  9/30/97       37,536        50,319             42,049      13,985
 10/31/97       36,428        48,658             40,539      14,020

As you compare performance, please note that the LB Fund's performance reflects the maximum 4% sales charge. The performance of the S&P 500 index does not reflect any such charges. If you were to purchase any of the individual stocks represented in this index, any sales charges you would pay would reduce your total return as well.





LB High Yield Fund

[GRAPHIC OMITTED: PHOTO OF THOMAS N. HAAG]

Thomas N. Haag, an assistant vice president of Lutheran Brotherhood, is a Chartered Financial Analyst and portfolio manager for the LB
High Yield Fund. He has managed the Fund since January 1992, and has been with Lutheran Brotherhood since 1986.

Investment Objective:
To seek high current income and growth of capital by investing primarily in high-yielding ("junk") corporate bonds.

Fund Facts
Inception Date:   4/3/87
Shareholder
Accounts:         57,840
Total Assets
(in millions):    $862.9

In an environment of falling interest rates and positive economic growth, the returns for high-yield corporate bonds far outpaced those of other income-oriented securities in the past year.
High-yielding corporate bonds performed strongly during most of the year, though they were hit hard when bond prices fell from February to April, and when foreign economic problems rocked U.S. stocks in October.

[GRAPHIC PIE CHART OMITTED: Portfolio Composition (% of Portfolio)]

                   Portfolio Composition
                    (% of Portfolio)
Common Stocks and Stock Warrants                3.0%
Short-Term Securities                           2.7%
Corporate Bonds                                80.9%
Convertible Preferred Stocks                    4.5%
Non-Convertible Preferred Stocks                8.9%

Among the best performers were zero-coupon bonds and bonds of media and telecommunications companies, where the LB High Yield Fund has been heavily invested for some time. By holding these issues, and keeping the average maturity of its investments on the long side, the Fund earned a competitive return for the 12 months ended October 31, 1997.

Over that time the Fund earned a total return (based on NAV) of 14.43%. That compares with an average return of 14.47% for high-yield bond funds tracked by Lipper Analytical Services, and a return of 13.72% for the Lehman Brothers High-Yield Index.

Adding Stability

We've invested a large part of the Fund in media and telecommunications issues because we believe deregulation in that industry offers these securities the potential for strong performance. The somewhat lower average credit quality and longer average maturities of these issues make them more vulnerable to price corrections, but also give them stronger upside price potential.

[GRAPHIC OMITTED: Top 10 Industries]

      Top 10 Industries
Broadcasting            10.7%
Telecommunications       8.8%
Bank & Finance           8.3%
Telephone &
  Telecommunications     8.2%
Oil & Gas                5.4%
Paper & Forest Products  3.8%
Publishing & Printing    2.9%
Leisure & Entertainment  2.9%
Hospital Management      2.8%
Retail (Food)            2.7%

These industries represent 56.5% of the Fund's total investment portfolio.

During the spring and summer, we took advantage of rebounding prices in the bond market to trim the Fund's media and telecommunications issues. This, we hoped, would reduce volatility in the Fund's share price if the outlook for interest rates and the broader financial markets remained uncertain. In order to give the Fund added stability, we purchased debt of firms with higher credit ratings and slightly shorter maturities. This included issues of financial and energy companies, as well as companies whose earnings are tied to economic growth. Despite these changes, the Fund remained heavily committed to the media and telecommunications sectors, as well as to investments with longer maturities.

Good Returns With Less Volatility

If the economy remains healthy and inflation and interest rates remain stable, we believe the LB High Yield Fund should perform well in the coming year. High-yield corporate bonds should thrive in this environment -- especially those of firms with earnings tied to the economy. We've recently added debt from firms in "light cyclical" industries that can benefit even if economic growth slows.

[GRAPHIC HORIZONTAL BAR CHART OMITTED: MOODY'S BOND QUALITY
RATING DISTRIBUTION]

  Moody's Bond Quality
  Rating Distribution
Aaa                0.0%
Aa                 0.0%
A                  0.0%
Baa                2.9%
Ba                13.1%
B                 63.0%
Caa               11.5%
Ca                 0.0%
C                  0.0%
Not Rated          9.5%

We continue to favor the extra return potential from media and telecommunications issues and may add investments there if prices become more attractive. Conversely, if their prices rise significantly, we may take further profits in those issues. In the meantime, we will maintain positions in higher-quality issues. We think these investments, combined with a continued emphasis on yields, should help the Fund earn healthy returns with somewhat less volatility.

[GRAPHIC WORM CHART OMITTED: Performance Through October 31, 1997] Growth of $10,000 Invested Since 4/30/87


INSET BOX ON CHART READS:


LB High Yield Fund
Annualized Total Returns*
-----------------------------------------------------
Net Asset Value
10 Years                                      11.44%
5 Years                                       12.09%
1 Year                                        14.43%

Public Offering Price
10 Years                                      10.98%
5 Years                                       11.18%
1 Year                                         9.90%

*See accompanying notes to Portfolio Management Reviews.

                                              Lipper
                            Lehman High       Average
                LBHYLD      Yield Index     High Current        CPI
Month End       Total          Total           Total           Total
Date            Value          Value           Value           Value
----------     -------     -----------     ------------     -------
  10/31/87     $10,000       $10,000         $10,000         $10,000
  11/30/87       9,901        10,288          10,234          10,014
  12/31/87      10,080        10,536          10,322          10,012
   1/31/88      10,452        10,888          10,641          10,038
   2/28/88      10,788        11,241          10,934          10,064
   3/31/88      10,663        11,124          10,890          10,107
   4/30/88      10,678        11,208          10,956          10,159
   5/31/88      10,649        11,225          10,985          10,194
   6/30/88      10,897        11,389          11,208          10,237
   7/31/88      10,965        11,464          11,320          10,281
   8/31/88      10,931        11,447          11,332          10,324
   9/30/88      11,045        11,591          11,434          10,393
  10/31/88      11,160        11,731          11,574          10,428
  11/30/88      11,160        11,801          11,589          10,437
  12/31/88      11,324        11,856          11,649          10,454
   1/31/89      11,551        12,065          11,851          10,506
   2/28/89      11,614        12,091          11,900          10,549
   3/31/89      11,519        11,997          11,860          10,610
   4/30/89      11,442        12,047          11,853          10,680
   5/31/89      11,697        12,281          12,023          10,740
   6/30/89      11,992        12,433          12,224          10,766
   7/31/89      11,950        12,417          12,241          10,792
   8/31/89      12,022        12,459          12,249          10,810
   9/30/89      11,773        12,250          12,056          10,844
  10/31/89      11,288        11,960          11,700          10,896
  11/30/89      11,219        11,936          11,642          10,923
  12/31/89      11,020        11,955          11,558          10,940
   1/31/90      10,683        11,698          11,261          11,053
   2/28/90      10,425        11,457          10,987          11,105
   3/31/90      10,469        11,757          11,115          11,165
   4/30/90      10,471        11,737          11,108          11,183
   5/31/90      10,816        11,964          11,352          11,209
   6/30/90      10,949        12,253          11,581          11,270
   7/31/90      11,143        12,583          11,821          11,313
   8/31/90      10,717        11,867          11,338          11,417
   9/30/90      10,241        11,001          10,767          11,512
  10/31/90       9,880        10,423          10,304          11,582
  11/30/90      10,038        10,748          10,345          11,608
  12/31/90      10,200        10,808          10,377          11,608
   1/31/91      10,258        11,106          10,523          11,677
   2/28/91      11,008        12,321          11,278          11,695
   3/31/91      11,532        13,046          11,840          11,712
   4/30/91      11,952        13,581          12,294          11,729
   5/31/91      12,059        13,606          12,371          11,764
   6/30/91      12,402        14,008          12,632          11,799
   7/31/91      12,748        14,457          13,008          11,816
   8/31/91      12,935        14,789          13,253          11,851
   9/30/91      13,140        14,995          13,475          11,903
  10/31/91      13,613        15,496          13,905          11,920
  11/30/91      13,821        15,576          14,034          11,955
  12/31/91      13,881        15,800          14,157          11,964
   1/31/92      14,524        16,357          14,719          11,981
   2/28/92      14,930        16,761          15,070          12,024
   3/31/92      15,201        16,968          15,304          12,085
   4/30/92      15,333        17,033          15,414          12,102
   5/31/92      15,573        17,273          15,639          12,120
   6/30/92      15,662        17,435          15,797          12,163
   7/31/92      15,933        17,699          16,080          12,189
   8/31/92      16,151        17,931          16,284          12,224
   9/30/92      16,316        18,113          16,452          12,259
  10/31/92      16,020        17,858          16,177          12,302
  11/30/92      16,300        18,083          16,417          12,319
  12/31/92      16,674        18,289          16,635          12,311
   1/31/93      17,358        18,821          17,087          12,371
   2/28/93      17,568        19,153          17,417          12,415
   3/31/93      17,907        19,400          17,762          12,458
   4/30/93      17,978        19,568          17,902          12,493
   5/31/93      18,283        19,801          18,185          12,510
   6/30/93      18,847        20,217          18,607          12,528
   7/31/93      18,997        20,413          18,791          12,528
   8/31/93      19,149        20,585          18,930          12,562
   9/30/93      19,141        20,638          18,989          12,588
  10/31/93      19,741        21,055          19,414          12,640
  11/30/93      19,814        21,156          19,539          12,649
  12/31/93      20,153        21,419          19,828          12,649
   1/31/94      20,747        21,883          20,300          12,684
   2/28/94      20,675        21,826          20,261          12,727
   3/31/94      19,909        21,001          19,609          12,770
   4/30/94      19,604        20,859          19,324          12,788
   5/31/94      19,681        20,869          19,369          12,796
   6/30/94      19,693        20,934          19,342          12,840
   7/31/94      19,533        21,112          19,307          12,875
   8/31/94      19,677        21,262          19,318          12,927
   9/30/94      19,585        21,264          19,318          12,961
  10/31/94      19,648        21,315          19,299          12,970
  11/30/94      19,175        21,046          19,041          12,987
  12/31/94      19,087        21,202          19,063          12,987
   1/31/95      19,174        21,490          19,218          13,039
   2/28/95      19,904        22,227          19,741          13,091
   3/31/95      20,108        22,467          19,920          13,135
   4/30/95      20,594        23,038          20,406          13,178
   5/31/95      21,012        23,683          20,859          13,204
   6/30/95      21,126        23,842          20,924          13,230
   7/31/95      21,791        24,142          21,292          13,230
   8/31/95      21,883        24,217          21,350          13,265
   9/30/95      22,071        24,515          21,604          13,291
  10/31/95      22,188        24,667          21,777          13,334
  11/30/95      22,454        24,884          21,922          13,326
  12/31/95      22,787        25,275          22,256          13,317
   1/31/96      23,333        25,720          22,719          13,395
   2/29/96      23,932        25,740          22,912          13,438
   3/31/96      23,699        25,722          22,827          13,508
   4/30/96      23,822        25,779          23,007          13,560
   5/31/96      24,049        25,933          23,187          13,586
   6/30/96      23,862        26,149          23,217          13,595
   7/31/96      23,675        26,269          23,342          13,621
   8/31/96      24,065        26,553          23,713          13,647
   9/30/96      24,857        27,193          24,335          13,690
  10/31/96      24,772        27,402          24,466          13,733
  11/30/96      25,009        27,942          24,919          13,759
  12/31/96      25,284        28,143          25,215          13,759
   1/31/97      25,584        28,419          25,467          13,803
   2/28/97      25,913        28,888          25,923          13,846
   3/31/97      25,099        28,457          25,407          13,881
   4/30/97      25,096        28,756          25,613          13,898
   5/31/97      26,059        29,371          26,271          13,890
   6/30/97      26,769        29,780          26,697          13,907
   7/31/97      27,689        30,599          27,391          13,924
   8/31/97      27,773        30,528          27,446          13,950
   9/30/97      28,618        31,133          28,088          13,985
  10/31/97      28,347        31,161          27,979          14,020

As you compare performance, please note that the LB High Yield Fund's performance reflects the maximum 4% sales charge. The performance of the Lehman High Yield index does not reflect any such charges. If you were to purchase any of the individual bonds represented in this index, any sales charges you would pay would reduce your total return as well.




LB Income Fund

[GRAPHIC OMITTED: PHOTO OF CHARLES E. HEEREN]

Charles E. Heeren, a vice president of Lutheran Brotherhood, is a Chartered Financial Analyst and portfolio manager for the LB Income Fund. He has managed the Fund since January 1986, and has been with LB since 1976.

Investment Objective:
To seek high current income while preserving principal by investing in investment-grade bonds and other income-producing securities.

Fund Facts
Inception Date:   6/1/72
Shareholder
Accounts:         55,281
Total Assets
(in millions):    $778.0

When economic expectations change, and interest rates fluctuate, the spreads between yields of different fixed-income securities alternately shrink and widen. Over the past year, we realigned the mix of securities in the LB Income Fund to make the most of these changes -- adding sizable investments in corporate bonds. This, plus an emphasis on longer maturities, helped the Fund earn a solid return that was comparable to returns for its market benchmark and other funds with similar investment objectives.

[GRAPHIC PIE CHART OMITTED: Portfolio Composition (% of Portfolio)]

                      Portfolio Composition
                        (% of Portfolio)
U.S. Government                                 7.5%
Common Stocks                                   0.5%
Preferred Stocks                                1.8%
Short-Term Securities                           9.0%
Mortgage-Backed Securities                     13.7%
Corporate Bonds                                47.8%
Asset-Backed Securities                        15.2%
Foreign Government Bonds                        4.5%

For the 12 months ended October 31, 1997, the LB Income Fund earned a total return (based on NAV) of 8.05%. That compares with an average return of 8.52% for high-quality corporate bond funds tracked by Lipper Analytical Services. Over the same time, the Lehman Aggregate Bond Index had a return of 8.89%.


[GRAPHIC OMITTED: Top 10 Holdings]

                                                               % of
Top 10 Holdings                    Security                 Portfolio
Government National
  Mortgage Association         Mortgage-backed                 5.4%
Federal National Mortgage
  Association                  Mortgage-backed                 4.4%
U.S. Treasury Bonds            U.S. Government                 3.4%
U.S. Treasury Bonds            U.S. Government                 2.9%
Deutsche Floorplan
  Receivables Master Trust,
  Series 1994-1-A              Asset-backed                    2.5%
Chase Manhattan Credit
  Card, Series
  1996-4, Class A              Asset-backed                    2.4%
General Electric Capital
  Corp., Debentures            Corporate bonds                 2.2%
World Omni Auto Lease Trust    Asset-backed                    2.1%
World Financial Network
  Credit Card
Master Trust, Series 1996-B    Asset-backed                    1.9%
Associates Corp. of North
  America, Sr. Notes           Corporate bonds                 1.8%

These holdings represent 29% of the Fund's total investment portfolio.

Seizing Opportunities in Corporates

At the start of the period, the Fund benefited from large investments in shorter-term, asset-backed securities, which provided attractive yields while interest rates were falling. When new inflation concerns made bond prices more attractive between December 1996 and February 1997, we traded some of the Fund's U.S. Treasury bonds for longer-term corporate securities -- whose prices were especially appealing. Although we trimmed corporate bond holdings in March and April, when it looked like bond prices might fall further, we purchased additional corporates in the months that followed.

Throughout this time we favored the debt of financial firms and utilities. At times, we bought corporate issues with lower credit ratings, whose prices were particularly attractive, feeling these issues could benefit from rating upgrades as economic growth continued. As always, we maintained a well-diversified portfolio in terms of credit quality, asset mix, and maturities.

[GRAPHIC HORIZONTAL BAR CHART OMITTED: MOODY'S BOND QUALITY
RATING DISTRIBUTION]

  Moody's Bond Quality
  Rating Distribution
Aaa               43.7%
Aa                 9.4%
A                 24.6%
Baa               20.5%
Ba                 1.8%
B                  0.0%
Caa                0.0%
Ca                 0.0%
C                  0.0%
Not Rated          0.0%

Until October, the corporates that we bought greatly enhanced the Fund's return. Because their performance is linked to returns for stocks, however, corporates were hit hard when foreign economic troubles sent U.S. stock prices lower. As often happens, even corporates with good prospects were hurt in the decline. Believing corporates of higher quality were oversold and should soon recover, we recently added these to the portfolio as we found attractive investment opportunities.

[GRAPHIC WORM CHART OMITTED: Performance Through October 31, 1997] Growth of $10,000 Invested Since 4/30/87


INSET BOX ON CHART READS:

LB Income Fund
Annualized Total Returns*
-----------------------------------------------------
Net Asset Value
10 Years                                       8.96%
5 Years                                        6.76%
1 Year                                         8.05%

Public Offering Price
10 Years                                       8.52%
5 Years                                        5.90%
1 Year                                         3.77%

*See accompanying notes to Portfolio Management Reviews.


LUTHERAN BROTHERHOOD INCOME FUND

                           Lehman Agg.      Lipper Average
                LBINC     Bond Index        Corp. Debt A         CPI
Month End       Total        Total              Total           Total
Date            Value        Value              Value           Value
----------     -------    -----------       --------------     -------
 10/31/87      $10,000      $10,000            $10,000         $10,000
 11/30/87        9,753       10,080             10,119          10,014
 12/31/87        9,951       10,217             10,249          10,012
  1/31/88       10,318       10,577             10,603          10,038
  2/29/88       10,447       10,703             10,742          10,064
  3/31/88       10,347       10,602             10,624          10,107
  4/30/88       10,306       10,545             10,566          10,159
  5/31/88       10,241       10,474             10,502          10,194
  6/30/88       10,547       10,727             10,734          10,237
  7/31/88       10,506       10,670             10,699          10,281
  8/31/88       10,577       10,697             10,719          10,324
  9/30/88       10,828       10,940             10,944          10,393
 10/31/88       11,029       11,146             11,120          10,428
 11/30/88       10,948       11,010             11,014          10,437
 12/31/88       11,035       11,022             11,077          10,454
  1/31/89       11,215       11,181             11,220          10,506
  2/28/89       11,105       11,100             11,153          10,549
  3/31/89       11,140       11,148             11,195          10,610
  4/30/89       11,365       11,381             11,388          10,680
  5/31/89       11,646       11,680             11,656          10,740
  6/30/89       12,065       12,035             11,997          10,766
  7/31/89       12,253       12,292             12,200          10,792
  8/31/89       12,097       12,110             12,040          10,810
  9/30/89       12,148       12,172             12,082          10,844
 10/31/89       12,355       12,471             12,333          10,896
 11/30/89       12,436       12,589             12,420          10,923
 12/31/89       12,407       12,623             12,438          10,940
  1/31/90       12,245       12,473             12,264          11,053
  2/28/90       12,286       12,513             12,275          11,105
  3/31/90       12,283       12,522             12,283          11,165
  4/30/90       12,132       12,407             12,141          11,183
  5/31/90       12,442       12,774             12,484          11,209
  6/30/90       12,603       12,980             12,681          11,270
  7/31/90       12,737       13,159             12,836          11,313
  8/31/90       12,506       12,982             12,615          11,417
  9/30/90       12,540       13,090             12,660          11,512
 10/31/90       12,652       13,256             12,797          11,582
 11/30/90       12,922       13,541             13,083          11,608
 12/31/90       13,112       13,753             13,287          11,608
  1/31/91       13,272       13,923             13,423          11,677
  2/28/91       13,465       14,042             13,568          11,695
  3/31/91       13,578       14,138             13,661          11,712
  4/30/91       13,772       14,291             13,829          11,729
  5/31/91       13,886       14,374             13,897          11,764
  6/30/91       13,870       14,367             13,872          11,799
  7/31/91       14,036       14,567             14,046          11,816
  8/31/91       14,336       14,881             14,382          11,851
  9/30/91       14,655       15,183             14,696          11,903
 10/31/91       14,756       15,352             14,826          11,920
 11/30/91       14,876       15,493             14,957          11,955
 12/31/91       15,373       15,953             15,492          11,964
  1/31/92       15,195       15,736             15,251          11,981
  2/28/92       15,259       15,838             15,327          12,024
  3/31/92       15,251       15,750             15,250          12,085
  4/30/92       15,312       15,863             15,329          12,102
  5/31/92       15,603       16,163             15,639          12,120
  6/30/92       15,856       16,386             15,867          12,163
  7/31/92       16,236       16,720             16,285          12,189
  8/31/92       16,383       16,889             16,415          12,224
  9/30/92       16,603       17,090             16,619          12,259
 10/31/92       16,333       16,863             16,336          12,302
 11/30/92       16,337       16,866             16,333          12,319
 12/31/92       16,603       17,134             16,606          12,311
  1/31/93       16,942       17,463             16,963          12,371
  2/28/93       17,301       17,769             17,346          12,415
  3/31/93       17,360       17,844             17,408          12,458
  4/30/93       17,478       17,969             17,523          12,493
  5/31/93       17,481       17,992             17,529          12,510
  6/30/93       17,810       18,318             17,918          12,528
  7/31/93       17,968       18,422             18,052          12,528
  8/31/93       18,320       18,744             18,467          12,562
  9/30/93       18,381       18,795             18,523          12,588
 10/31/93       18,463       18,865             18,608          12,640
 11/30/93       18,212       18,704             18,372          12,649
 12/31/93       18,284       18,805             18,451          12,649
  1/31/94       18,521       19,059             18,729          12,684
  2/28/94       18,103       18,727             18,317          12,727
  3/31/94       17,559       18,265             17,837          12,770
  4/30/94       17,406       18,119             17,637          12,788
  5/31/94       17,356       18,117             17,583          12,796
  6/30/94       17,242       18,077             17,523          12,840
  7/31/94       17,613       18,437             17,835          12,875
  8/31/94       17,604       18,459             17,838          12,927
  9/30/94       17,277       18,188             17,560          12,961
 10/31/94       17,205       18,171             17,511          12,970
 11/30/94       17,218       18,131             17,476          12,987
 12/31/94       17,396       18,256             17,600          12,987
  1/31/95       17,737       18,618             17,901          13,039
  2/28/95       18,124       19,061             18,307          13,091
  3/31/95       18,246       19,177             18,432          13,135
  4/30/95       18,525       19,446             18,683          13,178
  5/31/95       19,319       20,198             19,465          13,204
  6/30/95       19,467       20,346             19,598          13,230
  7/31/95       19,323       20,301             19,510          13,230
  8/31/95       19,587       20,547             19,755          13,265
  9/30/95       19,760       20,746             19,955          13,291
 10/31/95       20,048       21,016             20,236          13,334
 11/30/95       20,362       21,331             20,550          13,326
 12/31/95       20,670       21,629             20,856          13,317
  1/31/96       20,778       21,772             20,954          13,395
  2/29/96       20,297       21,393             20,520          13,438
  3/31/96       20,075       21,244             20,352          13,508
  4/30/96       19,947       21,125             20,199          13,560
  5/31/96       19,912       21,082             20,159          13,586
  6/30/96       20,168       21,365             20,395          13,595
  7/31/96       20,207       21,423             20,436          13,621
  8/31/96       20,099       21,386             20,387          13,647
  9/30/96       20,481       21,758             20,747          13,690
 10/31/96       20,962       22,241             21,202          13,733
 11/30/96       21,372       22,622             21,594          13,759
 12/31/96       21,127       22,411             21,363          13,759
  1/31/97       21,192       22,481             21,401          13,803
  2/28/97       21,257       22,537             21,464          13,846
  3/31/97       20,943       22,287             21,200          13,881
  4/30/97       21,213       22,621             21,490          13,898
  5/31/97       21,407       22,836             21,673          13,890
  6/30/97       21,725       23,108             21,937          13,907
  7/31/97       22,355       23,732             22,580          13,924
  8/31/97       22,106       23,530             22,327          13,950
  9/30/97       22,455       23,878             22,664          13,985
 10/31/97       22,649       24,224             22,956          14,020

As you compare performance, please note that the LB Income Fund's performance reflects the maximum 4% sales charge. The performance of the Lehman Aggregate Bond index does not reflect any such charges. If you were to purchase any of the individual bonds represented in this index, any sales charges you would pay would reduce your total return as well.

A More Defensive Approach

If economic growth slows in coming months, and inflation remains at bay, interest rates should continue to fall. If the U.S. economy remains healthy, as we expect, corporate bonds should perform well. We expect, therefore, to maintain sizable holdings in that sector.

Given current conditions, we'll adopt a more defensive strategy in the corporates we choose. With the recent turmoil abroad, we'll focus on larger companies with less exposure to foreign economies. We may also choose debt from industries whose performance is less dependent on U.S. economic growth cycles. If it looks like economic growth is slowing significantly, we would likely upgrade the quality of the corporates we own while reducing the Fund's total corporate exposure.





LB Municipal Bond Fund

[GRAPHIC OMITTED: PHOTO OF JANET I. GRANGAARD]

Janet I. Grangaard, an assistant vice president of Lutheran Brotherhood, is a Chartered Financial Analyst and portfolio manager for the LB
Municipal Bond Fund. She has managed the Fund since January 1994, and has been with Lutheran Brotherhood since 1988.

Investment Objective:
To seek long-term high current income exempt from federal income tax by investing in municipal bonds.

Fund Facts
Inception Date:     12/3/76
Shareholder
Accounts:            21,806
Total Assets
(in millions):       $591.9

Municipal bonds performed well in the past year, benefiting from positive economic growth that improved the credit quality of issuers, as well as from falling interest rates. By focusing on issues that offered a good balance of price appreciation potential and yield, we helped the LB Municipal Bond Fund earn strong returns that were competitive with its market benchmark and other funds with similar objectives.

[GRAPHIC PIE CHART OMITTED: Portfolio Composition (% of Portfolio)]

               Portfolio Composition
                (% of Portfolio)
General Obligation                      16.9%
Health Care                             10.7%
Utility                                 11.7%
Pollution Control                        3.9%
Water & Sewer                            8.2%
Housing                                  2.0%
Transportation                           8.9%
Education                                3.4%
Other                                   11.7%
Escrowed                                22.6%

For the 12 months ended October 31, 1997, the Fund earned a total return (based on NAV) of 8.28%. That compares to returns of 8.49% for the Lehman Municipal Bond Index and an average return of 8.13% for municipal bond funds tracked by Lipper Analytical Services.

[GRAPHIC OMITTED: TOP 10 STATES]

                                        % of
Top 10 States                        Portfolio
California                             10.8%
Texas                                  10.0%
New York                                5.9%
Washington                              5.7%
Colorado                                5.4%
Ohio                                    4.7%
Minnesota                               4.1%
Michigan                                3.6%
New Jersey                              3.5%
Florida                                 3.3%

These holdings represent 57% of the
Fund's total investment portfolio.

Adding Yield and Appreciation

In the first half of the period, when there was greater fluctuation in market interest rates, municipal bonds outperformed U.S. Treasuries. Demand for municipals was strong at this time, while municipal supplies were shrinking. While continuing to focus on municipals with strong credit quality, we added issues with higher coupons. These issues helped maintain the Fund's tax-free income and performed well against other municipals when interest rates rose.

After adding longer-term issues to pick up extra yield when rates fell at the end of 1996, we reduced these positions at the start of 1997, when it looked like rates would rise. As market fluctuations adjusted the spreads between yields for different types of municipals, we traded holdings that were becoming less attractive for others with better value. Since the yields for lower-quality bonds were not strong enough to offset the added risk involved with those issues, we continued to emphasize higher-quality bonds.

In the second half of the period, falling rates spurred an increase in municipal bond supply as many issuers took advantage of the low rates to refinance older, higher-cost debt. The use of U.S. Treasury bonds for these advanced refundings improved the credit quality of the issuers' outstanding municipal debt, enhancing price appreciation for many of the Fund's holdings. This was offset in part, however, by a degree of price restraint resulting from increased supply of new municipal issues. Late in the period, increased demand for Treasuries in the wake of foreign economic concerns caused Treasuries to outpace municipals.

[GRAPHIC HORIZONTAL BAR CHART OMITTED: MOODY'S BOND QUALITY
RATING DISTRIBUTION]

   Moody's Bond Quality
   Rating Distribution

Aaa                69.3%
Aa                 14.0%
A                   8.5%
Baa                 8.2%
Ba                  0.0%
B                   0.0%
Caa                 0.0%
Ca                  0.0%
C                   0.0%
Not Rated           0.0%


To make the most of this market, we took profits in certain refunded municipals that had enjoyed strong price gains and purchased issues with longer maturities that have yet to be refunded. Because prices for longer-term issues tend to rise more when interest rates fall, our emphasis on longer maturities improved the price gains of Fund shares. While continuing to emphasize issues of good credit quality, we looked for individual issues whose yields were especially attractive.

Continued Focus on Value

If the economy grows moderately in coming months, and we find attractive opportunities, we may add issues of slightly lower credit quality to help maintain the Fund's yield. If significantly slower growth seems likely, and credit spreads remain tight, we would stick with the higher-quality issues that currently dominate the Fund's portfolio.

Given the chance for further declines in interest rates, we plan to keep the average investment maturity at, or slightly longer than, the Fund's benchmark index. As before, we will be highly selective in choosing investments and emphasize issues that provide especially strong long-term value to the Fund.

[GRAPHIC WORM CHART OMITTED: Growth of $10,000]
(October 31, 1987 - October 31, 1997)

                                           Lipper Average
                      LB         Lehman           General
               Mumicipal      Municipal         Municipal    Consumer
  Month End         Bond           Bond             Debts       Price
       Date         Fund          Index             Funds       Index
-----------    ---------    -----------    --------------    --------
   10/31/87        10000          10000             10000       10000
   11/30/87         9846          10261             10260       10014
   12/31/87        10060          10410             10448       10012
    1/31/88        10403          10780             10863       10038
    2/29/88        10517          10895             10976       10064
    3/31/88        10308          10768             10761       10107
    4/30/88        10396          10850             10819       10159
    5/31/88        10368          10819             10837       10194
    6/30/88        10589          10977             11022       10237
    7/31/88        10626          11048             11089       10281
    8/31/88        10664          11058             11129       10324
    9/30/88        10877          11258             11340       10393
   10/31/88        11079          11456             11576       10428
   11/30/88        10982          11351             11469       10437
   12/31/88        11145          11467             11642       10454
    1/31/89        11309          11704             11819       10506
    2/28/89        11238          11570             11721       10549
    3/31/89        11237          11543             11714       10610
    4/30/89        11516          11816             11998       10680
    5/31/89        11725          12062             12221       10740
    6/30/89        11838          12226             12380       10766
    7/31/89        11979          12392             12507       10792
    8/31/89        11863          12271             12373       10810
    9/30/89        11804          12234             12332       10844
   10/31/89        11962          12383             12482       10896
   11/30/89        12165          12600             12678       10923
   12/31/89        12266          12703             12764       10940
    1/31/90        12102          12644             12627       11053
    2/28/90        12190          12756             12752       11105
    3/31/90        12203          12760             12747       11165
    4/30/90        12066          12668             12584       11183
    5/31/90        12352          12944             12911       11209
    6/30/90        12503          13058             13034       11270
    7/31/90        12698          13250             13249       11313
    8/31/90        12432          13058             12961       11417
    9/30/90        12473          13066             12980       11512
   10/31/90        12672          13302             13168       11582
   11/30/90        12965          13570             13475       11608
   12/31/90        13070          13624             13533       11608
    1/31/91        13256          13807             13699       11677
    2/28/91        13331          13927             13778       11695
    3/31/91        13346          13932             13806       11712
    4/30/91        13535          14118             14008       11729
    5/31/91        13628          14243             14134       11764
    6/30/91        13574          14229             14090       11799
    7/31/91        13783          14403             14293       11816
    8/31/91        13944          14593             14476       11851
    9/30/91        14189          14782             14662       11903
   10/31/91        14299          14915             14793       11920
   11/30/91        14309          14957             14814       11955
   12/31/91        14661          15279             15163       11964
    1/31/92        14667          15314             15153       11981
    2/28/92        14640          15319             15174       12024
    3/31/92        14639          15325             15180       12085
    4/30/92        14805          15461             15320       12102
    5/31/92        15008          15644             15534       12120
    6/30/92        15266          15906             15817       12163
    7/31/92        15794          16384             16377       12189
    8/31/92        15513          16223             16115       12224
    9/30/92        15557          16328             16179       12259
   10/31/92        15382          16168             15888       12302
   11/30/92        15737          16458             16293       12319
   12/31/92        15973          16626             16493       12311
    1/31/93        16128          16819             16680       12371
    2/28/93        16720          17427             17334       12415
    3/31/93        16609          17243             17131       12458
    4/30/93        16766          17417             17316       12493
    5/31/93        16848          17514             17415       12510
    6/30/93        17162          17807             17714       12528
    7/31/93        17166          17830             17714       12528
    8/31/93        17543          18201             18107       12562
    9/30/93        17743          18408             18321       12588
   10/31/93        17858          18443             18358       12640
   11/30/93        17656          18281             18165       12649
   12/31/93        18045          18667             18526       12649
    1/31/94        18245          18880             18739       12684
    2/28/94        17728          18391             18241       12727
    3/31/94        16900          17642             17444       12770
    4/30/94        16979          17792             17507       12788
    5/31/94        17141          17947             17664       12796
    6/30/94        17011          17837             17549       12840
    7/31/94        17321          18164             17860       12875
    8/31/94        17380          18227             17905       12927
    9/30/94        17144          17959             17615       12961
   10/31/94        16799          17640             17280       12970
   11/30/94        16477          17320             16922       12987
   12/31/94        16859          17701             17335       12987
    1/31/95        17372          18208             17850       13039
    2/28/95        17931          18738             18380       13091
    3/31/95        18122          18953             18545       13135
    4/30/95        18139          18976             18544       13178
    5/31/95        18749          19581             19122       13204
    6/30/95        18502          19411             18914       13230
    7/31/95        18630          19595             19035       13230
    8/31/95        18865          19844             19244       13265
    9/30/95        19010          19969             19362       13291
   10/31/95        19313          20259             19658       13334
   11/30/95        19708          20595             20035       13326
   12/31/95        19923          20793             20258       13317
    1/31/96        20071          20951             20353       13395
    2/29/96        19900          20808             20192       13438
    3/31/96        19568          20542             19871       13508
    4/30/96        19465          20484             19782       13560
    5/31/96        19453          20476             19786       13586
    6/30/96        19653          20699             19972       13595
    7/31/96        19830          20888             20151       13621
    8/31/96        19820          20883             20135       13647
    9/30/96        20116          21176             20423       13690
   10/31/96        20343          21415             20644       13733
   11/30/96        20736          21807             21007       13759
   12/31/96        20608          21715             20915       13759
    1/31/97        20647          21757             20917       13803
    2/28/97        20829          21957             21099       13846
    3/31/97        20554          21665             20824       13881
    4/30/97        20690          21847             20995       13898
    5/31/97        20997          22175             21295       13890
    6/30/97        21206          22412             21525       13907
    7/31/97        21833          23033             22173       13924
    8/31/97        21577          22816             21909       13950
    9/30/97        21914          23088             22174       13985
   10/31/97        22028          23235             22310       14020

Footnote reads:
As you compare performance, please note that the LB Municipal Bond Fund's performance reflects the maximum 4% sales charge. The performance of the Lehman Municipal Bond index does not reflect any such charges. If you were to purchase any of the individual bonds represented in this index, any sales charges you would pay would reduce your total return as well.

INSET BOX ON CHART READS:

LB Municipal Bond Fund
Annualized Total Returns*
Net Asset Value
10 Years        8.66%
5 Years         7.45%
1 Year          8.28%

Public Offering Price
10 Years        8.22%
5 Years         6.57%
1 Year          3.93%

*See accompanying notes to Portfolio Management Reviews.

LB Money Market Fund

[GRAPHIC OMITTED: PHOTO OF GAIL R. ONAN]

Gail R. Onan, assistant vice president of Lutheran Brotherhood Research Corp., is portfolio manager for the LB Money Market Fund. She has managed the Fund since January 1994, and has been with Lutheran Brotherhood since 1969.

Investment Objective:
To seek current income with stability of principal by investing in high-quality, short-term debt securities.**


Fund Facts
Inception Date:     2/1/79
Shareholder
Accounts:           52,814
Total Assets
(in millions):      $469.2

Unlike other sectors of the fixed-income market, money market fund yields trended upward over the past year but fluctuated with economic uncertainty. However, Treasury bills, which are a very visible indicator of short-term rates, but a small portion of most money market funds, bucked that trend. Having started the period at 5.20%, the annualized yield for three-month U.S. Treasury bills rose to 5.44% after the Federal Reserve raised short-term interest rates in March, then trended downward -- ending the period almost unchanged at 5.21% on October 31, 1997.

[GRAPHIC PIE CHART OMITTED: Portfolio Composition (% of Portfolio)]

               Portfolio Composition
                (% of Portfolio)
Commercial Paper                       82.8%
Certificates of Deposit                 4.1%
Medium Term Notes                       1.1%
Variable Rate Notes                    10.9%
Bank Notes                              1.1%

During this time we adjusted the asset mix and maturities of the LB Money Market Fund to take advantage of the changes in yields and changes in the spreads between yields of different money market instruments. These strategies helped the Fund earn a total return of 4.74% for the 12 months ended October 31, 1997.

Staying Limber

For the first half of the period, the possibility of rising short-term interest rates encouraged us to select shorter maturities -- keeping liquidity high so that we might invest more quickly in higher-yielding issues as they came to market. We achieved this flexibility, without losing yield, by balancing issues having maturities of 30 days or less with those having maturities of six to 12 months. We also used floating-rate issues, whose coupons reset frequently, decreasing the Fund's exposure to interest rate risk.

To further enhance yield, we bought taxable municipal paper issued by state and local governments for commercial projects with credit enhancements from major banks. Because fewer analysts track these short-term instruments, they are often available at prices and yields that are particularly attractive.

As the year progressed, we added more taxable paper to the portfolio. Although interest rates remained stable, we did not increase investments in longer maturities -- feeling they did not offer enough additional yield to compensate for the additional interest rate risk. Toward the end of the period, as the average maturity of our market benchmark lengthened, we allowed the Fund's maturities to shorten. We felt this would let us take advantage of opportunities to add yield that typically occur at the end of a calendar year. As part of our strategy, we allowed investments in asset-backed commercial paper to mature, so that we might emphasize year-end opportunities in that sector.

[GRAPHIC OMITTED: TOP 10 COMMERCIAL PAPER HOLDINGS]

Top 10 Commercial                                              % of
Paper Holdings                           Industry            Portfolio
Harvard University                       Education             3.6%
Oyster Creek Fuel Corp.                  Banking-Foreign       2.0%
General Electric Capital Corp.           Finance-Commercial    1.9%
United Parcel Service of America, Inc.   Transportation        1.6%
Port of Corpus Christi Authority of
  Nueces County, Texas                   U.S. Municipal        1.5%
Cargill, Inc.                            Food & Beverage       1.5%
Yale University                          Education             1.5%
City of New York Government Bonds,
  Fiscal 1995, Series B                  U.S. Municipal        1.5%
Du Pont (E.I.) de Nemours and Co.        Industrial            1.4%
U.S. Prime Property, Inc.                Banking-Foreign       1.1%

Footnote reads:
These holdings represent 17.6% of the Fund's total investment portfolio.

Throughout the year we enjoyed strong returns from U.S. dollar-denominated investments of foreign issuers, which were available in good supply at attractive prices and yields. However, none of these instruments represented issuers in the Far East, assuring that the Fund had no exposure to the currency problems occurring there in October.

[GRAPHIC OMITTED: LB MONEY MARKET FUND PERFORMANCE]

LB Money Market Fund
Performance as of October 31, 1997

Annualized Total Returns*

Net Asset Value
10 Years                     5.11%
5 Years                      3.88%
1 Year                       4.74%

Seven-Day Yields ***
Current                      4.74%
Effective                    4.85%

Locking in Higher Yields

As we approach the end of the calendar year, we will add longer maturities to the Fund's portfolio to enhance its yield. This should provide stronger yields in early 1998 if interest rates continue unchanged. We expect to keep the Fund's investment mix largely the same -- focusing on taxable municipal paper, letters of credit, asset-backed commercial paper, and foreign instruments related to issuers outside the Far East. As always, we will keep the portfolio focused on very high-quality issues and well diversified in terms of asset mix and maturities.




Footnotes

*The annualized total return reflects the change in share price, the reinvestment of all dividends and capital gains, and the effect of compounding. Since performance varies, the annualized total return, which assumes a steady rate of growth, differs from the Fund's actual total return for the years indicated. POP returns have been adjusted for the maximum 4% sales charge. NAV returns do not include a sales charge. Sales charges do not apply to the LB Money Market Fund. All returns represent past performance. The value of an investment fluctuates so that shares, when redeemed, may be worth more or less than the original investment.

World Growth Fund, Mid Cap Growth Fund, LB Fund, High Yield Fund, Income Fund, Municipal Bond Fund, and Money Market Fund are subject to a partial voluntary waiver of advisory fees by the funds' investment advisor, which has the effect of improving the funds' performances. The waiver of fees may be discontinued at any time.

**Investments in the LB Money Market Fund are neither guaranteed nor insured by the U.S. Government and there is no assurance that the Fund will maintain a stable net asset value.

***Seven-day yields of the LB Money Market Fund refer to the income generated by an investment in the Fund over a specified seven-day period. Effective yields reflect the reinvestment of income. Yields are subject to daily fluctuation and should not be considered an indication of future results.

This report must be preceded or accompanied by a prospectus of the Lutheran Brotherhood Family of Funds.



Choosing Investments That are Right for You


What's the best investment for you? Financial experts agree that the answer doesn't lie in just one investment, but rather in a diversified portfolio of investments based on your personal financial needs and goals.

The remarkable growth of mutual funds over the years attests to the fact that many consider mutual funds to be among the best investments available today. By investing in a mutual fund, you're automatically diversified among a number of different securities. For example, if you buy shares of a stock mutual fund, you're investing in the stocks of many different companies, representing many different industries.

You can further diversify your portfolio by investing among different asset classes, e.g., stocks, bonds and money market instruments. This kind of diversification is often referred to as portfolio or asset allocation.

Studies have shown that the performance of a portfolio depends largely on how you allocate your assets.

Consult a professional

Determining the right asset allocation plan can be challenging, but you can rely on the knowledge and experience of your LBSC registered representative. He or she can walk you through Lutheran Brotherhood's AssetMatchSM program, which is designed to help you develop (or update) a personal investment strategy that's on track with your needs and goals--at no cost to you.

Take the first step

To get your asset allocation program underway, complete the enclosed AssetMatch questionnaire and forward it to your LBSC registered representative. The AssetMatch questionnaire, which is confidential, helps assess your risk tolerance, goals and time horizon. Your LBSC registered representative uses these variables to help identify the best way to reach each of your investment objectives.

This page does not constitute part of
the prospectus or annual report.



Lutheran Brotherhood
AssetMatchSM Questionnaire

Completing this confidential questionnaire is the first step in the Lutheran Brotherhood AssetMatch program. The questions below help assess your risk tolerance, liquidity needs, investment preferences and time horizon. An LBSC registered representative uses the AssetMatch software to analyze your information and presents a diversified mix of investments.

This proposal serves as a starting point for you and your representative, helping to determine a mix of investments that best matches your investment style and helps to achieve your investment objective. Since every investment objective requires its own investment strategy, you should complete a separate questionnaire for each of your investment objectives (e.g., college funding, retirement, etc.).


Questionnaire and scoring system developed in conjunction with Ibbotson Associates, Chicago.

Name              Date          Investment Objective
    --------------    ----------                    ---------------


Mark your answers by checking the appropriate boxes.

Risk Tolerance
1. The risk of an investment suffering a decline in value (having a negative return) is often a primary concern for investors. To achieve higher returns, however, an investor must be willing to accept greater short-term risk. The following table illustrates five hypothetical $10,000 investments. For each investment, the expected value at the end of one year is shown along with the probability of suffering a decline in that year. Given your investment objective, in which of the five hypothetical investments would you be most comfortable investing?

                                           Probability of
                    Expected value        investment value
                      of $10,000          being less than
    Investment      after one year     $10,000 after one year
[]    A                $10,600                   0.5%
[]    B                $10,800                     5%
[]    C                $11,000                    12%
[]    D                $11,200                    17%
[]    E                $11,400                    21%


2. Inflation can greatly erode the return on your investments. For example, in a typical year with a 3.5% inflation rate, an investment with a 6% return before inflation would have a real return of only 2.5%. Please specify which of the following best summarizes your attitude regarding investments and inflation.

[] A. I prefer investment returns that are expected to be substantially higher than inflation over the long run, and I am willing to accept large short-term fluctuations in investment value (and a greater potential for loss) to achieve this goal.

[] B. I prefer an investment that is expected to moderately exceed inflation over the long run, and I am willing to accept moderate short-term fluctuations in investment value (and a moderate potential for loss) to achieve this goal.

[] C. I prefer to minimize short-term fluctuations in investment value and potential for loss as much as possible, even if it means that my investment is expected to only keep pace with or slightly exceed inflation.

This page does not constitute part of
the prospectus or annual report.


3. To achieve higher-than-average returns, an investor must be willing to accept significant short-term volatility in investment value. However, when making investment decisions, investors should consider that holding investments over longer time periods tends to lessen the impact of short-term volatility.

   The graph below shows the probable best and worst case annualized returns for four hypothetical investments over both one- and five-year holding periods. Which of the following would you be most comfortable holding for your current investment goal?

!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!

[GRAPHIC OMITTED: VERTICAL BAR CHART
PROBABLE BEST AND WORST CASE ANNUALIZED RETURNS]

Probable Best and Worst Case Annualized Returns

!!!!!!!!!!!!!!PLOT POINTS TO COME!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!







[] A. Investment A
[] B. Investment B
[] C. Investment C
[] D. Investment D


4. If my investments are declining in value, and similar investments in the marketplace are also declining in value, I would move my money into investments that are currently experiencing better performance.
[] A. Strongly agree
[] B. Agree
[] C. Not sure
[] D. Disagree
[] E. Strongly disagree

5. Which of the following best describes your attitude toward declines in investment value?

[] A. I check the prices of my investments at least several times a month so I can sell quickly if they begin to decline in value.

[] B. Although daily declines in the value of my investments make me uncomfortable, I will not immediately sell. If my investments suffer a substantial decline over a full quarter, however, I am likely to sell.

[] C. I realize there may be substantial day-to-day changes in the value of my investments. Although I focus on quarterly performance trends, I usually wait an entire year before making any changes.

[] D. Even if my investment suffered significant declines over a given year (in a down market), I would continue to follow a consistent, long-term investment plan and retain my investment.

This page does not constitute part of
the prospectus or annual report.


6. The graph below shows the returns of a hypothetical mutual fund over the past 20 years. Its recent losses have been largely consistent with the overall market. If you owned this mutual fund, given its historical and current return (in year 20), what action would you now take?


!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!

[GRAPHIC OMITTED: VERTICAL BAR CHART]

Hypothetical mutual fund over the past 20 years

!!!!!!!!!!!!!!PLOT POINTS TO COME!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!



[] A. Although it would cause me to realize a loss, I would immediately pull out of the investment to prevent further declines.

[] B. I would sell some of the investment to protect myself from further declines.

[] C. Based on its previous long-term performance, I would continue to hold the investment with the expectation of higher future returns.

[] D. I would contribute more funds to the investment now that the price per share is lower.

7. Which of the following best describes your attitude toward long-term investing?

[] A. I am primarily concerned with protecting the value of my account. Therefore, I am willing to accept the lower returns of conservative investments which have minimal chance for loss.

[] B. I am willing to bear some risk in an effort to achieve higher returns, but prefer the majority of my investments to be invested in low-risk assets.

[] C. I am concerned with minimizing risk and achieving higher returns because they are of equal importance to me. Therefore, I am willing to accept moderate volatility in the value of my investments in order to achieve moderate returns.

[] D. I wish to achieve moderately high returns on my investments.
      Therefore, I am willing to accept significant short-term volatility.

[] E. I am primarily concerned with maximizing investment returns.
      Therefore, I am willing to accept large and sometimes dramatic fluctuations in the value of my investments.

8. You have acquired $20,000 to invest toward your investment objective and have only two investment options. Which of the following would you be more likely to select given the likely performance of your $20,000 investment after one year?

[] A. Investment X:
         70% chance of gaining $3,000
         30% chance of losing $1,000

[] B. Investment Y:
         100% chance of gaining $1,500


This page does not constitute part of
the prospectus or annual report.



Time Horizon

9. Given your investment objective, when do you expect to begin making withdrawals?

[] A. Under 3 years

[] B. 3-5 years

[] C. 6-8 years

[] D. 9-11 years

[] E. 12-15 years

[] F. 16 or more years

10. Once withdrawals begin, over how long of a period do you expect the withdrawals to continue?

[] A. Lump-sum withdrawal

[] B. 1-3 years

[] C. 4-6 years

[] D. 7-9 years

[] E. 10-15 years

[] F. 16 or more years


Taxes

The following question only needs to be answered if your investment will be subject to current taxation.

11. Income from municipal bonds is exempt from federal, and possibly, state and local taxes. Investors with a federal marginal tax rate of 28% or higher can receive significant benefits by investing in municipal bonds rather than fully taxed government or corporate bonds. For example, a tax-free yield of 6% in a 31% tax bracket is equivalent to a fully taxable yield of 8.7%.

    Given your federal marginal tax rate (15%, 28%, 31%, 36% or 39.6%), which would you prefer to invest in?

[] A. Municipal bonds

[] B. Government or corporate bonds


Thank you for taking the time to complete this confidential questionnaire. To continue the AssetMatch process, either:

(bullet) Call an LBSC registered representative to set up an appointment, or

(bullet) Mail your completed questionnaire to an LBSC registered representative for an AssetMatch analysis.

(To be contacted about a no-cost consultation, complete the following)

I can be reached at:----------------------------------
Best time to call:--------------------- [] AM    [] PM


Determining the right mix of assets to achieve your investment objective can be a difficult task. But it doesn't have to be. The answers you've provided, along with the help of AssetMatch and an LBSC registered representative, can make things easier and eliminate the guesswork.

LBSC registered representative name, address and phone number

Investment products are distributed by Lutheran Brotherhood
Securities Corp., 625 Fourth Avenue South, Minneapolis, MN 55415.

This page does not constitute part of
the prospectus or annual report.


[LUTHERAN BROTHERHOOD LOGO HERE]

LUTHERAN BROTHERHOOOD
A Family of Financial Services for Lutherans




 [7 SOLID SQUARE BULLETS]

-------------------------------------------
             LUTHERAN BROTHERHOOD
-------------------------------------------
               FAMILY OF FUNDS
-------------------------------------------

[ART OF 3D SQUARE WITH TREE, ACORN AND LEAF
ON EACH OF ITS THREE VISIBLE FACETS.]
Cross bar reads:
GROWTH [DIAMOND] INCOME [DIAMOND] STABILITY

            Annual Report
            October 31, 1997

[LUTHERAN BROTHERHOOD LOGO HERE]

LUTHERAN BROTHERHOOOD
SECURITIES CORP.



                                        3100 Multifoods Tower
                                        33 South Sixth Street
                                        Minneapolis, MN 55402-3795

Price Waterhouse LLP

[GRAPHIC OMITTED: Price Waterhouse logo]

Report of Independent Accountants

To the Trustees and Shareholders of the
Lutheran Brotherhood Family of Funds

In our opinion, the accompanying statements of assets and liabilities, including the portfolios of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Lutheran Brotherhood Opportunity Growth Fund, Lutheran Brotherhood Mid Cap Growth Fund, Lutheran Brotherhood World Growth Fund, Lutheran Brotherhood Fund, Lutheran Brotherhood High Yield Fund, Lutheran Brotherhood Income Fund, Lutheran Brotherhood Municipal Bond Fund and Lutheran Brotherhood Money Market Fund (constituting Lutheran Brotherhood Family of Funds) at October 31, 1997, the results of their operations for the year or period then ended, the changes in each of their net assets and the financial highlights for the periods indicated, in conformity with generally accepted accounting principles. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform our audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at October 31, 1997 by correspondence with the custodian and brokers and the application of alternative auditing procedures where confirmation from brokers were not received, provide a reasonable basis for the opinion expressed above.

/s/ Price Waterhouse LLP

December 12, 1997



LUTHERAN BROTHERHOOD OPPORTUNITY GROWTH FUND
Portfolio of Investments
October 31, 1997


    Shares                                              Value
--------------                                      ------------
         COMMON STOCKS - 94.4% (a)
         Automotive - 0.5%
 30,200  Aftermarket Technology Corp.               $    611,550(b)
 39,500  Group 1 Automotive, Inc.                        515,969(b)
 20,300  Stoneridge, Inc.                                329,875(b)
                                                    ------------
                                                       1,457,394
                                                    ------------

         Bank & Finance - 4.1%
 92,700  Annaly Mortgage Management, Inc.              1,100,813(b)
    415  Charter One Financial, Inc.                      24,122
138,900  Cityscape Financial Corp.                       212,691(b)
 44,700  Delta Financial Corp.                           815,775(b)
 51,200  Dime Bancorp, Inc.                            1,228,800
 53,600  IMC Mortgage Co.                                931,300(b)
 90,000  Imperial Credit Commercial
         Mortgage Investment Corp.                     1,485,000(b)
 82,500  New Century Financial Corp.                   1,320,000(b)
  9,000  PAULA Financial                                 227,250(b)
 93,900  Resource Bancshares Mortgage Group, Inc.      1,255,913
266,300  Southern Pacific Funding Corp.                3,495,188(b)
 27,400  Sovereign Bancorp, Inc.                         486,350
 24,800  Sterling Financial Corp.                        527,000(b)
                                                    ------------
                                                      13,110,202
                                                    ------------

         Broadcasting - 0.4%
 18,600  Emmis Broadcasting Corp.,
         Class A                                         823,050(b)
 40,300  Four Media Co.                                  357,663(b)
                                                    ------------
                                                       1,180,713
                                                    ------------

          Building Products & Materials - 4.0%
361,700   Cameron Ashley Building Products             6,284,538(b)
188,300   Dayton Superior Corp., Class A               3,318,788(b)
128,000   Watsco, Inc.                                 3,008,000(b)
                                                    ------------
                                                      12,611,326
                                                    ------------

         Computer Software - 5.4%
 81,800  Activision, Inc.                              1,196,325(b)
263,300  AXENT Technologies, Inc.                      6,154,638(b)
 57,000  Cognicase, Inc.                                 719,625(b)
 37,000  Electronic Arts, Inc.                         1,253,375(b)
103,400  Infinity Financial Technology, Inc.           1,589,775
 10,000  Logility, Inc.                                  146,250(b)
 93,600  Macromedia, Inc.                                971,100(b)
 20,200  Mercury Interactive Corp.                       454,500(b)
 86,100  MicroProse, Inc.                                559,650(b)
 13,800  Midway Games, Inc.                              288,938(b)
 52,900  Rational Software Corp.                         482,713(b)
180,800  Softquad International, Inc.                    361,600(b)
 73,700  Summit Design, Inc.                           1,068,650(b)
 41,200  Viasoft, Inc.                                 1,689,200(b)
                                                    ------------
                                                      16,936,339
                                                    ------------

         Computers & Office
         Equipment - 1.2%
 52,100  Harbinger Corp.                               1,549,975(b)
 34,400  Premiere Technologies, Inc.                   1,169,600(b)
 30,100  Stratus Computer, Inc.                        1,064,788(b)
                                                    ------------
                                                       3,784,363
                                                    ------------

         Containers & Packaging - 0.1%
 12,000  Ivex Packaging Corp.                            253,500(b)
                                                    ------------

         Drugs & Health Care - 8.6%
 85,400  ADAC Labs, Inc.                               1,665,300(b)
270,600  Atrix Laboratories, Inc.                      5,107,575(b)
265,700  DepoTech Corp.                                3,686,588(b)
287,700  Eclipse Surgical
         Technologies, Inc.                            2,571,319(b)
111,600  ICN Pharmaceuticals, Inc.                     5,370,750
177,300  IRIDEX Corp.                                  1,795,163(b)
 86,300  Isis Pharmaceuticals, Inc.                    1,418,556(b)
103,200  Kendle International, Inc.                    1,548,000(b)
291,400  Matritech, Inc.                               1,966,950(b)
 31,550  Miravant Medical Technologies                 1,514,400(b,d)
 16,200  STERIS Corp.                                    643,950(b)
                                                    ------------
                                                      27,288,551
                                                    ------------

         Electrical Equipment - 0.5%
 80,600  OSI Systems, Inc.                             1,047,800(b)
 23,000  Power-One, Inc.                                 428,375(b)
                                                    ------------
                                                       1,476,175
                                                    ------------

         Electronics - 4.5%
111,800  Cypress Semiconductor Corp.                   1,257,750(b)
111,000  ESS Technology, Inc.                          1,345,875(b)
143,100  Faroudja, Inc.                                1,287,900(b)
162,500  FSI International, Inc.                       2,803,125(b)
145,600  Integrated Silicon Solution                   1,456,000(b)
 43,600  International Manufacturing
         Services, Inc.                                  474,150(b)
 70,500  Kulicke & Soffa Industries, Inc.              1,815,375(b)
192,500  S3, Inc.                                      1,708,438(b)
 37,600  Semitool, Inc.                                  648,600(b)
 38,000  Speedfam International, Inc.                  1,410,750(b)
                                                    ------------
                                                      14,207,963
                                                    ------------

         Food & Beverage - 0.1%
  9,200  American Italian Pasta Co.                      193,200(b)
                                                    ------------

         Healthcare Management - 7.1%
 77,400  American Oncology
         Resources, Inc.                               1,131,975(b)
 20,000  AmeriPath, Inc.                                 330,000(b)
103,300  Capstone Pharmacy
         Services, Inc.                                1,097,563(b)
342,600  Complete Management, Inc.                     5,952,675(b)
291,600  FPA Medical Management, Inc.                  7,034,850(b)
305,300  Home Health Corp. of
         America, Inc.                                 3,281,975(b)
122,200  Renex Corp.                                     947,050(b)
417,300  U.S. Diagnostic Labs, Inc.                    2,764,613(b)
                                                    ------------
                                                      22,540,701
                                                    ------------

         Hospital Management - 1.8%
180,950  Horizon Health Corp.                          4,229,706(b)
103,100  PhyMatrix Corp.                               1,520,725(b)
                                                    ------------
                                                       5,750,431
                                                    ------------

         Industrial - 0.9%
 48,200  Innovative Valve
         Technologies, Inc.                              843,500(b)
 84,800  TETRA Technologies, Inc.                      1,955,700(b)
                                                    ------------
                                                       2,799,200
                                                    ------------

         Leisure & Entertainment - 7.7%
195,100  Cannondale Corp.                              4,316,587(b)
106,150  Fairfield Communities, Inc.                   4,663,966(b)
201,450  Signature Resorts, Inc.                       5,262,881(b)
174,500  Silverleaf Resorts, Inc.                      3,795,375(b)
235,200  Steiner Leisure Ltd.                          6,350,400(b)
                                                    ------------
                                                      24,389,209
                                                    ------------

         Machinery & Equipment - 1.4%
141,100  Denison International plc                     2,663,262(b)
 12,300  Industrial Distribution
         Group, Inc.                                     238,312(b)
153,700  Miller Industries, Inc.                       1,556,212(b)
                                                    ------------
                                                       4,457,786
                                                    ------------

         Manufacturing - 3.0%
212,000  BMC Industries, Inc.                          6,823,750
198,200  Zomax Optical Media, Inc.                     2,700,475(b)
                                                    ------------
                                                       9,524,225
                                                    ------------

         Mining & Metals - 1.9%
169,300  Battle Mountain Gold Co.                      1,036,962
 80,600  Cambior, Inc.                                   634,725
201,500  Dayton Mining Corp.                             503,750(b)
 20,500  Getchell Gold Corp.                             738,000(b)
 84,600  Greenstone Resources Ltd.                       676,800(b)
 76,600  Homestake Mining Co.                            947,925
161,200  Meridian Gold, Inc.                             654,875(b)
 60,400  Placer Dome, Inc.                               936,200
                                                    ------------
                                                       6,129,237
                                                    ------------

         Natural Gas - 0.9%
 80,300  The Meridian Resource Corp.                   1,048,919(b)
 19,300  TransTexas Gas Corp.                            366,700(b)
 44,000  United Meridian Corp.                         1,493,250(b)
                                                    ------------
                                                       2,908,869
                                                    ------------

         Oil & Oil Service - 6.1%
 62,500  Barrett Resources Corp.                       2,199,219(b)
162,200  Domain Energy Corp.                           2,797,950(b)
 84,100  Eagle Geophysical, Inc.                       1,471,750(b)
123,300  Forcenergy, Inc.                              4,022,663(b)
159,700  Lomak Petroleum, Inc.                         2,964,431
 40,400  Nuevo Energy Co.                              1,674,075(b)
 27,500  Ocean Energy, Inc.                            1,698,125(b)
 61,160  Swift Energy Co.                              1,586,337(b)
 44,600  Vintage Petroleum, Inc.                       1,020,225
                                                    ------------
                                                      19,434,775
                                                    ------------

         Paper & Forest Products - 0.2%
 58,500  Stone Container Corp.                           705,656(c)
                                                    ------------

         Pollution Control - 4.7%
117,500  Allied Waste Industries, Inc.                 2,394,062(b)
322,400  IDM Environmental Corp.                       2,176,200(b)
147,600  Memtec Ltd., ADR                              4,870,800(d)
321,900  Recycling Industries, Inc.                    1,931,400(b)
 89,600  U.S. Filter Corp.                             3,595,200(b)
                                                    ------------
                                                      14,967,662
                                                    ------------

         Real Estate Investment
         Trusts - 6.5%
 76,200  American General
         Hospitality Corp.                             2,076,450
 39,100  Apartment Investment &
         Management Co.                                1,385,606
 63,200  First Industrial Realty
         Trust, Inc.                                   2,188,300
 61,500  Glimcher Realty Trust                         1,364,531(b)
 68,600  Great Lakes REIT, Inc.                        1,286,250
 32,000  Highwoods Properties, Inc.                    1,104,000
126,300  InnKeepers USA Trust                          2,107,631
105,200  Kilroy Realty Corp.                           2,787,800
135,810  Patriot American Hospitality, Inc.            4,481,730
 22,000  SL Green Realty Corp.                           551,375
 61,400  Sunstone Hotel Investors, Inc.                1,078,338
                                                    ------------
                                                      20,412,011
                                                    ------------

         Restaurants - 1.4%
139,000  Apple South, Inc.                             2,588,875
116,700  Buffets, Inc.                                 1,225,350(b)
228,000  New World Coffee                                527,250(b)
                                                    ------------
                                                       4,341,475
                                                    ------------

         Retail - 4.1%
 28,000  Gadzooks, Inc.                                  696,500(b)
 34,300  Hot Topic, Inc.                                 578,812(b)
258,700  Lithia Motors, Inc.                           4,494,912(b)
164,400  Movie Gallery, Inc.                             637,050(b)
 71,800  Paul Harris Stores, Inc.                      1,319,325(b)
169,600  Sunglass Hut International                    1,356,800(b)
 72,900  The Children's Place Retail
         Stores, Inc.                                    437,400(b)
164,300  Travis Boats & Motors, Inc.                   3,142,237(b)
184,700  West Coast Entertainment Corp.                  404,031(b)
                                                    ------------
                                                      13,067,067
                                                    ------------

         Services - 9.2%
131,300  Alternative Resources Corp.                   3,249,675(b)
124,500  Coach USA, Inc.                               3,703,875(b)
  8,900  CORESTAFF, Inc.                                 220,275(b)
191,500  Corporate Express, Inc.                       2,812,656(b)
115,700  Cotelligent Group, Inc.                       2,371,850(b)
100,000  F.Y.I., Inc.                                  2,575,000(b)
106,600  Gartner Group, Inc.                           3,011,450
 25,000  Mac-Gray Corp.                                  368,750(b)
 49,100  OfficeMax, Inc.                                 656,712(b)
 23,900  Personal Group of
         America, Inc.                                   829,031(b)
 95,000  PMT Services, Inc.                            1,531,875(b)
106,000  Professional Staff plc                        1,656,250(b)
 46,700  SPR, Inc.                                       805,575(b)
 25,000  Syntel, Inc.                                    350,000(b)
129,700  US Office Products Company                    4,053,125(b)
 50,000  Vestcom International, Inc.                     906,250(b)
                                                    ------------
                                                      29,102,349
                                                    ------------

         Telecommunications
         Equipment - 4.7%
 84,800  Aspect Telecommunications
         Corp.                                         2,035,200(b)
100,000  DSC Communications Corp.                      2,437,500(b)
 41,000  Gilat Satellite Networks Ltd.                 1,332,500(b)
169,500  Larscom, Inc.                                 1,695,000(b)
207,600  Orckit Communications Ltd.                    3,684,900(b)
128,900  Pairgain Technologies, Inc.                   3,641,425(b)
                                                    ------------
                                                      14,826,525
                                                    ------------

         Telephone &
         Telecommunications - 2.9%
155,900  Aerial Communications, Inc.                   1,325,150(b)
 28,800  American Communications                         324,000(b)
 16,000  ITC DeltaCom, Inc.                              308,000(b)
 51,800  LCC International, Inc., Class A                971,250(b)
124,800  LCI International, Inc.                       3,229,200(b)
 84,600  STAR Telecommunications, Inc.                 1,956,375(b)
 67,600  STARTEC Global
         Communications Corp.                          1,005,550(b)
                                                    ------------
                                                       9,119,525
                                                    ------------

         Textiles & Apparel - 0.5%
155,300  Chaus (Bernard), Inc.                           106,768(b)
 52,500  Cutter & Buck, Inc.                             938,437(b)
 30,800  Tefron Ltd.                                     590,975(b)
                                                    ------------
                                                       1,636,180
                                                    ------------

         Total Common Stocks
         (cost $270,674,159)                         298,612,609
                                                    ------------

   Principal
    Amount
--------------
            SHORT-TERM SECURITIES - 5.6% (a)
            Commercial Paper - 1.9%
$6,200,000  Disney (Walt) Co., 5.67%,
            Due 11/3/1997                              6,198,047
                                                    ------------

            U. S. Government Agency - 3.7%
11,700,000  Federal Home Loan Bank
            Consolidated Discount Notes,
            5.63%, Due 11/3/1997                      11,696,340
                                                    ------------

            Total Short-Term Securities
            (at amortized cost)                       17,894,387
                                                    ------------
            Total Investments
            (cost $288,568,546)                     $316,506,996(e)
                                                    ============

NOTES TO PORTFOLIO OF INVESTMENTS:
----------------------------------

(a) The categories of investments are shown as a percentage of total investments of the Lutheran Brotherhood Opportunity Growth Fund.
(b) Currently non-income producing.
(c) Includes stock rights that automatically traded with the stock and had no separate value at October 31, 1997.
(d) At October 31, 1997, securities valued at $6,382,800 were held in escrow to cover open call options written as follows:

                   Number of      Exercise   Expiration
     Issue         Contracts        Price       Date        Value
----------------   ------------   ---------  ----------   ---------
Memtec Ltd., ADR     1,476           $30      11/22/97     $387,450
Miravant Medical
Technologies           136            50      11/22/97       30,600
Miravant Medical
Technologies           179            60      11/22/97       16,222
                    ---------                              --------
Total                1,791                                 $434,272
                    =========                              ========

(e) At October 31, 1997, the aggregate cost of securities for federal income tax purposes was $289,569,868 and the net unrealized appreciation of investments based on that cost was $26,937,128 which is comprised of $52,612,193 aggregate gross unrealized appreciation and $25,675,065 aggregate gross unrealized depreciation.

The accompanying notes are an integral part of the financial statements.





LUTHERAN BROTHERHOOD MID CAP GROWTH FUND
Portfolio of Investments
October 31, 1997

    Shares                                              Value
--------------                                      ------------
         COMMON STOCKS - 85.6% (a)
         Aerospace - 1.4%
  1,770  Precision Castparts Corp.                  $    104,098(c)
  1,920  Sunstrand Corp.                                 104,400
                                                    ------------
                                                         208,498
                                                    ------------
         Airlines - 1.4%
 6,450   Southwest Airlines Co.                          210,431
                                                    ------------

         Automotive - 1.4%
  3,590  AutoZone, Inc.                                  106,129(b)
  2,410  Tower Automotive, Inc.                          100,919(b)
                                                    ------------
                                                         207,048
                                                    ------------
         Bank & Finance - 10.6%
  5,730  City National Corp.                             172,258
  1,530  Crestar Financial Corp.                          72,388(c)
  1,550  Donaldson, Lufkin &
         Jenrette, Inc.                                  108,888
  5,080  Firstar Corp.                                   183,515(c)
  2,300  Long Island Bancorp, Inc.                       102,350
    920  Mercantile Bancorporation, Inc.                  44,678
  3,400  PMI Group                                       205,488
  4,325  Reinsurance Group of America                    169,486
  1,380  Salomon, Inc.                                   107,209
  4,410  Summit Bancorp                                  188,252
  2,870  TCF Financial Corp.                             163,231
  2,190  UNUM Corp.                                      106,763
                                                    ------------
                                                       1,624,506
                                                    ------------

         Chemicals - 3.5%
  4,850  Avery Dennison Corp.                            193,091
  7,150  Crompton & Knowles Corp.                        180,538
  3,230  Cytec Industries, Inc.                          157,463(b)
                                                    ------------
                                                         531,092
                                                    ------------

         Computer Software - 2.8%
  2,200  Adobe Systems, Inc.                             105,050
  4,900  Autodesk, Inc.                                  181,300
  2,300  BMC Software, Inc.                              138,863(b)
                                                    ------------
                                                         425,213
                                                    ------------

         Computers & Office
         Equipment - 4.8%
  6,370  Boise Cascade Office
         Products Corp.                                  121,030(b)
  3,030  Digital Equipment Corp.                         151,689(b)
  3,950  Security Dynamics
         Technologies, Inc.                              133,806(b)
  2,720  Shared Medical Systems Corp.                    148,920
  4,100  Waters Corp.                                    180,400(b)
                                                    ------------
                                                         735,845
                                                    ------------

         Conglomerates - 1.2%
  7,070  Whitman Corp.                                   185,588
                                                    ------------

         Drugs & Health Care - 5.5%
  1,200  Arrow International, Inc.                        43,200
  4,700  Forest Laboratories, Inc.                       217,375(b)
  8,020  Rexall Sundown, Inc.                            175,438(b)
  3,250  Spine-Tech, Inc.                                101,156(b)
  3,100  STERIS Corp.                                    123,225(b)
  5,610  Watson Pharmaceuticals, Inc.                    178,118(b)
                                                    ------------
                                                         838,512
                                                    ------------

         Electric Utilities - 0.9%
  4,410  Pacific Enterprises                             144,152(c)
                                                    ------------

         Electronics - 5.6%
  4,050  Adaptec, Inc.                                   196,172(b)
  2,650  Adtran, Inc.                                     95,400(b)
  5,760  Anixter International, Inc.                     108,720(b)
  3,290  Thermo Instrument
         Systems, Inc.                                   118,646(b)
  2,620  Unitrode Corp.                                   70,249(b)
  6,810  Vishay Intertechnology, Inc.                    163,014(b)
  3,560  VLSI Technology, Inc.                           105,465(b)
                                                    ------------
                                                         857,666
                                                    ------------

         Healthcare Management - 4.6%
  7,610  Humana, Inc.                                    159,810(b)
 10,010  MedPartners, Inc.                               254,629(b)
  3,130  Pediatrix Medical Group, Inc.                   132,243(b)
  5,097  Total Renal Care Holdings, Inc.                 157,041(b)
                                                    ------------
                                                         703,723
                                                    ------------
         Hospital Management - 1.6%
  5,720  Health Management
         Associates, Inc.                                139,425(b)
  2,350  Universal Health Services, Inc.                 103,547(b)
                                                    ------------
                                                         242,972
                                                    ------------

         Leisure & Entertainment - 1.9%
  2,930  Mattel, Inc.                                    113,904
  4,550  Promus Hotel Corp.                              178,587(b)
                                                    ------------
                                                         292,491
                                                    ------------

         Machinery & Equipment - 0.9%
  3,000  Lear Corp.                                      144,187(b)
                                                    ------------

         Media - 3.3%
  3,570  Clear Channel
         Communications, Inc.                            235,620(b)
  8,750  Outdoor Systems, Inc.                           269,062(b)
                                                    ------------
                                                         504,682
                                                    ------------

         Mining & Metals - 3.5%
  3,450  British Steel plc (ADR)                          93,581
  4,840  Homestake Mining Co.                             59,895
  4,050  Mueller Industries, Inc.                        178,959(b)
  1,640  Newmont Mining, Inc.                             57,400
  3,570  Titanium Metals Corp.                           111,562(b)
    710  UCAR International, Inc.                         26,625(b)
                                                    ------------
                                                         528,022
                                                    ------------

         Oil & Oil Service - 1.6%
  1,170  Cooper Cameron Corp.                             84,532(b)
  1,270  Diamond Offshore
         Drilling, Inc.                                   79,057
  1,820  Reading & Bates Corp.                            77,122(b)
                                                    ------------
                                                         240,711
                                                    ------------

         Pollution Control - 1.3%
  5,200  USA Waste Services, Inc.                        192,400(b)
                                                    ------------

         Publishing & Printing - 0.8%
  4,740  Banta Corp.                                     123,833
                                                    ------------

         Real Estate Investment
         Trusts - 1.5%
  3,460  First Industrial Realty Trust, Inc.             119,803
  4,730  Glimcher Realty Trust                           104,947
                                                    ------------
                                                         224,750
                                                    ------------

         Restaurants - 1.4%
  5,690  Outback Steakhouse, Inc.                        153,986(b)
  1,960  Papa John's International, Inc.                  57,942(b)
                                                    ------------
                                                         211,928
                                                    ------------

         Retail - 5.5%
  7,520  Borders Group, Inc.                             195,050(b)
  2,350  Consolidated Stores Corp.                        93,706(b)
  1,700  Dayton Hudson Corp.                             107,100
  3,780  General Nutrition Companies                     119,070(b)
    700  Lands' End, Inc.                                 22,094(b)
  5,130  Office Depot, Inc.                              105,806(b)
  1,560  Tiffany & Co.                                    61,620
  4,350  US Office Products Company                      135,937(b)
                                                    ------------
                                                         840,383
                                                    ------------

         Services - 13.1%
  4,620  ABR Information Services, Inc.                  108,570(b)
  6,360  AccuStaff, Inc.                                 181,657(b)
  4,580  Budget Group, Inc.                              160,300(b)
  5,970  Cambridge Technology
         Partners, Inc.                                  217,905(b)
  3,570  Coach USA, Inc.                                 106,207(b)
  4,320  Culligan Water
         Technologies, Inc.                              184,140(b)
  5,040  Equifax, Inc.                                   156,555
  2,790  Galileo International, Inc.                      70,099
  3,000  Norrell Corp.                                    87,375
  5,310  Sterling Commerce, Inc.                         176,226(b)
  2,650  Stewart Enterprises, Inc.                       109,975
  8,160  SunGard Data Systems, Inc.                      192,780(b)
  3,860  Sylvan Learning Systems, Inc.                   162,602(b)
  3,300  Wackenhut Corrections Corp.                      94,875(b)
                                                    ------------
                                                       2,009,266
                                                    ------------

         Telecommunications
         Equipment - 3.2%
  4,910  ADC Telecommunications, Inc.                    162,644(b)
  2,700  ANTEC Corp.                                      42,525(b)
  7,490  DSC Communications Corp.                        182,569(b)
  3,750  Pairgain Technologies, Inc.                     105,937(b)
                                                    ------------
                                                         493,675
                                                    ------------

         Telephone &
         Telecommunications - 2.3%
  1,220  Century Telephone Enterprises                    51,774
  7,040  LCI International, Inc.                         182,160 (b)
  2,810  Telephone and Data
         Systems, Inc.                                   119,425
                                                    ------------
                                                         353,359
                                                    ------------

         Total common Stocks
         (cost $13,182,639)                           13,074,933
                                                    ------------

   Principal
    Amount
--------------
            SHORT-TERM SECURITIES - 14.4% (a)
$2,210,000  Federal Home Loan Mortgage,
            Discount Notes, 5.65%,
            Due 11/3/1997                              2,209,306
                                                    ------------

            Total Investments
            (cost $15,391,945)                      $ 15,284,239(d)
                                                    ============

NOTES TO PORTFOLIO OF INVESTMENTS:
----------------------------------

(a) The categories of investments are shown as a percentage of total investments of the Lutheran Brotherhood Mid Cap
    Growth Fund.
(b) Currently non-income producing.
(c) Includes stock rights that automatically traded with the stock and had no separate value at October 31, 1997.
(d) At October 31, 1997, the aggregate cost of securities for federal income tax purposes was $15,405,178 and the net unrealized depreciation of investments based on that cost was $120,939 which is comprised of $436,548 aggregate gross unrealized appreciation and $557,487 aggregate gross unrealized depreciation.
(e) Miscellaneous Footnotes:

(ADR) - American Depository Receipts

The accompanying notes are an integral part of the financial statements.





LUTHERAN BROTHERHOOD WORLD GROWTH FUND
Portfolio of Investments
October 31, 1997

       Shares
Value
  --------------                                                       ---------
-----
                         ARGENTINA - 1.0% (a)
                         COMMON STOCKS
           2,003         Banco de Galicia Buenos
                         Aires "B" ADR (USD)                          $
48,541
           2,600         Banco Frances del Rio de la
                         Plata ADR (USD)
64,025
          19,286         Naviera Perez "B"
120,803
             910         Telecom Argentina Stet "B"
4,553
             460         Telecom Argentina Stet "B"
                         ADR (USD)
11,644
           4,690         Telefonica de Argentina
                         ADR (USD)
131,906
          10,287         YPF Sociedad Anonima
                         ADR (USD)
329,184
                                                                      ----------
----
                         Total Argentina
710,656
                                                                      ----------
----

                         AUSTRALIA - 2.0% (a)
                         COMMON STOCKS
          27,343         Australia Gas & Light
182,675
           8,000         Australia & New Zealand
                         Banking Group Ltd.
55,810
          17,318         Boral Ltd.
45,549
           2,000         Brambles Industries Ltd.
38,454
          14,936         Broken Hill Proprietary
148,103
             548         Commonwealth Bank of
                         Australia
6,301
          14,000         Commonwealth Instalment
                         Receipt Trustee Ltd.
103,476
          31,000         John Fairfax Holdings Ltd.
68,454
           5,252         Lend Lease Corp.
107,554
           6,151         National Australia Bank Ltd.
84,135
          19,358         National Mutual Holdings Ltd.
33,353
          27,076         News Corp.
129,671
          17,000         Publishing & Broadcasting
98,631
          10,342         St. George Bank Ltd.
62,650
          12,000         Western Mining
42,617
          16,000         Westpac Banking
93,167
          14,500         Woodside Petroleum
122,468
                                                                      ----------
----

1,423,068
                                                                      ----------
----

                         PREFERRED STOCKS
           8,667         News Corp.
38,460
                                                                      ----------
----
                         Total Australia
1,461,528
                                                                      ----------
----

                         AUSTRIA - 0.01% (a)
                         COMMON STOCKS
              60         EVN Energie-Versorgung
                         Niederoesterreich AG
6,963
                                                                      ----------
----

                         BELGIUM - 1.3% (a)
                         COMMON STOCKS
             601         Credit Communal
                         Holding/Dexia
65,668
             530         Generale de Banque S.A.
216,791
              35         Generale de Banque S.A.,
                         VVPR (reduced tax) Strips
15
           1,350         Kredietbank
566,460
              25         UCB
86,384
                                                                      ----------
----
                         Total Belgium
935,318
                                                                      ----------
----

                         BRAZIL - 2.4% (a)
                         COMMON STOCKS
             470         Brazil Fund (USD)
10,134
           7,270         Centrais Eletricas Brasileiras S.A.
                         ADR (USD)
147,218
           2,950         Companhia Brasileira de
                         Distribuicao Grupo Pao de
                         Acucar GDR (USD)
54,575
             500         Companhia Energetica Brasilia
                         (USD)
19,875
             450         Companhia Energetica de Sao
                         Paulo ADR (USD)
8,550(b)
           5,828         Companhia Energetica Minas
                         Gerais ADR (USD)
231,663
           1,000         Companhia Siderurgica
                         Nacional (ADR)
36,250
          10,883         Telecomunicacoes Brasilias
                         ADR (USD)
1,104,625
          29,910         Usinas Siderurgicas de Minas
                         Gerais ADR (USD)
211,613
                                                                      ----------
----
                         Total Brazil
1,824,503
                                                                      ----------
----

                         CANADA - 0.3% (a)
                         COMMON STOCKS
           4,980         Alcan Aluminum
141,695
           1,870         Royal Bank of Canada
100,045
                                                                      ----------
----
                         Total Canada
241,740
                                                                      ----------
----

                         CHILE - 0.4% (a)
                         COMMON STOCKS
           1,950         Chilectra ADR (USD)
50,700
           1,516         Chilgener ADR (USD)
41,311
           1,912         Compania de
                         Telecomunicaciones de Chile
                         (ADR)
53,058
           3,695         Empresa Nacional de Electric
                         ADR (USD)
74,362
           2,039         Enersis S.A. ADR (USD)
67,287
           1,160         Santa Isabel (ADR)
21,460
                                                                      ----------
----
                         Total Chile
308,178
                                                                      ----------
----

                         CHINA - 0.2% (a)
                         COMMON STOCKS
           7,400         Huaneng Power International
                         "N" ADR (USD)
162,800(b)
                                                                      ----------
----

                         CZECH REPUBLIC - 0.04% (a)
                         COMMON STOCKS
             250         SPT Telecom a.s.
28,820(b)
                                                                      ----------
----

                         DENMARK - 0.3% (a)
                         COMMON STOCKS
           1,020         Den Danske Bank
115,166
             190         Tele Danmark "B"
11,161
             930         Unidanmark "A"
62,861
                                                                      ----------
----
                         Total Denmark
189,188
                                                                      ----------
----

                         FINLAND - 0.3% (a)
                         COMMON STOCKS
           2,670         Oy Nokia "A"
233,285
                                                                      ----------
----

                         FRANCE - 7.9% (a)
                         COMMON STOCKS
             435         Accor
80,993
           2,340         Alcatel Alsthom
282,346
           1,520         Assurances Generales de
                         France
79,976
           2,480         AXA
169,826
             630         Canal Plus
109,655
             407         Carrefour
212,382
           2,360         Cie de St. Gobain
338,765
           1,638         Credit Commercial de France
92,801
             190         Credit Local de France
19,072
             457         Credit Local De France
45,872
             690         Credit Local de France -
                         Dexia France
69,260
           8,000         Eaux Cie Generale
933,385
             630         GTM Entrepose
39,319
             753         Guilbert S.A.
98,298
             510         Havas S.A.
33,598
           1,740         Lapeyre
101,656
             649         Legrand
120,838
             231         L'Oreal
81,856
             503         Pathe S.A.
90,254
           1,119         Pinault Printemps Redoute
511,753
             760         Primagaz
56,655
           3,393         Sanofi
322,345
           6,112         Schneider S.A.
326,355
           1,276         Societe Generale
174,757
           3,030         Societe Nationale Elf Aquitaine
375,057
             415         Sodexho
206,987
           2,080         Television Francaise
193,639
           6,723         Total "B"
745,932
                                                                      ----------
----
                         Total France
5,913,632
                                                                      ----------
----

                         GERMANY - 5.0% (a)
                         COMMON STOCKS
           1,470         Allianz AG
327,463
           6,618         Bayer
232,271
           5,400         Bayerische Hypotheken - und
                         Wechse - Bank
223,982
           1,476         Bayerische Vereinsbank AG
85,625
           1,600         Bilfinger & Berger Bau AG
57,454
             100         Buderas
48,498
           2,410         Commerzbank AG
81,787
           6,623         Deutsche Bank
433,388
           6,785         Deutsche Telekom
127,135
           7,322         Gehe AG
382,283
           2,640         Hoechst AG
100,466
             200         Hornbach Baumarkt
5,929
             264         Mannesmann
111,493
           1,470         Rhoen Klinikum
140,707
           1,040         SAP AG
298,341
           3,871         Siemens AG
238,260
           8,330         Veba
464,389
             110         Veba International, Finance
                         Warrants Expiring 4/6/98
37,011(b)
             123         Volkswagen
72,710
                                                                      ----------
----

3,469,192
                                                                      ----------
----

                         PREFERRED STOCKS
             610         Fielmann
14,332
             410         Fresenius AG
69,213
             710         Hornbach Holdings AG
47,778
              40         Krones
13,575
             524         SAP AG
156,094
                                                                      ----------
----

300,992
                                                                      ----------
----
                         Total Germany
3,770,184
                                                                      ----------
----

                         HONG KONG - 2.6% (a)
                         COMMON STOCKS
          14,000         China Light & Power Co. Ltd.
73,699
          40,000         Doa Heng Bank Ltd.
92,091
         149,217         First Pacific
94,087
          44,000         Guoco Group
96,178
          13,000         Henderson Land
                         Development Ltd.
71,965
         102,625         Hong Kong Land Holdings
                         (USD)
233,985
          73,000         Hutchison Whampoa
505,141
          99,090         New World
                         Development Co. Ltd.
348,606
           6,000         Sun Hung Kai Properties Ltd.
44,235
          37,000         Swire Pacific "A"
197,646
          84,000         Wharf Holdings
171,661
                                                                      ----------
----
                         Total Hong Kong
1,929,294
                                                                      ----------
----

                         ITALY - 3.2% (a)
                         COMMON STOCKS
           4,000         Assicurazioni Generali
89,427
          16,000         Banca Commerciale Italiana
43,662
          13,842         Banca Fideuram
52,735
         111,302         Credito Italiano
296,827
          81,458         Ente Nazionale Idrocarburi
458,051
          18,010         IMI SpA
161,058
           3,278         Industrie Natuzzi SpA ADR
                         (USD)
73,345
          14,000         Italgas
49,823
           8,589         Mediolanum SpA
144,080
           5,000         Rinascente
37,064
         134,896         Telecom Italia Mobile
500,382
          13,784         Telecom Italia Mobile RNC
28,252
          72,983         Telecom Italia SpA
457,383
                                                                      ----------
----
                         Total Italy
2,392,089
                                                                      ----------
----

                         JAPAN - 21.3% (a)
                         COMMON STOCKS
           1,210         Advantest Corp.
100,037
          12,000         Alps Electric
134,607
          17,000         Amada
90,403
          37,000         Canon
897,715
          10,000         Citizen Watch Co.
63,814
          15,000         Dai Nippon Screen
                         Manufacturing Co. Ltd.
121,645
           3,000         Daifuku
22,484
          19,000         Daiichi Pharmaceutical
269,963
          29,000         Daiwa House
279,518
              39         DDI Corp.
130,270
              57         East Japan Railway
277,067
           5,300         Fanuc
214,026
          37,000         Hitachi
284,379
          22,000         Hitachi Zosen
48,442
           2,000         Honda Motor Co.
67,304
           7,000         Inax
30,478
           8,000         Ishihara Sangyo Kaisha
16,419(b)
           9,000         Ito-Yokado
447,196
          16,000         Kao Corp.
223,349
          10,000         Kokuyo
235,978
          21,000         Komatsu
112,198
           8,000         Komori
146,240
          15,000         Kumagai Gumi
14,707
          20,000         Kuraray
179,477
          12,000         Kyocera
686,996
          13,000         Makita
182,551
          19,000         Marui
320,482
          35,000         Matsushita Electric Industrial
587,453
          19,000         Mitsubishi
162,609
          96,000         Mitsubishi Heavy Industries
471,425
          11,000         Mitsubishi Paper Mills
29,157
          52,000         Mitsui Fudosan
587,619
           6,000         Mitsui Petrochemical Industries
22,185
           9,000         Murata Manufacturing
364,936
           4,000         National House Industrial
43,540
          66,000         NEC
723,889
          31,000         Nippon Denso
669,713
           4,000         Nippon Hodo
23,565
         141,000         Nippon Steel
290,553
              27         Nippon Telegraph & Telecom
228,833
          35,000         Nomura Securities
407,146
          11,000         Pioneer Electronic
180,972
           2,000         Sangetsu Co. Ltd.
32,405
          23,000         Sankyo
758,704
           2,700         Sega Enterprises
66,406
          31,000         Sekisui Chemical
243,930
          19,000         Sekisui House
162,609
           3,100         Seven-Eleven Japan
231,824
          32,000         Sharp
248,608
          19,350         Shin-Etsu Chemical
472,696
           5,000         Shiseido Co. Ltd.
68,135
           8,200         Sony
680,665
          38,000         Sumitomo
271,541
          51,000         Sumitomo Electric
673,785
          10,000         Sumitomo Forestry
72,289
           8,000         TDK
663,398
          46,000         Teijin
150,976
           8,000         Tokio Marine & Fire Insurance
79,767
           4,300         Tokyo Electronics
214,375
           8,000         Tokyo Steel Manufacturing
56,502
          17,000         Toppan Printing
213,295
          10,000         Uny Co.
162,027
           3,150         Yurtec
21,253
                                                                      ----------
----
                         Total Japan
15,936,530
                                                                      ----------
----

                         MALAYSIA - 0.2% (a)
                         COMMON STOCKS
          72,000         Commerce Asset Holdings
                         BHD
56,157
          28,000         Time Engineering BHD
12,095
          28,000         United Engineers
66,357
                                                                      ----------
----
                         Total Malaysia
134,609
                                                                      ----------
----

                         MEXICO - 1.5% (a)
                         COMMON STOCKS
          15,620         Cementos de Mexico
                         ADR (USD)
121,055
          13,267         Cemex "B"
58,226
           9,857         Cifra "B" ADR (USD)
19,868
          20,745         Gruma "B"
81,149(b)
           3,561         Gruma S.A. GDR (USD)
55,196(b)
             423         Grupo Financiero Banamex
                         Accival "L"
773
          18,000         Grupo Financiero Banamex "B"
35,592
          36,760         Grupo Industrial Maseca "B"
35,511
             740         Grupo Televisa GDR (USD)
22,940(b)
          23,799         Kimberly-Clark Mexico "A"
104,307
           5,980         Panamerican Beverages "A"
                         ADR (USD)
185,381
           7,920         Telefonos de Mexico "L"
                         ADR (USD)
342,540
           4,800         TV Azteca S.A. ADR (USD)
91,800(b)
                                                                      ----------
----
                         Total Mexico
1,154,338
                                                                      ----------
----

                         NETHERLANDS - 11.0% (a)
                         COMMON STOCKS
           22,156        ABN Amro Holdings N.V.
446,201
              547        Akzo Nobel
96,384
            1,370        Baan Co. N.V.
96,071(b)
            2,507        Baan Co. N.V.
177,549(b)
            6,439        CSM
293,842
           66,004        Elsevier
1,036,890
            6,620        Fortis Amev N.V.
260,163
            2,408        Gucci Group N.V. (USD)
87,591
           20,155        ING Groep N.V.
846,064
            6,129        ING Groep N.V.,
                         Stock Warrants
63,105(b)
            4,511        Koninklijke Ahold NV
115,476
            5,480        Koninklijke Nutricia
                         Verenigde Bedrijven NV
156,652
            1,942        Koninklijke PTT Nederland
74,219
              940        Otra N.V.
15,009
            7,390        Polygram
420,219
           36,040        Royal Dutch Petroleum
1,906,417
           11,480        Unilever NV
610,217
           12,061        Wolters Kluwer
1,480,990
                                                                      ----------
----
                         Total Netherlands
8,183,059
                                                                      ----------
----

                         NEW ZEALAND - 0.4% (a)
                         COMMON STOCKS
           23,000        Air New Zealand Ltd.
48,691
           11,600        Carter Holt Harvey
20,224
           18,550        Fletcher Challenge Building
56,018
           11,250        Fletcher Challenge Energy
50,435
           54,739        Fletcher Challenge Forests
                         Division
52,829
           12,500        Fletcher Challenge Paper
20,547
           17,000        Telecom Corp. of New Zealand
82,352
                                                                      ----------
----
                         Total New Zealand
331,096
                                                                      ----------
----

                         NORWAY - 2.1% (a)
                         COMMON STOCKS
            1,200        Bergesen "A"
35,085
           13,060        Norsk Hydro
721,562
            8,540        Orkla "A"
787,001
            1,460        Saga Petroleum "B"
25,947
                                                                      ----------
----
                         Total Norway
1,569,595
                                                                      ----------
----

                         PANAMA - 0.03% (a)
                         COMMON STOCKS
              585        Banco Latinoamericano de
                         Exportaciones S.A. "E"
23,254
                                                                      ----------
----

                         PERU - 0.1% (a)
                         COMMON STOCKS
            1,320        Credicorp Ltd.
23,677
            3,328        Telefonica de Peru S.A.
                         ADR (USD)
65,728
                                                                      ----------
----
                         Total Peru
89,405
                                                                      ----------
----

                         PORTUGAL - 0.5% (a)
                         COMMON STOCKS
            5,479        Jeronimo Martins
358,308
                                                                      ----------
----

                         RUSSIA - 0.02% (a)
                         COMMON STOCKS
              860        Gazprom ADR (USD)
19,242
                                                                      ----------
----

                         SINGAPORE - 0.8% (a)
                         COMMON STOCKS
            7,000        City Developments Ltd.
29,333
           42,000        DBS Land
71,467
            4,800        Oversea - Chinese Banking
                         Corp. Ltd.
26,667
           18,800        Overseas Union Bank
62,667
           33,000        Singapore Land
93,867
           15,000        Singapore Press
206,667
           17,000        United Overseas Bank
93,905
                                                                      ----------
----
                         Total Singapore
584,573
                                                                      ----------
----

                         SOUTH KOREA - 0.2% (a)
                         COMMON STOCKS
           15,643        Korea Equity Fund (USD)
128,077
                                                                      ----------
----

                         SPAIN - 2.0% (a)
                         COMMON STOCKS
            3,150        Banco Bilbao Vizcaya S.A.
84,234
            2,880        Banco Popular Espanol S.A.
170,064
            9,793        Banco Santander SA
274,328
            2,131        Centros Comerciales Pryca
33,839
            1,682        Corporacion Bancaria de
                         Espana S.A.
93,425
            9,820        Endesa S.A.
184,964
            2,179        Gas Natural SDG, S.A.
100,959
           13,280        Iberdrola
158,845
            3,124        Repsol S.A.
130,999
           10,042        Telefonica de Espana
274,055
                                                                      ----------
----
                         Total Spain
1,505,712
                                                                      ----------
----

                         SWEDEN - 3.2% (a)
                         COMMON STOCKS
           14,050        ABB AB
164,138
           45,076        Astra AB
698,115
            7,700        Atlas Copco "B"
228,741
            4,020        Electrolux "B"
332,768
            2,460        Esselte "B"
53,536
            2,010        Granges AB
32,874(b)
           11,400        Hennes & Mauritz AB
466,508
            5,690        Nordbanken AB
178,527
              660        Sandvik "A"
20,003
            7,570        Sandvik "B"
230,438
            1,370        Scribona "B"
18,108
                                                                      ----------
----
                         Total Sweden
2,423,756
                                                                      ----------
----

                         SWITZERLAND - 6.5% (a)
                         COMMON STOCKS
              426        ABB AG
555,222
            1,154        Adecco S.A.
366,742
            1,210        Credit Suisse Group
170,450
              655        Nestle
922,917
              994        Novartis AG
1,556,752
              116        Roche Holdings
1,019,375
            1,120        Schwizerischer Bankverein
301,146
                                                                      ----------
----
                         Total Switzerland
4,892,604
                                                                      ----------
----

                         THAILAND - 0.1% (a)
                         COMMON STOCKS
            4,100        Advanced Information Service
                         plc (Foreign Registered)
22,686
            2,000        Siam Cement
16,673
                                                                      ----------
----
                         Total Thailand
39,359
                                                                      ----------
----

                         UNITED KINGDOM - 16.6% (a)
                         COMMON STOCKS
           26,000        Abbey National
413,532
           30,706        Argos plc
327,133
           77,000        Asda Group
200,240
           33,000        BG plc
145,058
           19,000        British Petroleum
279,245
           57,100        Cable & Wireless
456,006
           40,400        Cadbury Schweppes
406,687
           50,400        Caradon plc
160,661
           21,000        Centrica plc
29,507(b)
           18,000        Compass Group
190,257
           26,000        David S. Smith
99,457
           21,000        Electrocomponents
163,832
            3,000        GKN
67,294
           42,500        Glaxo Wellcome
911,270
            5,000        Heywood Williams Group
20,133
           16,000        Hillsdown Holdings
45,098
           11,000        John Laing "A"
68,746
           65,000        Kingfisher
935,682
          111,000        National Westminster Bank
1,595,994
           40,000        Rank Group plc
223,476
          110,000        Reed International plc
1,087,938
           22,000        Rolls Royce
78,988
           23,800        RTZ
306,666
           49,000        Safeway plc
319,179
           10,000        Sears
9,899
          149,000        Shell Transport & Trading
1,056,811
          134,200        SmithKline Beecham plc
1,272,121
           30,000        T & N
126,649
           32,000        Tesco
256,226
          113,000        Tomkins
580,133
           44,500        United News & Media
559,949
                                                                      ----------
----
                         Total United Kingdom
12,393,867
                                                                      ----------
----

                         VENEZUELA - 0.1% (a)
                         COMMON STOCKS
            1,290        Compania Anonima Nacional
                         Telefonos de Venezuela
                         ADR (USD)
56,438
                                                                      ----------
----

     Principal
       Amount
  --------------
                         SHORT-TERM
                         SECURITIES - 6.4% (a)
                         U.S. Government Agency
       $4,800,000        Federal Home Loan Bank
                         Discount Notes, 5.63%,
                         due 11/3/1997
4,798,499
                                                                      ----------
----
                         Total Investments                            $
74,730,499(d)

==============

NOTES TO PORTFOLIO OF INVESTMENTS:
----------------------------------

(a) The categories of investments are shown as a percentage of total investments of the
    Lutheran Brotherhood World Growth Fund.

(b) Currently non-income producing.

(c) Security Classification:

                                   Cost            Value        % of Portfolio
                               ------------     -----------     --------------
Common Stocks
& Warrants                     $64,371,323      $69,592,548         93.1%
Preferred Stocks                   322,416          339,452          0.5%
Short-Term                       4,798,499        4,798,499          6.4%
                               -----------      -----------        ------
Total Investments              $69,492,238      $74,730,499        100.0%
                               ===========      ===========        ======

(d) At October 31, 1997, the aggregate cost of securities for federal income tax purposes was $69,676,427 and the net unrealized appreciation of investments based on that cost was
    $5,054,072 which is comprised of $10,904,612 aggregate gross unrealized appreciation and
    $5,850,540 aggregate gross unrealized depreciation.

(e) Miscellaneous Footnotes:
(ADR) - American Depository Receipts
(GDR) - Global Depository Receipts
(USD) - Denominated in U.S. Dollars

The accompanying notes are an integral part of the financial statements.



LUTHERAN BROTHERHOOD FUND
Portfolio of Investments
October 31, 1997


   Shares                                                 Value
------------                                           ------------
                COMMON STOCKS - 98.3% (a)

                Airlines - 1.0%
    299,000     Southwest Airlines Co.                 $  9,754,875
                                                       ------------

                Automotive - 0.9%
    144,300     General Motors Corp.                      9,262,256
                                                       ------------

                Bank & Finance - 15.3%
    191,150     American International Group, Inc.       19,509,247
    204,400     Bank of New York Co., Inc.                9,619,575
     81,600     Chase Manhattan Corp.                     9,414,600
    149,700     Citicorp                                 18,721,856
    264,700     Federal Home Loan Mortgage Corp.         10,025,513
    200,500     Federal National Mortgage Association     9,711,719
     87,000     Household International, Inc.             9,852,750
    114,000     Lehman Brothers Holdings, Inc.            5,365,125
    371,250     MBNA Corp.                                9,768,516
    164,400     MGIC Investment Corp.                     9,915,375
    316,900     NationsBank Corp.                        18,974,388
    194,300     U.S. Bancorp                             19,757,881
                                                       ------------
                                                        150,636,545
                                                       ------------

                Chemicals - 4.0%
    131,000     Air Products & Chemicals, Inc.            9,956,000
    172,900     E.I. du Pont de Nemours and Co.           9,833,688
    228,100     Monsanto Co.                              9,751,275
    219,800     Praxair, Inc.                             9,575,038
                                                       ------------
                                                         39,116,001
                                                       ------------

                Computer Software - 3.9%
    130,600     Computer Associates International, Inc.   9,737,863
     74,700     Microsoft Corp.                           9,711,000(b)
    279,750     Oracle Corp.                             10,009,805(b)
    213,900     Parametric Technology Corp.               9,438,338(b)
                                                       ------------
                                                         38,897,006
                                                       ------------

                Computers & Office Equipment - 2.0%
    159,200     Hewlett Packard Co.                       9,820,650
     99,800     International Business Machines           9,786,638
                                                       ------------
                                                         19,607,288
                                                       ------------

                Conglomerates - 6.9%
    537,500     AlliedSignal, Inc.                       19,350,000
    290,700     Dover Corp.                              19,622,250
    275,800     Honeywell, Inc.                          18,771,638
    266,900     Thermo Electron Corp.                     9,958,706(b)
                                                       ------------
                                                         67,702,594
                                                       ------------

                Drugs & Health Care - 9.9%
    155,800     Abbott Laboratories                       9,552,488
    422,800     Becton, Dickinson & Co.                  19,475,225
    111,200     Bristol-Myers Squibb Co.                  9,757,800
    144,800     Eli Lilly & Co.                           9,683,500
    173,100     Johnson & Johnson                         9,931,613
    221,200     Merck & Co., Inc.                        19,742,100
    137,100     Pfizer, Inc.                              9,699,825
     68,800     Warner-Lambert Co.                        9,851,300
                                                       ------------
                                                         97,693,851
                                                       ------------

                Electric Utilities - 2.4%
    189,100     Entergy Corp.                             4,621,131
    190,700     FPL Group, Inc.                           9,856,806
    421,900     Southern Co.                              9,677,331
                                                       ------------
                                                         24,155,268
                                                       ------------

                Electrical Equipment - 2.0%
    302,400     General Electric Co.                     19,523,700
                                                       ------------

                Electronics - 3.9%
    207,000     Adaptec, Inc.                            10,026,562(b)
    372,800     Atmel Corp.                               9,646,200(b)
    244,500     Intel Corp.                              18,826,500
                                                       ------------
                                                         38,499,262
                                                       ------------

                Food & Beverage - 5.0%
    343,500     Coca-Cola Co.                            19,407,750
    270,600     PepsiCo, Inc.                             9,961,462
    390,900     Sara Lee Corp.                           19,984,762
                                                       ------------
                                                         49,353,974
                                                       ------------

                Healthcare Management - 0.1%
    55,300      Oxford Health Plans, Inc.                 1,427,431(b)
                                                       ------------

                Household Products - 5.8%
    138,800     Avon Products, Inc.                       9,091,400
    144,600     Colgate Palmolive Co.                     9,362,850
    219,800     Gillette Co.                             19,575,937
    285,900     Procter & Gamble Co.                     19,441,200
                                                       ------------
                                                         57,471,387
                                                       ------------

                Leisure & Entertainment - 5.9%
    203,600     Carnival Cruise Lines, Inc.               9,874,600
    236,600     Disney (Walt) Co.                        19,460,350
    138,700     HFS, Inc.                                 9,778,350(b)
    141,400     Marriot International, Inc.               9,862,650
    249,100     Mattel, Inc.                              9,683,762
                                                       ------------
                                                         58,659,712
                                                       ------------

                Machinery & Equipment - 1.0%
    183,800     Deere & Co.                               9,672,475
                                                       ------------

                Mining & Metals - 1.0%
    137,300     Aluminum Co. of America                  10,022,900
                                                       ------------

                Oil & Oil Service - 10.1%
    214,000     Amoco Corp.                              19,621,125
    121,400     Chevron Corp.                            10,068,612
    325,300     Exxon Corp.                              19,985,619
    335,400     Halliburton Co.                          19,998,225
    268,000     Mobil Corp.                              19,513,750
    245,600     Unocal Corp.                             10,131,000
                                                       ------------
                                                         99,318,331
                                                       ------------

                Restaurants - 1.0%
    208,600     McDonald's Corp.                          9,347,887
     24,490     Tricon Global Restaurants, Inc.             742,353(b)
                                                       ------------
                                                         10,090,240
                                                       ------------

                Retail - 5.0%
    163,300     CVS Corp.                                10,012,331
    229,800     Federated Department Stores              10,111,200(b)
    312,000     Kroger Co.                               10,179,000(b)
    168,200     Safeway, Inc.                             9,776,625(b)
    273,200     Wal-Mart Stores, Inc.                     9,596,150
                                                       ------------
                                                         49,675,306
                                                       ------------

                Services - 1.1%
    348,800     First Data Corp.                         10,137,000
                                                       ------------

                Telecommunications Equipment - 5.1%
    243,700     Cisco Systems, Inc.                      19,991,016(b)
    119,074     Lucent Technologies, Inc.                 9,816,163
    159,400     Motorola, Inc.                            9,842,950
    189,000     Tellabs, Inc.                            10,206,000(b)
                                                       ------------
                                                         49,856,129
                                                       ------------

                Telephone & Telecommunications - 5.0%
    303,700     Ameritech Corp.                          19,740,500
    308,700     SBC Communications, Inc.                 19,641,037
    288,500     WorldCom, Inc.                            9,700,812(b)
                                                       ------------
                                                         49,082,349
                                                       ------------

                Total Common Stock
                (Cost $737,132,579)                     969,615,880
                                                       ------------

  Principal
   Amount
------------
                SHORT-TERM SECURITIES - 1.7% (a)
                Commercial Paper - 1.0%
$10,000,000     Associates Corp. of North America,
                5.72%, Due 11/3/1997                   $  9,996,822
                                                       ------------

                U.S. Government Agency - 0.7%
  4,000,000     U.S. Treasury Bills, 4.72%,
                  Due 11/13/1997                          3,993,707
  3,025,000     U.S. Treasury Bills, 5.135%,
                  Due 11/6/1997                           3,022,843
                                                       ------------
                Total U.S. Government Agency              7,016,550
                                                       ------------
                Total Short-Term Securities
                  (at amortized cost)                    17,013,372
                                                       ------------
                Total Investments
                  (cost $754,145,951)                   $986,629,252(c)
                                                       ============


NOTES TO PORTFOLIO OF INVESTMENTS:
----------------------------------

(a) The categories of investments are shown as a percentage of total investments of the Lutheran Brotherhood Fund.

(b) Currently non-income producing.

(c) At October 31, 1997, the aggregate cost of securities for federal income tax purposes was $754,415,106 and the net unrealized appreciation of investments based on that cost was $232,214,146 which is comprised of $244,826,778 aggregate gross unrealized appreciation and $12,612,632 aggregate gross unrealized depreciation.

The accompanying notes are an integral part of the financial statements.




LUTHERAN BROTHERHOOD HIGH YIELD FUND
Portfolio of Investments
October 31, 1997


  Principal
Maturity
   Amount
Rate            Date             Value
-------------
----          --------          -------
               CORPORATE BONDS - 80.9% (a)
               Aerospace - 0.3%
$   2,800,000  Stellex Industries, Inc., Sr. Subordinated Notes
9.5%         11/1/2007    $    2,786,000

--------------
               Airlines - 0.9%
    2,800,000  Northwest Airlines, Inc., Notes
8.7%         3/15/2007         2,957,651
    2,000,000  Northwest Airlines, Inc., Notes
8.375%         3/15/2004         2,070,874
    2,000,000  U.S. Air, Inc., Sr. Secured Equipment Trust, Series 1993-A-3
10.375%          3/1/2013         2,225,000

--------------

7,253,525

--------------
               Automotive - 0.7%
    4,000,000  Chief Auto Parts, Inc., Sr. Notes
10.5%         5/15/2005         3,920,000
    3,600,000  Exide Corp., Convertible Sr. Subordinated Notes
2.9%        12/15/2005         2,277,000

--------------

6,197,000

--------------
               Bank & Finance - 8.3%
    3,450,000  AmeriCredit Corp., Sr. Notes
9.25%          2/1/2004         3,467,250
    3,250,000  Chevy Chase Savings Bank, Subordinated Debentures
9.25%         12/1/2005         3,298,750
    3,200,000  Delta Financial Corp., Sr. Notes
9.5%          8/1/2004         3,216,000
    5,200,000  Dollar Financial Group, Inc., Sr. Notes, Series A
10.875%        11/15/2003         5,590,000
    4,400,000  Emergent Group, Inc., Sr. Notes
10.75%         9/15/2004         4,334,000
    8,150,000  First Nationwide Holdings, Inc., Sr. Notes
12.5%         4/15/2003         9,250,250
    2,598,000  HomeSide, Inc., Sr. Secured Second Priority Bonds, Series B
11.25%         5/15/2003         3,091,620
    5,200,000  Integon Capital I, Capital Securities, Series B
10.75%         2/15/2027         6,630,000
    4,700,000  Mego Mortgage Corp., Sr. Subordinated Notes
12.5%         12/1/2001         4,723,500
    2,200,000  Residential Reinsurance Ltd., Notes
Zero Coupon      12/15/2008         2,260,500
    3,600,000  Riggs Capital Trust II, Trust Preferred Securities, Series C
8.875%         3/15/2027         3,838,324
    3,200,000  Southern Pacific Funding, Sr. Notes
11.5%         11/1/2004         3,220,000
    1,340,000  Trizec Finance Ltd., Sr. Notes
10.875%        10/15/2005         1,525,925
    5,200,000  Veritas Holdings GMBH, Sr. Notes
9.625%        12/15/2003         5,408,000
    5,000,000  Williams Scotsman, Inc., Sr. Notes
9.875%          6/1/2007         5,125,000
    5,200,000  Wilshire Financial Services Group, Inc., Notes
13.0%          1/1/2004         5,421,000

--------------

70,400,119

--------------
               Broadcasting - 10.7%
    3,500,000  American Telecasting, Inc., Sr. Discount Notes
Zero Coupon       8/15/2005         1,207,500
    2,000,000  American Telecasting, Inc., Sr. Discount Notes
Zero Coupon       6/15/2004           730,000
    2,400,000  Australis Holdings Pty Ltd., Sr. Discount Notes
Zero Coupon       11/1/2002         1,692,000
    7,092,703  Australis Media Ltd., Sr. Discount Notes
Zero Coupon       5/15/2003         5,177,673
    5,100,000  Cablevision Industries, Debentures, Series B
9.25%          4/1/2008         5,536,193
    4,000,000  CS Wireless Systems, Inc., Sr. Discount Notes, Series B
Zero Coupon        3/1/2006         1,180,000
    3,550,000  Diamond Cable Co., Sr. Discount Notes
Zero Coupon       9/30/2004         3,106,250
    1,600,000  Echostar DBS Corp., Sr. Secured Notes
12.5%          7/1/2002         1,708,000
    5,200,000  EchoStar Satellite Broadcasting Corp., Sr.
               Secured Discount Notes
Zero Coupon       3/15/2004         4,134,000
    6,455,298  Falcon Holdings Group L.P., Sr. Subordinated Notes, Series B
11.0%         9/15/2003         6,745,786
    8,100,000  Groupo Televisa S.A., Sr. Notes
11.875%         5/15/2006         8,869,500
    5,500,000  Intermedia Capital Partners, Sr. Notes
11.25%          8/1/2006         5,995,000
    4,100,000  International CableTel, Inc., Convertible Subordinated Notes
7.0%         6/15/2008         3,992,375
      400,000  International CableTel, Inc., Convertible Subordinated Notes
7.25%         4/15/2005           443,500
    4,200,000  International CableTel, Inc., Sr. Notes, Series A
Zero Coupon       4/15/2005         3,407,250
    3,200,000  Jacor Communications, Inc., Convertible
               Liquid Yield Option Notes
Zero Coupon       6/12/2011         1,976,000
    2,800,000  NTL, Inc., Sr. Notes, Series B
10.0%         2/15/2007         2,898,000
    4,000,000  Olympus Communications, L.P., Sr. Notes
10.625%        11/15/2006         4,360,000
    5,200,000  Rogers Cablesystems Ltd., Sr. Secured Second Priority Notes
9.625%          8/1/2002         5,473,000
    1,100,000  Rogers Cantel, Inc., Sr. Secured Notes
8.3%         10/1/2007         1,091,750
      500,000  Rogers Cantel, Inc., Sr. Subordinated Notes
8.8%         10/1/2007           496,250
    6,000,000  Rogers Communications, Inc., Convertible Debentures
2.0%        11/26/2005         3,637,500
    2,000,000  Rogers Communications, Inc., Sr. Notes
9.125%         1/15/2006         2,030,000
    2,625,000  Scott Cable Communications, Debentures
15.0%         4/15/2001         2,454,375
      583,887  Scott Cable Communications, Jr. Subordinated Notes,
               Payment-In-Kind
16.0%         7/18/2002           102,180
    4,600,000  Sinclair Broadcast Group, Sr. Subordinated Notes
9.0%         7/15/2007         4,600,000
      700,000  UIH Australia/Pacific, Inc., Sr. Discount Notes
Zero Coupon       5/15/2006           495,250
    3,100,000  UIH Australia/Pacific, Inc., Sr. Discount Notes, Series B
Zero Coupon       5/15/2006         2,193,250
    4,800,000  United International Holdings, Inc., Sr. Discount Notes
Zero Coupon      11/15/2099         3,960,000
    3,100,000  Wireless One, Inc., Sr. Notes
13.0%        10/15/2003         1,565,500

--------------

91,258,082

--------------
               Building Products & Materials - 1.4%
    4,700,000  Atrium Companies, Inc., Sr. Subordinated Notes
10.5%        11/15/2006         4,923,250
    4,400,000  CEMEX S.A. de C.V., Notes
12.75%         7/15/2006         4,939,000
    2,400,000  Nortek, Inc., Sr. Notes
9.125%          9/1/2007         2,424,000

--------------

12,286,250

--------------
               Chemicals - 0.4%
    3,200,000  Sovereign Specialty Chemicals, Inc., Sr. Subordinated Notes
9.5%          8/1/2007         3,264,000

--------------
               Computers & Office Equipment - 1.4%
    3,250,000  Dictaphone Corp., Sr. Subordinated Notes
11.75%          8/1/2005         2,908,750
    3,000,000  Unisys Corp., Sr. Notes
12.0%         4/15/2003         3,375,000
    4,800,000  Unisys Corp., Sr. Notes
11.75%        10/15/2004         5,448,000

--------------

11,731,750

--------------
               Construction & Home Building - 1.2%
    6,400,000  Peters (J.M.) Co., Inc., Sr. Notes
12.75%          5/1/2002         6,624,000
    3,600,000  The Fortress Group, Inc., Sr. Notes
13.75%         5/15/2003         4,014,000

--------------

10,638,000

--------------
               Containers & Packaging - 1.3%
    3,350,000  Radnor Holdings Corp., Sr. Notes
10.0%         12/1/2003         3,484,000
      650,000  Radnor Holdings Corp., Sr. Notes, Series B
10.0%         12/1/2003           676,000
    2,191,000  Silgan Holdings, Inc., Subordinated Debentures,
               Payment-In-Kind
13.25%         7/15/2006         2,486,785
    1,900,000  Vicap, S.A. de C.V., Sr. Guaranteed Notes
10.25%         5/15/2002         1,909,500
    2,800,000  Vicap, S.A. de C.V., Sr. Guaranteed Notes
11.375%         5/15/2007         2,884,000

--------------

11,440,285

--------------
               Drugs & Health Care - 0.7%
    2,900,000  ICN Pharmaceuticals, Inc., Sr. Notes
9.25%         8/15/2005         3,059,500
    2,450,000  Owens & Minor, Inc., Sr. Subordinated Notes
10.875%          6/1/2006         2,676,625

--------------

5,736,125

--------------
               Electric Utilities - 2.3%
    1,600,000  AES Corp., Sr. Subordinated Notes
8.5%         11/1/2007         1,580,000
    1,400,000  CMS Energy Corp., Sr. Notes
7.625%        11/15/2004         1,400,315
    4,800,000  CMS Energy Corp., Sr. Unsecured Notes
8.125%         5/15/2002         4,929,811
    3,400,000  Espirito Santo Centrais Eletricas S.A.-ELCELSA, Sr. Notes
10.0%         7/15/2007         3,153,500
    1,750,000  Midland Cogen Venture Fund II, Secured Lease Obligation
               Bonds, Series A
11.75%         7/23/2005         2,088,475
    3,000,000  Midland Cogen Venture Fund II, Subordinated Secured Lease
               Obligation Bonds
13.25%         7/23/2006         3,787,533
    2,800,000  Panda Global Energy Co., Sr. Secured Notes
12.5%         4/15/2004         2,702,000

--------------

19,641,634

--------------
               Electrical Equipment - 2.0%
    3,200,000  EV International, Inc., Sr. Subordinated Notes, Series A
11.0%         3/15/2007         3,216,000
    2,000,000  Jordan Telecommunication Products, Sr. Notes
9.875%          8/1/2007         2,040,000
    3,600,000  Protection One Alarm Monitoring, Convertible Sr.
               Subordinated Notes
6.75%         9/15/2003         4,189,500
    3,200,000  Protection One Alarm Monitoring, Sr. Subordinated
               Discount Notes
Zero Coupon       6/30/2005         3,408,000
    4,000,000  Telex Communications, Inc., Unsecured Sr. Notes
10.5%          5/1/2007         3,980,000

--------------

16,833,500

--------------
               Food & Beverage - 2.5%
    3,200,000  Ameriserve Food Distribution, Inc., Sr. Notes
8.875%        10/15/2006         3,208,000
    3,000,000  Cott Corp., Sr. Notes
8.5%          5/1/2007         3,045,000
    6,000,000  Fresh Del Monte Corp., Sr. Notes, Series B
10.0%          5/1/2003         6,360,000
    6,000,000  Gorges/Quik-to-Fix Foods, Sr. Subordinated Notes, Series B
11.5%         12/1/2006         6,285,000
    2,400,000  Southern Foods Group, L.P., Sr. Subordinated Notes
9.875%          9/1/2007         2,484,000

--------------

21,382,000

--------------
               Hospital Management - 2.8%
    3,100,000  Integrated Health Services, Inc., Sr. Subordinated Notes
9.25%         1/15/2008         3,177,500
    4,400,000  Merit Behavioral Care Corp., Sr. Subordinated Notes
11.5%        11/15/2005         5,082,000
    2,800,000  PhyMatrix Corp., Convertible Subordinated Debentures
6.75%         6/15/2003         2,478,000
    3,000,000  Rotech Medical Corp., Convertible Subordinated Debentures
5.25%          6/1/2003         2,996,250
    2,700,000  Tenet Healthcare Corp., Sr. Subordinated Notes
8.625%         1/15/2007         2,774,250
    4,800,000  Unison HealthCare Corp., Sr. Notes
13.0%         11/1/2006         4,056,000
    3,600,000  Vencor, Inc., Sr. Subordinated Notes
8.625%         7/15/2007         3,519,000

--------------

24,083,000

--------------
               Household Products - 1.7%
    5,150,000  BPC Holding Corp., Sr. Secured Notes, Series B
12.5%         6/15/2006         5,690,750
    5,200,000  E&S Holdings Corp., Sr. Subordinated Notes, Series B
10.375%         10/1/2006         4,446,000
    4,000,000  Simmons Co., Sr. Subordinated Notes
10.75%         4/15/2006         4,140,000

--------------

14,276,750

--------------
               Industrial - 0.7%
    2,800,000  Allied Holdings, Inc., Sr. Notes
8.625%         10/1/2007         2,863,000
    2,800,000  Navistar Financial Corp., Sr. Subordinated Notes, Series B
9.0%          6/1/2002         2,898,000

--------------

5,761,000

--------------
               Leisure & Entertainment - 2.9%
    7,800,000  AMF Group, Inc., Sr. Subordinated Discount Notes, Series B
Zero Coupon       3/15/2006         5,928,000
    2,000,000  CapStar Hotel Company, Sr. Subordinated Notes
8.75%         8/15/2007         2,022,500
    2,000,000  CapStar Hotel Company, Convertible Subordinated Notes
4.75%        10/15/2004         2,062,500
    4,800,000  HMH Properties, Inc., Sr. Notes
8.875%         7/15/2007         4,920,000
    2,000,000  IMAX Corp., Sr. Notes
10.0%          3/1/2001         2,110,000
    3,900,000  Lodgenet Entertainment, Sr. Notes
10.25%        12/15/2006         4,017,000
    3,600,000  Signature Resorts, Inc., Sr. Subordinated Notes
9.75%         10/1/2007         3,654,000

--------------

24,714,000

--------------
               Mining & Metals - 1.4%
    3,150,000  Altos Hornos de Mexico, Bonds, Series B
11.875%         4/30/2004         3,220,875
    5,000,000  CSN Iron Panama, Guaranteed Notes
9.125%          6/1/2007         4,225,000
    4,400,000  Westmin Resources Ltd., Sr. Notes
11.0%         3/15/2007         4,686,000

--------------

12,131,875

--------------
               Oil & Gas - 5.4%
    6,800,000  Abraxas Petroleum Corp., Sr. Notes, Series B
11.5%         11/1/2004         7,412,000
    3,800,000  Belden & Blake Corp., Sr. Subordinated Notes
9.875%         6/15/2007         3,895,000
    3,900,000  Benton Oil & Gas, Sr. Notes
9.375%         11/1/2007         3,900,000
    3,600,000  Coho Energy, Inc., Sr. Subordinated Notes
8.875%        10/15/2007         3,555,000
    2,800,000  Cross Timbers Oil Co., Sr. Subordinated Notes
8.75%         11/1/2009         2,814,000
    3,200,000  National Energy Group, Inc., Sr. Notes
10.75%         11/1/2006         3,328,000
    2,750,000  National Energy Group, Inc., Sr. Notes, Series C
10.75%         11/1/2006         2,860,000
    2,750,000  Perez Companc S.A., Notes
8.125%         7/15/2007         2,509,375
    3,850,000  Petroleum Heat & Power Co., Inc., Subordinated Debentures
12.25%          2/1/2005         3,850,000
    3,400,000  Pride Petroleum Services, Inc., Sr. Notes
9.375%          5/1/2007         3,638,000
    4,000,000  Snyder Oil Corp., Sr. Subordinated Notes
8.75%         6/15/2007         4,000,000
    4,000,000  Southwest Royalties, Inc., Sr. Notes
10.5%        10/15/2004         3,990,000

--------------

45,751,375

--------------
               Paper & Forest Products - 3.8%
    3,900,000  Ainsworth Lumber Co. Ltd., Sr. Secured Notes,
               Payment-In-Kind
12.5%         7/15/2007         3,958,500
    2,800,000  APP Finance (II) Mauritius Ltd., Guaranteed Preferred
               Securities, Series B
12.0%         2/15/2004         2,611,000
    3,100,000  APP International Finance, Guaranteed Secured Notes
11.75%         10/1/2005         3,107,750
    5,200,000  Fonda Group, Inc., Sr. Subordinated Notes, Series B
9.5%          3/1/2007         4,966,000
    3,950,000  FSW International Finance Co. B.V., Guaranteed Secured Notes
12.5%         11/1/2006         3,495,750
    5,400,000  National Fiberstock Corp., Sr. Notes Series B
11.625%         6/15/2002         5,697,000
    2,800,000  Pindo Deli Finance Mauritius, Guaranteed Sr. Notes
10.75%         10/1/2007         2,604,000
    3,950,000  Tembec Finance Corp., Sr. Notes
9.875%         9/30/2005         4,167,250
    2,000,000  Tjiwi Kimia Financial Mauritius, Guaranteed Sr. Notes
10.0%          8/1/2004         1,805,000

--------------

32,412,250

--------------
               Pollution Control - 0.4%
    3,000,000  Norcal Waste Systems, Inc., Sr. Notes, Series B
13.25%        11/15/2005         3,450,000

--------------
               Publishing & Printing - 2.9%
    1,800,000  ITT PubliMedia BV, Sr. Subordinated Notes
9.375%         9/15/2007         1,845,000
    2,500,000  K-III Communications Corp., Sr. Notes
10.25%          6/1/2004         2,675,000
    5,500,000  MDC Communications Corp., Sr. Subordinated Notes
10.5%         12/1/2006         5,898,750
    7,200,000  Neodata Services, Inc., Sr. Notes, Series B
12.0%          5/1/2003         7,830,000
    3,500,000  News America Holdings, Inc., Convertible
               Liquid Yield Option Notes
Zero Coupon       3/11/2013         1,566,250
      750,000  News America Holdings, Inc., Subordinated Notes
Zero Coupon       3/31/2002           536,250
    4,150,000  Sullivan Graphics, Inc., Sr. Subordinated Notes
12.75%          8/1/2005         4,170,750

--------------

24,522,000

--------------
               Retail - 1.4%
    2,600,000  County Seat Stores, Inc., Units
12.75%         11/1/2004         2,639,000
    2,250,000  F & M Distributors, Inc., Sr. Subordinated Notes
11.5%         4/15/2003            33,750
    2,600,000  J Crew Group, Sr. Discount Notes
Zero Coupon      10/15/2008         1,417,000
    4,000,000  Lifestyle Furnishings International Ltd., Sr. Subordinated Notes
10.875%          8/1/2006         4,440,000
    3,200,000  TravelCenters of America, Inc., Sr. Subordinated Notes
10.25%          4/1/2007         3,344,000

--------------

11,873,750

--------------
               Retail: Food - 2.7%
    4,000,000  Fleming Companies, Inc., Sr. Subordinated Notes
10.625%         7/31/2007         4,240,000
    1,200,000  Jitney-Jungle Stores of America, Sr. Subordinated Notes
10.375%         9/15/2007         1,242,000
    2,700,000  Jitney-Jungle Stores of America, Sr. Notes
12.0%          3/1/2006         3,037,500
    4,100,000  Pueblo Xtra International, Inc., Sr. Notes, Series C
9.5%          8/1/2003         3,997,500
    4,750,000  Ralphs Grocery Co., Sr. Notes
10.45%         6/15/2004         5,225,000
    5,000,000  Smith's Food & Drug Centers, Pass Through Certificates
8.64%          7/2/2012         5,375,000

--------------

23,117,000

--------------
               Services - 1.3%
    2,000,000  Discovery Zone, Inc., Units
13.5%          8/1/2002         2,120,000
    5,900,000  KinderCare Learning Centers, Inc., Sr. Subordinated Notes
9.5%         2/15/2009         5,826,250
    2,800,000  Unicco Service/Finance, Sr. Subordinated Notes
9.875%        10/15/2007         2,786,000

--------------

10,732,250

--------------
               Telecommunications - 8.8%
    6,400,000  Clearnet Communications, Inc., Sr. Discount Notes
Zero Coupon      12/15/2005         4,928,000
    4,000,000  Comcast Cellular Holdings, Inc., Sr. Notes
9.5%          5/1/2007         4,140,000
    2,000,000  GST Equipment Funding, Inc., Sr. Secured Notes
13.25%          5/1/2007         2,280,000
    1,060,000  GST Telecommunications, Inc., Sr. Subordinated Notes
Zero Coupon      12/15/2005         1,060,000
    3,850,000  GST USA, Inc., Sr. Discount Notes
Zero Coupon      12/15/2005         2,752,750
    4,600,000  Hyperion Telecommunications, Sr. Discount Notes, Series B
Zero Coupon       4/15/2003         3,151,000
    3,950,000  IntelCom Group (U.S.A.), Inc., Sr. Discount Notes
Zero Coupon        5/1/2006         2,918,063
    6,000,000  Ionica plc, Sr. Notes
13.5%         8/15/2006         6,450,000
    3,900,000  IXC Communications, Inc., Sr. Notes, Series B
12.5%         10/1/2005         4,446,000
    6,800,000  Microcell Telecommunications, Inc., Sr. Discount Notes
Zero Coupon        6/1/2006         4,556,000
    8,400,000  Millicom International Cellular, Sr. Discount Notes
Zero Coupon        6/1/2006         6,363,000
    3,200,000  NEXTLINK Communications LLC, Sr. Discount Notes
12.5%         4/15/2006         3,648,000
    2,400,000  ORBCOMM Global, L.P., Sr. Notes
14.0%         8/15/2004         2,526,000
    6,000,000  PageMart Nationwide, Inc., Sr. Discount Exchange Notes
Zero Coupon        2/1/2005         5,040,000
    3,500,000  Phonetel Technologies, Inc., Sr. Notes
12.0%        12/15/2006         3,596,250
    6,000,000  RSL Communications Ltd., Units
12.25%        11/15/2006         6,570,000
    3,100,000  USA Mobile Communications, Inc., Sr. Notes
14.0%         11/1/2004         3,425,500
    6,800,000  Viatel, Inc., Sr. Discount Notes
Zero Coupon       1/15/2005         5,202,000
    2,500,000  WinStar Communications, Inc., Sr. Discount Notes
Zero Coupon      10/15/2005         1,787,500

--------------

74,840,063

--------------
               Telephone & Telecommunications - 8.2%
    3,200,000  American Communications Services, Inc., Sr. Notes
13.75%         7/15/2007         3,600,000
    2,400,000  Globalstar LP/Capital Corp., Sr. Notes
10.75%         11/1/2004         2,322,000
    2,750,000  Hermes Europe Railtel B.V., Sr. Notes
11.5%         8/15/2007         2,956,250
    2,700,000  HighwayMaster Communications, Inc., Units
13.75%         9/15/2005         2,659,500
    1,600,000  Hyperion Telecommunications, Inc., Sr. Secured Notes
12.25%          9/1/2004         1,704,000
    3,000,000  Intermedia Communication, Sr. Notes
8.875%         11/1/2007         2,955,000
      800,000  Iridium LLC/Capital Corp., Sr. Notes
11.25%         7/15/2005           748,000
    2,800,000  Iridium LLC/Capital Corp., Sr. Notes, Series A
13.0%         7/15/2005         2,842,000
    3,150,000  Iridium LLC/Capital Corp., Sr. Notes, Series B
14.0%         7/15/2005         3,323,250
    2,750,000  James Cable Partners, L.P., Sr. Notes
10.75%         8/15/2004         2,880,625
    5,600,000  Knology Holdings, Inc., Units
Zero Coupon      10/15/2007         2,996,000
    5,600,000  McCaw International Ltd., Sr. Discount Notes
Zero Coupon       4/15/2007         3,444,000
    4,000,000  MGC Communications, Inc., Units
13.0%         10/1/2004         3,960,000
    2,400,000  Netia Holdings BV, Sr. Discount Notes
Zero Coupon       11/1/2007         1,362,000
    3,600,000  Nextel Communications, Inc., Sr. Discount Notes
Zero Coupon       9/15/2007         2,106,000
    4,000,000  Nextel Communications, Inc., Sr. Discount Notes
Zero Coupon      10/31/2007         2,230,000
    2,000,000  NEXTLINK Communications, Inc., Sr. Notes
9.625%         10/1/2007         2,010,000
    1,950,000  Price Communications Wireless, Sr. Subordinated Notes
11.75%         7/15/2007         2,101,125
    3,200,000  Primus Telecommunications Group, Inc., Units
11.75%          8/1/2004         3,408,000
    2,400,000  Telegroup, Inc., Sr. Discount Notes
Zero Coupon       11/1/2004         1,878,000
    3,550,000  Teletrac, Inc., Units
14.0%          8/1/2007         3,603,250
    9,600,000  UNIFI Communications, Inc., Sr. Notes
14.0%          3/1/2004         9,072,000
    4,800,000  USN Communications, Inc., Units
Zero Coupon       8/15/2004         3,504,000
    2,000,000  Winstar Communications, Inc., Unsecured Sr. Notes
Zero Coupon      10/15/2005         2,350,000

--------------

70,015,000

--------------
               Textiles & Apparel - 1.5%
    2,700,000  Anvil Knitwear, Inc., Sr. Notes, Series B
10.875%         3/15/2007         2,781,000
    1,700,000  Brazos Sportswear, Inc., Sr. Notes
10.5%          7/1/2007         1,683,000
    2,800,000  CMI Industries, Inc., Sr. Subordinated Notes
9.5%         10/1/2003         2,744,000
    2,800,000  Delta Mills, Inc., Sr. Notes
9.625%          9/1/2007         2,828,000
    2,800,000  Dyersburg Corp., Sr. Subordinated Notes
9.75%          9/1/2007         2,870,000

--------------

12,906,000

--------------
               Transportation - 0.9%
    6,150,000  Equimar Shipholdings Ltd., First Priority Mortgage Notes
9.875%          7/1/2007         5,934,750
    3,000,000  TFM, S.A. de C.V., Sr. Discount Debentures
Zero Coupon       6/15/2009         1,837,500

--------------

7,772,250

--------------
               Total Corporate Bonds (cost $667,272,410)
689,206,833

--------------
       Shares
      --------
               PREFERRED STOCKS - 13.4% (a)
               Convertible - 4.5%
       41,000  AES Trust II, Convertible Preferred Stock
1,968,000
       34,000  Big Flower Trust I, Convertible Preferred Stock
1,670,250
       40,000  CalEnergy Capital Trust III, Convertible Preferred Stock
1,930,000
       85,000  Echostar Communications Corp., Convertible Preferred Stock,
Series C                                  4,250,000
       40,000  Evergreen Media Corp., Convertible Preferred Stock
2,475,000
      114,500  Granite Broadcasting Corp., Convertible Preferred Stock
5,954,000
       60,000  Host Marriott Financial Trust, Convertible Preferred Stock
3,915,000
       30,000  Intermedia Communication, Convertible Preferred Stock
705,000
       10,000  Lomak Financing Trust, Convertible Preferred Stock
508,750
       58,500  Network Imaging Corp., Convertible Preferred Stock, Series A
416,813
       39,000  Sinclair Broadcast Group, Inc., Convertible Preferred Stock
1,945,125
       36,000  TIMET Capital Trust I, Convertible Preferred Stock
1,899,000
      100,000  USX Corp. (Marathon Group), Convertible Preferred Stock
2,175,000
       74,600  WorldCom, Inc., Convertible Preferred Stock
8,728,200

--------------

38,540,138

--------------
               Non-Convertible - 8.9%
        2,300  American Communication Services, Payment-in-Kind Preferred Stock
2,173,500
       27,000  Benedek Communications Corp., Sr. Exchangeable Preferred Stock
3,321,000
       18,433  Cablevision Systems Corp., Preferred Stock
2,032,238
       40,454  Cablevision Systems Corp., Redeemable Exchangeable Preferred
Stock, Series H                          4,581,416
       28,000  California Federal Bank, Non-cumulative Preferred Stock
3,213,000
       29,646  Chancellor Media Corp., Payment-In-Kind Preferred Stock
3,387,056
       60,000  Chevy Chase Capital Corp., Non-cumulative Exchangeable Preferred
Stock, Series A                      3,127,500
       36,616  Communications & Power Industries, Inc., Exchangeable Preferred
Stock, Series B                       3,872,142
        5,150  Consolidated Hydro, Inc., Preferred Stock
518,863(b,d)
        1,400  Echostar Communications Corp., Exchangeable Payment-In-Kind
Preferred Stock                           1,442,000
       45,500  Grand Union Holdings Corp., Cumulative Preferred Stock, Series A
0(b,d)
      276,736  Harvard Industries, Inc., Exchangeable Payment-In-Kind Preferred
Stock                                  345,920
        2,000  Hyperion Telecommunications, Inc., Payment-In-Kind Preferred
Stock                                    1,947,500
        4,550  ICG Communications, Inc., Preferred Stock
5,198,375
        2,008  Intermedia Communications, Inc., Preferred Stock
2,371,950
        2,000  IXC Communications, Inc., Payment-In-Kind Preferred Stock
2,300,000
        1,200  J Crew Group, Preferred Stock
1,188,000
       10,000  Jitney-Jungle Stores of America, Sr. Exchangeable Preferred
Stock, Class A                            1,490,000
       93,000  K-III Communications Corp., Exchangeable Preferred Stock
2,464,500
       25,778  K-III Communications Corp., Exchangeable Preferred Stock, Series
B                                    2,790,467
       17,000  K-III Communications Corp., Preferred Stock
1,678,750
       40,500  K-III Communications Corp., Preferred Stock, Series D
4,181,625
       64,799  NEXTLINK Communications, Inc., Payment-In-Kind Preferred Stock
4,017,538
        3,033  Paxson Communications Corp., Payment-In-Kind Preferred Stock
3,199,815
      160,000  Petroleum Heat & Power Co., Inc., Exchangeable Preferred Stock,
Series B                              3,880,000
      122,500  River Bank America, Preferred Stock
2,909,375
       28,000  SFX Broadcasting, Inc., Payment-In-Kind Preferred Stock
3,199,000
    5,200,000  SIG Capital Trust I, Preferred Stock
5,148,000

--------------

75,979,530

--------------
                 Total Preferred Stocks (cost $114,974,405)
114,519,668

--------------
               COMMON STOCKS & STOCK WARRANTS - 3.0% (a,b)
       11,700  American Communications Services, Stock Warrants
994,500
        2,400  American Telecasting, Inc., Stock Warrants
1,200
       26,000  American Telecasting, Inc., Stock Warrants
13,000
      125,000  Arch Communications Group, Common Stock
953,125
        2,400  Australis Holdings Pty Ltd., Stock Warrants
24
        9,400  Australis Media Ltd., Stock Warrants
94
      104,000  Bell & Howell Co., Common Stock
2,866,500
       23,925  Clearnet Communications, Inc., Stock Warrants
143,550
        1,890  Communications & Power Industries, Inc., Common Stock
283,500
        9,270  Consolidated Hydro, Inc., Stock Warrants
0(d)
        2,233  CS Wireless Systems, Inc., Common Stock
2
       20,000  Echostar Communications Corp., Class A Common Stock
380,000
      112,013  Gaylord Container Corp., Class A Common Stock
742,086
      154,623  Gaylord Container Corp., Stock Warrants
1,034,041
       29,811  Grand Union Co., Stock Warrants
298(d)
       14,905  Grand Union Co., Stock Warrants
149(d)
       70,000  Harvard Industries, Inc., Class B Common Stock
70,000
        9,200  Hyperion Telecommunications, Stock Warrants
690,000
      110,000  IntelCom Group Communications, Inc., Common Stock
2,530,000
       50,335  IntelCom Group (U.S.A.), Inc., Stock Warrants
704,690
        4,100  Intermedia Communications of Florida, Stock Warrants
287,000
       10,200  Ionica plc, Stock Warrants
2,397,000
        2,000  Iridium World Communications, Stock Warrants
250,000
       32,180  JPS Textiles Group, Common Stock, Class A
322(d)
       70,000  Magellan Health Services, Common Stock
2,016,875
        5,600  McCaw International Ltd., Stock Warrants
1,400
      143,834  Memorex Telex N.V., ADR, Common Stock
2,158
        3,981  Memorex Telex N.V., ADR, Stock Warrants
0(d)
       27,200  Microcell Telecommunications, Inc., Stock Warrants
272
       27,200  Microcell Telecommunications, Inc., Stock Warrants
516,800
      268,000  MobileMedia Corp., Class A Common Stock
120,600
        1,500  NEXTEL Communications, Stock Warrants
1,500
        3,086  NEXTEL Communications, Stock Warrants
370
       80,000  NEXTLINK Communications, Inc., Stock Warrants
800
       26,250  PageMart Nationwide, Inc., Common Stock
272,344
      121,000  Pagemart Wireless, Inc., Class A Common Stock
1,179,750
       39,500  Plantronics, Inc., Common Stock
1,456,563
      105,000  Powertel, Inc., Common Stock
1,909,687
       19,360  Protection One Alarm Monitoring, Stock Warrants
232,320
        6,000  RSL Communications Ltd., Stock Warrants
540,000
       20,000  Triangle Wire & Cable, Inc., Stock Warrants
0(d)
        9,600  UNIFI Communications, Inc., Stock Warrants
192,000
       87,000  United International Holdings, Inc., Class A Common Stock
1,076,625
       20,100  United International Holdings, Inc., Stock Warrants
221,100
      192,533  Viatel, Inc., Common Stock
1,275,531
        4,545  Wherehouse Entertainment, Inc., Stock Warrants, Class B
11,362
        4,545  Wherehouse Entertainment, Inc., Stock Warrants, Class C
6,817
       26,181  Wherehouse Entertainment, Inc., Stock Warrants, Class A
248,719
       92,000  Wireless One, Inc., Common Stock
310,500
       13,800  Wireless One, Inc., Stock Warrants
138

--------------
                 Total Common Stocks & Stock Warrants (cost $27,673,541)
25,935,312

--------------

  Principal
Maturity
   Amount
Rate          Date
  ---------
------      ----------
               SHORT-TERM SECURITIES - 2.7% (a)
               Commercial Paper - 2.4%
 $ 20,600,000  BP America, Inc.
5.67%       11/3/1997          20,593,511

--------------
               U. S. Government Agency - 0.3%
    1,800,000  Federal Home Loan Bank, Consolidated Discount Notes
5.63%       11/3/1997           1,799,437

--------------
                 Total Short-Term Securities (at amortized cost)
22,392,948

--------------
                 Total Investments (cost $832,313,304)
$  852,054,761(f)

==============

NOTES TO PORTFOLIO OF INVESTMENTS:
----------------------------------

(a) The categories of investments are shown as a percentage of total investments of the Lutheran Brotherhood High Yield Fund.

(b) Currently non-income producing.

(c) Currently non-income producing and in default.

(d) Denotes restricted securities. These securities have been valued from the date of acquisition through October 31, 1997, by obtaining quotations from brokers who are active with the issues. The following table indicates the acquisition date and cost of restricted securities the Fund owned as of October 31, 1997:


Acquisition
                                       Security
Date               Cost
        ------------------------------------------------------------------------
--    -----------        ------------
        Consolidated Hydro, Inc., Preferred Stock
3/29/1994          $2,440,822
        Consolidated Hydro, Inc., Stock Warrants
2/8/1994              22,776
        Grand Union Co., Stock Warrants
6/20/1995               2,981
        Grand Union Co., Stock Warrants
6/20/1995               5,962
        Grand Union Holdings Corp., Cumulative Preferred Stock, Series A
6/14/1993           5,218,975
        JPS Textiles Group, Common Stock, Class A
1/13/1994           1,281,065
        Memorex Telex N. W., ADR, Stock Warrants
3/25/1994               7,962
        Triangle Wire & Cable, Inc., Stock Warrants
1/3/1992               1,998

(e) Includes stock rights that automatically traded with the stock and had no separate value at October 31, 1997.

(f) At October 31, 1997, the aggregate cost of securities for federal income tax purposes was $833,374,672 and the net unrealized appreciation of investments based on that cost was $18,680,089 which is comprised of $59,562,658 aggregate gross unrealized appreciation and $40,882,569 aggregate gross unrealized depreciation.

The accompanying notes are an integral part of the financial statements.




LUTHERAN BROTHERHOOD INCOME FUND
Portfolio of Investments
October 31, 1997


Principal
Maturity
 Amount
Rate        Date         Value
-----------
-------   ----------   ------------
             CORPORATE BONDS - 47.8% (a)
             Aerospace - 0.7%
$ 6,000,000  Raytheon Company, Notes
6.45%   8/15/2002   $  6,028,074

------------

             Automotive - 2.1%
  5,000,000  Ford Motor Credit Co., Notes
6.375%   10/6/2000      5,039,495
  6,000,000  General Motors Acceptance Corp., Medium Term Notes
7.625%    5/5/2003      6,368,706
  5,000,000  General Motors Acceptance Corp., Unsecured Notes
7.125%    5/1/2003      5,180,040

------------

16,588,241

------------

             Bank & Finance - 19.6%
  3,500,000  Aon Capital A, Capital Securities
8.205%    1/1/2027      3,825,462
 14,000,000  Associates Corp. of North America, Sr. Notes
9.125%    4/1/2000     14,939,414
  4,000,000  Banc One Corp., Subordinated Debentures
8.0%   4/29/2027      4,435,760
  3,000,000  Chase Manhattan Corp., Subordinated Notes
10.375%   3/15/1999      3,168,762
  3,500,000  Chase Manhattan Corp., Subordinated Notes
9.375%    7/1/2001      3,864,074
  7,000,000  Chemical New York Corp., Debentures
9.75%   6/15/1999      7,399,049
 13,000,000  Equitable Life Assurance Society of the United States, Surplus
Notes    6.95%   12/1/2005     13,243,932
  7,000,000  GenAmerica Capital I, Capital Securities
8.525%   6/30/2027      7,355,628
 15,500,000  General Electric Capital Corp., Debentures
8.85%    4/1/2005     17,812,833
 10,000,000  Mellon Capital I, Capital Trust Preferred Securities
7.72%   12/1/2026     10,198,170
  9,000,000  Metropolitan Life Insurance Co., Surplus Notes
7.7%   11/1/2015      9,534,186
  5,000,000  National Westminster Bank plc, Subordinated Notes
9.45%    5/1/2001      5,516,960
  8,000,000  New York Life Insurance Co., Surplus Notes
6.4%  12/15/2003      8,008,368
  4,000,000  Prudential Insurance Co. of America, Capital Notes
6.875%   4/15/2003      4,029,468
  8,000,000  Prudential Insurance Co., Surplus Notes
8.3%    7/1/2025      8,730,680
  5,000,000  Riggs Capital Trust, Capital Trust Preferred Securities, Series A
8.625%  12/31/2026      5,221,895
  7,000,000  Societe-Generale- New York, Subordinated Notes
9.875%   7/15/2003      8,119,706
  6,000,000  Societe-Generale- New York, Subordinated Notes
7.4%    6/1/2006      6,287,280
  7,500,000  Societe General Real Estate Investment Trust, LIBOR Bonds, Series A
7.64%  12/29/2049      7,566,442
  7,500,000  Wells Fargo Capital, Capital Trust Preferred Securities
7.73%   12/1/2026      7,648,485

------------

156,906,554

------------

             Broadcasting - 1.2%
  4,000,000  Continental Cablevision, Inc., Sr. Debentures
8.875%   9/15/2005      4,453,072
  5,000,000  TCI Communications, Inc., Sr. Notes
10.125%    8/1/2001      5,566,985

------------

10,020,057

------------

             Computers & Office Equipment - 0.7%
  6,000,000  International Business Machines Corp., Debentures
7.125%   12/1/2096      6,048,102

------------

             Drugs & Health Care - 1.3%
  5,000,000  Allegiance Corp., Debentures
7.8%  10/15/2016      5,348,920
  4,500,000  McKesson Finance Company of Canada, Sr. Notes
6.55%   11/1/2002      4,524,588
  1,500,000  Roche Holdings, Inc., Convertible Notes
Zero Coupon   4/20/2010        753,750

------------

10,627,258

------------

             Electric Utilities - 3.5%
  4,000,000  Commonwealth Edison Co., Notes
7.625%   1/15/2007      4,164,820
  7,000,000  Empresa Electrica Pehuienche S.A., Notes
7.3%    5/1/2003      7,138,831
 10,000,000  Korea Electric Power Corp., Debentures
6.75%    8/1/2027      9,229,740
  4,000,000  NRG Energy, Inc., Sr. Notes
7.5%   6/15/2007      4,147,000
  3,500,000  Texas Utilities Electric Company, Debentures
7.17%    8/1/2007      3,551,814

------------

28,232,205

------------

             Electronics -  0.1%
  1,000,000  Motorola, Inc., Convertible Liquid Yield Option Notes
Zero Coupon   9/27/2013        795,000

------------

             Household Products - 1.6%
 10,000,000  Procter & Gamble, Guaranteed ESOP Debentures
9.36%    1/1/2021     12,673,610

------------

             Leisure & Entertainment - 0.7%
  5,000,000  Time Warner, Inc., Debentures
9.125%   1/15/2013      5,897,770

------------

             Natural Gas - 1.4%
 11,000,000  Columbia Gas Systems, Inc., Series A Notes
6.39%  11/28/2000     11,035,189

------------

             Oil Drilling & Oil Service - 0.2%
  1,000,000  Baker Hughes, Inc., Convertible Liquid Yield Option Notes
Zero Coupon    5/5/2008        900,000
    350,000  Diamond Offshore Drilling, Inc., Convertible Subordinated Notes
3.75%   2/15/2007        566,563

------------

1,466,563

------------

             Petroleum - 1.8%
  4,994,730  Mobil Oil Corp., ESOP Sinking Fund Debentures
9.17%   2/29/2000      5,194,554
  9,500,000  Petroliam Nasional BHD, Notes
7.75%   8/15/2015      9,093,219

------------

14,287,773

------------

             Pollution Control - 0.2%
  1,500,000  USA Waste Services, Inc., Convertible Subordinated Notes
4.0%    2/1/2002      1,586,250

------------

             Publishing & Printing - 1.5%
  7,000,000  Belo (A.H.) Corp., Sr. Notes
7.125%    6/1/2007      7,257,551
  5,000,000  Belo (A.H.) Corp., Sr. Notes
6.875%    6/1/2002      5,107,150

------------

12,364,701

------------

             Railroads - 1.9%
  4,000,000  CSX Corp., Sr. Notes
7.25%    5/1/2004      4,141,092
  3,000,000  CSX Corp., Sr. Notes
7.25%    5/1/2027      3,239,514
  4,500,000  Norfolk Southern Corp., Notes
6.875%    5/1/2001      4,588,110
  3,000,000  Norfolk Southern Corp., Notes
6.95%    5/1/2002      3,068,271

------------

15,036,987

------------

             Retail - 6.3%
  1,000,000  Costco Companies, Inc., Convertible Subordinated Notes
Zero Coupon   8/19/2017        541,250
 10,000,000  Dayton Hudson Corp., Notes
6.4%   2/15/2003     10,015,500
  3,000,000  Federated Department Stores, Inc., Sr. Debentures
6.79%   7/15/2027      3,052,737
  4,000,000  Federated Department Stores, Inc., Sr. Notes
8.5%   6/15/2003      4,353,580
    500,000  Home Depot, Inc., Convertible Subordinated Notes
3.25%  10/01/2001        644,375
  2,500,000  Kroger Co. (The), Sr. Notes
8.15%   7/15/2006      2,743,017
  4,000,000  Penney (J.C.) Co., Inc., Notes
6.95%    4/1/2000      4,083,708
  1,500,000  Rite Aid Corp., Capital Notes
5.25%   9/15/2002      1,616,250
  9,000,000  Safeway, Inc., Sr. Debentures
7.45%   9/15/2027      9,361,278
  4,000,000  Sears Roebuck Acceptance Corp., Medium Term Notes, Series III
7.03%    6/4/2003      4,128,416
 10,000,000  Sears Roebuck Acceptance Corp., Medium Term Notes, Series II
6.86%    7/3/2001     10,214,780

------------

50,754,891

------------

             Services - 0.3%
    750,000  CUC International, Inc., Convertible Subordinated Notes
3.0%   2/15/2002        853,125
    750,000  Interpublic Group of Companies, Convertible Subordinated Debentures
1.80%   9/16/2004        613,125
  1,000,000  Omnicom Group, Inc., Convertible Subordinated Debentures
4.25%    1/3/2007      1,257,500

------------

2,723,750

------------

             Telephone - 1.8%
  4,000,000  New York Telephone Co., Debentures
9.375%   7/15/2031      4,516,408
 10,000,000  US West Capital Funding, Inc., Notes
6.85%   1/15/2002     10,163,730

------------

14,680,138

------------

             Textiles & Apparel - 0.9%
  7,000,000  Levi Strauss & Co., Notes
6.8%  11/01/2003      7,141,204

------------

                   Total Corporate Bonds (cost $363,088,829)
384,894,317

------------

             FOREIGN GOVERNMENT BONDS - 4.5% (a,c)
  7,000,000  British Columbia Hydro & Power, Debentures
12.5%    9/1/2013      7,649,180
  7,500,000  Korea Development Bank, Bonds
7.25%   5/15/2006      6,892,320
  5,000,000  Korea Development Bank, Bonds
7.125%   9/17/2001      4,857,850
  3,000,000  Korea Development Bank, Unsecured Bonds
6.625%  11/21/2003      2,779,470
  7,500,000  Ontario Province, Canada, Debentures
11.75%   4/25/2013      8,069,100
  4,500,000  Ontario Province, Canada, Sr. Bonds
7.375%   1/27/2003      4,746,190
  2,000,000  Republic Of Poland, Unsecured Bonds
4.0%  10/27/2014      1,640,000(b)

------------
                   Total Foreign Government Bonds (cost $52,158,168)
36,634,110

------------

             ASSET-BACKED SECURITIES - 15.2% (a)
  8,000,000  AESOP Funding II L.L.C., Rental Car Notes, Series 1997-1-A2
6.4%  10/20/2003      8,121,680
 19,000,000  Chase Manhattan Credit Card, Series 1996-4, Class A
6.73%   2/15/2002     19,283,480
  3,635,061  Chase Manhattan Grantor Trust, Series 1996-B-A
6.61%   9/15/2002      3,676,755
  5,000,000  CS First Boston Mortgage Security Corp., Series 1996-2-A4
6.62%   9/25/2009      5,051,050
  5,000,000  CS First Boston Mortgage Security Corp., Series 1997-1-A3
6.91%   5/25/2007      5,067,300
  5,000,000  CS First Boston Mortgage Security Corp., Series 1997-1-A4
7.15%   5/25/2010      5,133,350
 20,000,000  Deutsche Floorplan Receivables Master Trust, Series 1994-1-A
5.825%   2/15/2001     20,054,200(b)
 10,000,000  Discover Card Master Trust I, Series 1996-3-A
6.05%   8/18/2008      9,860,700
 13,000,000  Standard Credit Master Trust 1, Credit Card Participation
                Certificates, Series 1995-9-A
6.55%   10/7/2007     13,233,220
 15,000,000  World Financial Network Credit Card Master Trust, Series 1996-B
6.95%   4/15/2006     15,607,275
 17,000,000  World Omni Auto Lease Trust
6.9%   6/25/2003     17,362,100

------------
                   Total Asset-Backed Securities (cost $120,461,630)
122,451,110

------------

             MORTGAGE-BACKED SECURITIES - 13.7% (a)
 32,396,993  Federal Home Loan Mortgage Corp., Participation Certificates
6.0%   2011-2012     31,885,733(d)
 36,000,000  Federal National Mortgage Association, Participation Certificates
6.5%   11/1/2027     35,403,768(d)
 44,173,847  Government National Mortgage Association, Modified
                Pass Through Certificates
6.5%   2/15/2027     43,736,526

------------
                   Total Mortgage-Backed Securities (cost $109,226,637)
111,026,027

------------

             U.S. GOVERNMENT - 7.5% (a)
 38,000,000  U.S. Treasury Bonds
8.75%-12.0%   2005-2020     50,810,028(e)
  9,000,000  U.S. Treasury Notes
7.875%  11/15/2004     10,032,192

------------
                   Total U.S. Government (cost $60,186,016)
60,842,220

------------

  Shares
Value
-----------
------------
             COMMON STOCKS - 0.5% (a)
     20,000  Banc One Corp., Common Stock
$  1,042,500
     10,000  CarrAmerica Realty Corp., Common Stock
298,125
      6,000  Cresent Real Estate Equities, Common Stock
216,000
     10,000  First Industrial Realty Trust, Common Stock
346,250
     17,500  First Union Corp., Common Stock
858,594
      5,000  Highwoods Properties, Inc., Common Stock
172,500
     15,000  NationsBank Corp., Common Stock
898,125
      2,284  Security Capital Group, Inc., Stock Warrants
10,992
     10,000  Simon Debartolo Group, Inc., Common Stock
309,375
      4,000  Spieker Properties, Inc., Common Stock
156,500

------------
                   Total Common Stocks (cost $4,397,049)
4,308,961

------------

             PREFERRED STOCKS - 1.8% (a)
     15,000  Aetna, Inc., Convertible Preferred Stock
1,076,250
     20,000  AirTouch Communications, Inc., Convertible Preferred Stock
1,200,000
     10,000  Corning Delaware, L.P., Convertible Preferred Stock
725,000
     27,500  Houston Industries, Inc., Preferred Stock
1,505,625
     10,000  McKesson Financing Trust, Convertible Preferred Stock
751,250
     80,000  National Australia Banks, Preferred Stock
2,225,000
     17,500  Security Capital Industrial Trust, Preferred Stock
553,437
     17,500  Security Capital Pacific, Preferred Stock
535,937
    100,000  SI Financing Trust I, Preferred Stock
2,712,500
    100,000  TransCanada Pipelines, Ltd., Preferred Stock
2,606,250
     15,000  Unocal Capital Trust, Preferred Stock
879,375

------------
                   Total Preferred Stocks (cost $13,838,428)
14,770,624

------------

Principal
Maturity
 Amount
Rate        Date
-----------
-------   ----------
              SHORT-TERM SECURITIES - 9.0% (a)
              Commercial Paper
$ 12,800,000  Associates Corp. of North America
5.72%   11/3/1997     12,795,932
  14,200,000  AVCO Financial Services, Inc.
5.73%   11/3/1997     14,195,480
   1,700,000  Coca-Cola Co.
5.5%  11/14/1997      1,696,624
   5,000,000  CPC International, Inc.
5.53%   11/6/1997      4,996,160
  10,000,000  Ford Motor Credit Co.
5.67%   11/5/1997      9,993,700
  11,000,000  General Electric Capital Corp.
5.75%   11/3/1997     10,996,486
   8,000,000  Pemex Capital, Inc.
5.52%  11/14/1997      7,984,053
  10,000,000  St. Paul Companies, Inc.
5.48%  11/13/1997      9,981,733

------------
                    Total Short-Term Securities (at amortized cost)
72,640,168

------------
                    Total Investments (cost $795,996,925)
$807,567,537(f)

============

NOTES TO PORTFOLIO OF INVESTMENTS:
----------------------------------

(a) The categories of investments are shown as a percentage of total investments of the Lutheran Brotherhood Income Fund.

(b) Denotes variable rate obligations for which current yield is shown.

(c) Denominated in U.S. dollars.

(d) Denotes investments purchased on a when-issued basis.

(e) At October 31, 1997, U.S. Treasury Bonds valued at $1,022,189 were held in escrow to cover open call options written as follows:

                                Number of  Exercise  Expiration
                                Contracts   Price       Date       Value
                                ---------  --------  ----------  --------
    U.S. Treasury Bond Futures     400      $119     11/15/1997   $318,750
                                                                  ========

(f) At October 31, 1997, the aggregate cost of securities for federal income tax purposes was $796,176,379 and the net unrealized appreciation of investments based on that cost was $11,391,158 which is comprised of $18,800,428 aggregate gross unrealized appreciation and $7,409,270 aggregate gross unrealized depreciation.

The accompanying notes are an integral part of the financial statements.




LUTHERAN BROTHERHOOD MUNICIPAL BOND FUND
Portfolio of Investments
October 31, 1997


   Principal
Maturity
     Amount
Rate        Date         Value
   ----------
------    -----------  -----------
                  LONG-TERM MUNICIPAL SECURITIES - 99.6% (a)
                  Alabama - 0.4%
$      2,500,000  City of Mobile, Alabama, General Obligation Refunding
                  Warrants, Series 1996, Insured by AMBAC
5.0%      2/15/2016  $  2,455,725

------------
                  Arizona - 1.3%
       1,700,000  Pima County, Arizona (Catalina Foothills Unified School
District
                  #16), Unlimited Tax General Obligation Bonds, Series A,
                  Insured by MBIA
8.9%       7/1/2005     2,191,215
       1,000,000  Pinal County, Arizona, Unified School District No. 43,
                  (Apache Junction),School Improvement Bonds, Series
                  1996-A, Insured by FGIC
5.8%       7/1/2011     1,067,910
       2,500,000  Salt River Project, Arizona, Electric System, Revenue Bonds,
                  Series 1992-C
6.0%       1/1/2016     2,642,950
       1,500,000  Tucson, Arizona, Unlimited Tax General Obligation Refunding
Bonds,
                  Insured by FGIC
6.1%       7/1/2012     1,598,595

------------

7,500,670

------------
                  Arkansas - 1.3%
       1,340,000  Arkansas Development Finance Authority, Correctional
                  Facilities Construction Revenue Bonds, Insured by MBIA
7.125%     11/15/2010     1,477,993(b)
       1,000,000  Arkansas Housing Development Agency, Single Family
                  Mortgage Bonds,Series A
8.375%       7/1/2010     1,257,430(b)
       3,000,000  City of Jonesboro, Arkansas, Residential Housing and Health
Care
                  Facilities Board, Hospital Revenue Refunding& Construction
                  Bonds, (St. Bernards Regional Medical Center), Series 1996-B,
                  Insured by AMBAC
5.8%       7/1/2011     3,211,530
         875,000  Pope County, Arkansas, Pollution Control Revenue Refunding
Bonds,
                  Series 1994 (ArkansasPower and Light Company Project),
                  Insured by FSA
6.3%      12/1/2016       948,605
         750,000  Sebastian County, Arkansas, Junior College, Unlimited General
                  Obligation Refunding and Improvement Bonds,
                  Insured by AMBAC.
5.6%       4/1/2017       769,027

------------

7,664,585

------------
                  California - 10.8%
       2,500,000  Alameda, California, Unified School District, Alameda County,
                  Crossover Refunding Bonds, Series A, Insured by AMBAC
6.1%       7/1/2013     2,666,475
       3,450,000  Anaheim, California, Public Financing Authority, Lease Revenue
                  Bonds, (Anaheim Public Improvements Project),
                  1997 Series A, Insured by FSA
6.0%       9/1/2024     3,830,431
       1,000,000  Anaheim, California, Public Financing Authority, Senior Lease
                  Revenue Bonds (Anaheim Public Improvement Project),
                  Series A, Insured by FSA
5.0%       9/1/2027       956,650
       2,500,000  Bakersfield, California, Certificates of Participation
(Convention
                  Center Expansion - Arena Project, 1997), Insured by MBIA
5.8%       4/1/2017     2,604,925
       3,000,000  California State Public Works Board, Department of
Corrections,
                  Lease Revenue Bonds,State Prison, Series A
7.4%       9/1/2010     3,649,650
       6,285,000  California State, Unlimited Tax General Obligation Bonds,
                  Insured by MBIA
6.0%       8/1/2016     6,656,506
       1,000,000  California State, Unlimited Tax General Obligation Bonds,
Veteran's
                  Series AT
9.5%       2/1/2010     1,420,680
       2,000,000  California State, Various Purpose General Obligation Bonds,
                  Insured by AMBAC
6.3%       9/1/2010     2,276,360
       1,400,000  Central Valley Financing Authority, California, Cogeneration
                  Project Revenue Bonds, (Carson Ice-Gen Project), Series 1993
6.0%       7/1/2009     1,469,874
       3,135,000  County of Orange, California, 1996 Recovery Certificates of
                  Participation, Series A, Insured by MBIA
5.8%       7/1/2016     3,281,906
       2,000,000  Los Angeles County, California, Transportation Commission
Sales
                  Tax Revenue Bonds, Proposition C, Series A,
                  Insured by MBIA
6.25%       7/1/2013     2,149,020
       2,000,000  Metropolitan Water District of Southern California, Unlimited
                  Tax General Obligation Bonds, Series G
6.625%       3/1/2009     2,077,880(b)
       4,975,000  Palmdale, California, Civic Authority Revenue Bonds (Merged
                  Redevelopment Project Areas), Series A
6.6%       9/1/2034     5,458,421
       1,000,000  Rio Linda, California, Union School District, Series 1992-A,
                  Insured by AMBAC
7.4%       8/1/2010     1,152,540(b)
       2,815,000  Riverside County Transportation Commission, California, Sales
                  Tax Revenue Capital Appreciation Bonds, Insured by MBIA
Zero Coupon    6/1/2004     2,101,144
       1,000,000  Sacramento Cogeneration Authority, Cogeneration Project
                  Revenue  Bonds,(Procter & Gamble Project), 1995 Series
6.375%       7/1/2010     1,084,850
       1,500,000  San Francisco Bay Area Rapid Transit District, California,
Sales
                  Tax Revenue Refunding Bonds, Series 1990, Insured by MBIA
6.75%       7/1/2010     1,774,905
      15,000,000  San Joaquin Hills Transportation Corridor Agency, California,
                  Sr. Lien Convertible Toll Revenue Bonds
Zero Coupon    1/1/2013    14,408,700(b)
       1,500,000  State of California, General Obligation Bonds
7.0%       8/1/2006     1,767,150
       2,490,000  University of California Revenue Bonds, Multiple Purpose
                  Projects, Series 1989-B, Insured by AMBAC
11.0%       9/1/1998     2,633,474

------------

63,421,541

------------
                  Colorado - 5.4%
       1,000,000  Colorado Housing &  Finance Authority, Single Family Program,
                  Revenue Bonds
7.0%      11/1/2016     1,121,680
         615,000  Colorado Housing &  Finance Authority, Single Family
Residential
                  Housing Revenue Bonds, Series 1987-B
9.0%       9/1/2017       630,867
       3,100,000  Colorado Springs, Colorado, Utilities System Refunding
                  Bonds, Series 1991-B
7.0%     11/15/2021     3,470,946(b)
       1,945,000  Colorado State Colleges Board, Western State College,
                  Housing & Student Fee Revenue Bonds, Series 1992,
                  Insured by Connie Lee
6.625%       5/1/2015     2,159,942(b)
       1,195,000  Colorado Water Resources Power Development Authority, Clean
                  Water Revenue Bonds, Series A, Insured by FSA
6.25%       9/1/2013     1,270,787
         150,000  Douglas County, Colorado, School District No. 1, General
                  Obligation Bonds
6.5%     12/15/2016       166,941
       3,350,000  Douglas County, Colorado, School District No. 1, General
                  Obligation Bonds
6.5%     12/15/2016     3,799,938(b)
       1,000,000  Eagle, Garfield, and Routt Counties, Colorado, Eagle County
                  School District No. RE50J, General Obligation Bonds,
                  Series 1994, Insured by FGIC
6.3%      12/1/2012     1,103,940
       1,885,000  Goldsmith Metropolitan District, Colorado, Unlimited Tax
                  General Obligation Bonds, Insured by MBIA
Zero Coupon   12/1/2008     1,114,864
       1,890,000  Goldsmith Metropolitan District, Colorado, Unlimited Tax
                  General Obligation Bonds, Insured by MBIA
Zero Coupon    6/1/2008     1,144,641
       1,890,000  Goldsmith Metropolitan District, Colorado, Unlimited Tax
                  General Obligation Bonds, Insured by MBIA
Zero Coupon    6/1/2007     1,205,877
       3,000,000  Larimer County, Colorado, School District No. R-1, Poudre
Valley
                  Unlimited Tax General Obligation Bonds, Insured by MBIA
7.0%     12/15/2016     3,775,740
         635,000  Regional Transportation District, Colorado, Sales Tax
6.25%      11/1/2012       679,844
       3,850,000  Regional Transportation District, Colorado, Sales Tax
6.25%      11/1/2012     4,214,980(b)
       5,000,000  St. Vrain Valley School District, Boulder, Larimer & Weld
                  Counties, Colorado, General Obligation Refunding &
                  Improvement Bonds, Series 1990-A, Insured by MBIA
Zero Coupon  12/15/2004     3,633,500
       2,500,000  St. Vrain Valley School District, Boulder, Larimer & Weld
                  Counties, Colorado, General Obligation Refunding &
                  Improvement Bonds, Series 1990-A, Insured by MBIA
Zero Coupon  12/15/2003     1,911,550

------------

31,406,037

------------
                  Connecticut - 0.8%
       4,000,000  Connecticut Special Tax Obligation, Transportation
Infrastructure
                  Revenue Bonds, Series B
6.5%      10/1/2010     4,623,200

------------
                  Florida - 3.3%
      11,835,000  Broward County, Florida, Housing Finance Authority, Home
                  Mortgage Revenue Bonds, 1983 Series A
Zero Coupon    4/1/2014     2,206,399
       3,500,000  Florida State Board of Education, Public Education Capital
                  Outlay, General Obligation Bonds, Series B
5.875%       6/1/2020     3,649,275
       5,000,000  Florida State Turnpike Authority, Turnpike Revenue Refunding
                  Bonds, (Department of Transportation), Series A,
                  Insured by FGIC
5.00%       7/1/2019     4,807,750
       3,200,000  Hillsborough County, Florida, Industrial Development Authority
                  (Weyerhaeuser Company, Inc.), Industrial Development
                  Revenue Bonds, Series 1983
9.25%       6/1/2008     3,244,608
       1,705,000  Hillsborough County, Florida, Industrial Development
Authority,
                  Florida (Tampa Electric Project), Pollution Control Revenue
                  Bonds, Series 1991
7.875%       8/1/2021     1,958,840
       3,500,000  Jacksonville, Florida, Electric Authority (St. John's River
Power
                  Project), Electric Revenue Refunding Bonds, Issue 2-13
5.375%      10/1/2016     3,542,315

------------

19,409,187

------------
                  Georgia - 2.9%
       1,500,000  Brunswick, Georgia, Water & Sewer Revenue Refunding &
                  Improvement Bonds, Series A, Insured by MBIA
6.1%      10/1/2019     1,668,900
       2,000,000  Brunswick, Georgia, Water & Sewer Revenue Refunding &
                  Improvement Bonds, Series 1992, Insured by MBIA
6.0%      10/1/2011     2,211,300
       5,000,000  Cherokee County, Georgia, Water & Sewer Revenue Refunding &
                  Improvement Bonds, Insured by MBIA
5.5%       8/1/2018     5,175,600
       2,000,000  Georgia State, Unlimited Tax General Obligation Bonds,
                  Series 1994-B
5.65%       3/1/2012     2,138,000
       3,500,000  Georgia State, Unlimited Tax General Obligation Bonds,
                  Series 1994-D
5.0%       8/1/2012     3,528,840
       1,000,000  Georgia State, Unlimited Tax General Obligation Bonds, Series
B              6.3%       3/1/2010     1,131,240
       1,000,000  Georgia State, Unlimited Tax General Obligation Bonds, Series
B              6.3%       3/1/2009     1,132,570

------------

16,986,450

------------
                  Idaho - 0.6%
       1,000,000  Idaho Falls, Idaho, General Obligation Electric Refunding
                  Bonds, Series 1991, Insured by MBIA
Zero Coupon    4/1/2007       646,000
       3,115,000  Idaho Falls, Idaho, General Obligation Electric Refunding
                  Bonds, Series 1991, Insured by MBIA
Zero Coupon    4/1/2010     1,708,609
       2,000,000  Idaho Falls, Idaho, General Obligation Electric Refunding
                  Bonds, Series 1991, Insured by MBIA
Zero Coupon    4/1/2011     1,023,520

------------

3,378,129

------------
                  Illinois - 1.8%
       1,000,000  City of Alton, Madison County, Illinois, Hospital Facility
Revenue
                  Refunding Bonds, Series 1996, (Saint Anthony's Health Center)
6.0%       9/1/2014     1,027,950
       2,500,000  Cook County, Illinois, Unlimited General Obligation Bonds,
                  Series A, Insured by MBIA
6.25%     11/15/2011     2,834,000
       2,000,000  Illinois Health Facilities Authority Revenue Refunding Bonds,
                  Lutheran General Health, Insured by FSA
6.0%       4/1/2018     2,126,680
         858,000  Illinois Health Facilities Authority (Community Provider
Pooled
                  Loan Program), Revenue Bonds, Series 1988-B,
                  Insured by MBIA
7.9%      8/15/2003       870,698(b)
         170,000  Illinois Health Facilities Authority (Community Provider
                  Pooled Loan Program), Revenue Bonds, Series 1988-B,
                  Insured by MBIA
7.9%      8/15/2003       195,097(b)
      10,000,000  Metropolitan Pier & Expostion Authority, Illinois, McCormick
                  Place Expansion, Refunding Bonds, Series 1993-A
Zero Coupon   6/15/2018     3,321,200

------------

10,375,625

------------
                  Indiana - 0.6%
       2,450,000  Indiana Municipal Power Agency, Power Supply System Revenue
                  Bonds, Series A, Insured by MBIA
5.5%       1/1/2023     2,439,881
       1,100,000  Indianapolis Airport Authority Refunding Revenue Bonds,
                  Series 1996-A, Insured by FGIC
5.6%       7/1/2015     1,120,229

------------

3,560,110

------------
                  Iowa - 0.4%
       2,000,000  Iowa Finance Authority, Iowa State Revolving Fund Revenue
                  Bonds, Combined Series 1994
6.25%       5/1/2024     2,164,280

------------
                  Kansas - 1.7%
       8,000,000  Kansas City, Kansas, Utility System Refunding and Improvement
                  Revenue Bonds, Series 1994, Insured by FGIC
6.375%       9/1/2023     8,801,360
         920,000  Kansas City, Kansas, Utility System, Capital Appreciation
                  Refunding & Improvement Revenue Bonds,
                  Insured by AMBAC
Zero Coupon    3/1/2007       592,839
       1,255,000  Kansas City, Kansas, Utility System, Capital Appreciation
                  Refunding & Improvement Revenue Bonds,
                  Insured by AMBAC
Zero Coupon    3/1/2007       809,437(b)

------------

10,203,636

------------
                  Kentucky - 0.8%
       1,000,000  Kentucky Development Finance Authority, Refunding and
                  Improvement Revenue Bonds (Ashland Hospital, Kings
                  Daughter Project)
9.75%       8/1/2005     1,031,520
         750,000  Kentucky Turnpike Authority, Economic Development Road
                  Revenue and Revenue Refunding Bonds, Series 1993,
                  Insured by AMBAC
5.5%       7/1/2009       799,155
       5,345,000  Kentucky Turnpike Authority, Economic Development Road
                  Revenue Bonds, Insured by FGIC
Zero Coupon    1/1/2010     2,908,215

------------

4,738,890

------------
                  Louisiana - 1.2%
       6,500,000  New Orleans, Louisiana, General Obligation Bonds, Series 1991,
                  Insured by AMBAC
Zero Coupon    9/1/2012     3,023,930
       3,000,000  Orleans Parish School Board #87, Louisiana, Insured by MBIA
8.95%       2/1/2008     3,994,530(b)

------------

7,018,460

------------
                  Maine - 0.3%
       1,250,000  Maine Health & Higher Education Facilities Authority, Revenue
                  Bonds, Series 1994, Insured by FSA
7.0%       7/1/2024     1,420,138
         350,000  Regional Waste Systems, Inc., Maine, Solid Waste Resource
                  Recovery System Revenue Bonds, Series A-C
7.95%       7/1/2010       372,852

------------

1,792,990

------------
                  Maryland - 1.4%
       2,000,000  Maryland Health & Higher Education Authority, Union Hospital
of
                  Cecil County Revenue Bonds, Series 1992
6.7%       7/1/2022     2,142,780
       4,500,000  Morgan State University, Maryland, Academic Fee and Auxiliary
                  Facilities Fees Revenue Refunding Bonds, Series 1993,
                  Insured by MBIA
6.05%       7/1/2015     5,032,530
       1,000,000  Prince George's County, Maryland, Dimensions Health Corp.,
                  Hospital Revenue Bonds, Series 1992
7.00%       7/1/2022     1,131,420(b)

------------

8,306,730

------------
                  Massachusetts - 2.3%
       2,000,000  Commonwealth of Massachusetts, General Obligation Refunding
                  Bonds, Series B
6.5%       8/1/2008     2,289,760
       1,800,000  Commonwealth of Massachusetts, Limited Tax General Obligation
                  Bonds, Construction Loan, Series C
7.375%      12/1/2008     1,901,484(b)
       1,500,000  Massachusetts Health and Education Facilities Authority
                  (Newton - Wellesley Hospital) Revenue Bonds, Series C
8.0%       7/1/2018     1,570,560(b)
       2,500,000  Massachusetts Health and Education Facilities Authority,
Revenue
                  Bonds, Daughters of Charity National Health System,
                  The Carney Hospital, Series D
6.1%       7/1/2014     2,695,750
       1,500,000  Massachusetts Health & Education Facilities Authority,
                  Revenue Bonds, Series F
6.5%       7/1/2012     1,639,065
       3,000,000  Plymouth County, Massachusetts, Correctional Facility
Certificates
                  of Participation Bonds
7.0%       4/1/2012     3,323,040

------------

13,419,659

------------
                  Michigan - 3.6%
       4,000,000  Detroit, Michigan, Sewer Disposal Revenue Bonds, Series A,
                  Insured by MBIA
5.0%       7/1/2025     3,749,480
       2,000,000  Economic Development Corporation of the County of St. Clair,
                  Michigan, Pollution Control Revenue Refunding Bonds
                  (Detroit Edison Company Project), Series 1993-AA,
                  Insured by AMBAC
6.4%       8/1/2024     2,201,000
       1,400,000  Kent County, Michigan, Limited Tax General Obligation Refuse
                  Disposal System Refunding Bonds
8.3%      11/1/2007     1,435,000
       1,500,000  Livonia Public Schools, County of Wayne, Michigan, 1992 School
                  Building and Site Bonds, Series II (Unlimited Tax General
                  Obligation), Insured by FGIC
Zero Coupon    5/1/2009       851,460
       2,460,000  Michigan Municipal Bond Authority, Government Loan Revenue
                  Refunding Bonds, Series A, Insured by FGIC
Zero Coupon   12/1/2005     1,694,719
         110,000  Michigan State Hospital Finance Authority, Hospital Revenue
                  and Refunding Bonds, (Detroit Medical Center Obligated
                  Group), Series 1988-A
8.125%      8/15/2012       115,154
         390,000  Michigan State Hospital Finance Authority, Hospital Revenue
and
                  Refunding Bonds, (Detroit Medical Center Obligated Group),
                  Series 1988-A
8.125%      8/15/2012       410,342(b)
       3,000,000  Michigan State Hospital Finance Authority, Revenue Refunding
                  Bonds, (Sisters of Mercy Health Corp.), Insured by MBIA
5.375%      8/15/2014     3,068,160
       3,320,000  Sault St. Marie Chippewa Indians Housing Authority,
                  Health Facilities Revenue Bonds, (Tribal Health &
                  Human Services Center Project), Series 1992
7.75%       9/1/2012     3,583,575
       3,455,000  West Ottawa, Michigan, Public School District, Unlimited
                  Tax General Obligation Bonds, Insured by MBIA
Zero Coupon    5/1/2004     2,585,135
       1,860,000  West Ottawa, Michigan, Public School District, Unlimited
                  Tax General Obligation Bonds, Insured by MBIA
Zero Coupon    5/1/2005     1,316,341

------------

21,010,366

------------
                  Minnesota - 4.1%
         715,000  Duluth Economic Development Authority, Minnesota, Health Care
                  Facilities Revenue Bonds, (The Duluth Clinic, Ltd), Series
1992,
                  Insured by AMBAC
6.3%      11/1/2022       769,061
         285,000  Duluth Economic Development Authority, Minnesota, Health Care
                  Facilities Revenue Bonds, (The Duluth Clinic, Ltd),
                  Series 1992, Insured by AMBAC
6.3%      11/1/2022       317,273(b)
       7,685,000  Minneapolis, Minnesota, Community Development Agency, Tax
                  Increment Revenue Appreciation Bonds, Insured by MBIA
Zero Coupon    3/1/2009     4,437,319
       5,000,000  Minnesota Agricultural and Economic Development Board,
                  Health Care System Revenue Bonds, Series 1997-A
                  (Fairview Hospital and Healthcare Services), Insured by MBIA
5.75%     11/15/2026     5,166,650
       2,000,000  Minnesota Agricultural and Economic Development Board,
                  Healthcare System Revenue Bonds, Series 97A,
                  (Fairview Hospital and Healthcare Services), Insured by MBIA
5.5%     11/15/2017     2,040,540
       2,500,000  Minnesota Higher Education Facilities Authority, (Augsburg
                  College), Mortgage Revenue Bonds, Series Four-F1 Bonds
6.25%       5/1/2023     2,635,475
       1,740,000  Stewartville, MN, Independent School District, Unlimited
                  Tax General Obligation Bonds, Series A
5.75%       2/1/2014     1,815,064
       3,500,000  St. Louis Park, Minnesota, Health Care Facilities (Park
Nicollet
                  Medical Center Project), Revenue Bonds, Series 1990-A
9.25%       1/1/2020     3,929,695(b)
       1,000,000  St. Louis Park, Minnesota, (Methodist Hospital), Hospital
Revenue
                  Bonds, Series C, Insured by AMBAC
7.25%       7/1/2018     1,096,370(b)
       1,400,000  St. Louis Park, Minnesota, (Methodist Hospital), Hospital
Revenue
                  Bonds, Series C, Insured by AMBAC
7.25%       7/1/2015     1,533,056(b)

------------

23,740,503

------------
                  Missouri - 3.1%
       3,000,000  City of St. Charles, Missouri Public Facilities Authority,
Leasehold
                  Revenue Bonds, Series 1997A, Insured by MBIA
5.45%       2/1/2017     3,031,770
       2,000,000  Health & Educational Facilities Authority of Missouri, Health
                  Facilities Revenue Bonds, Series 1996, (Lake of the Ozarks
                  General Hospital, Inc.)
6.5%      2/15/2021     2,132,540
       1,500,000  Missouri Housing Development Commission, Single Family
                  Mortgage Revenue Bonds (Home Ownership Loan Program,
                  Series C-1
6.55%       9/1/2028     1,638,735
       2,000,000  Missouri State Health and Education Facilities Authority
(Barnes -
                  Jewish, Inc. /Christian Health Services), Health Facilities
                  Refunding & Improvement Revenue Bonds, Series 1993-A
5.25%      5/15/2014     2,030,960
       2,650,000  Missouri State Health and Education Facilities Authority
                  (Christian Health Services), Health Facilities Refunding &
                  Improvement Revenue Bonds, Series 1991 A, Insured by FGIC
6.875%      2/15/2021     2,919,558(b)
         750,000  Missouri State Health and Education Facilities Authority,
                  Health Facilities Revenue Refunding Bonds, Lester E. Cox
                  Medical Center Project, Series 1993-I, Insured by MBIA
5.35%       6/1/2009       788,993
       2,925,000  Missouri State Health and Education Facilities Authority,
                  Heartland Health System Revenue Bonds, Series 1992,
                  Insured by AMBAC
6.35%     11/15/2017     3,187,899
       1,500,000  Missouri State Health and Education Facilities Authority,
                  SSM Health Care Refunding Revenue Bonds, Series A,
                  Insured by MBIA
6.25%       6/1/2007     1,633,755
       1,000,000  State Environmental Improvement and Energy Resources
Authority,
                  (State of Missouri), Water Pollution Control Revenue Bonds,
                  (State Revolving Fund Program - Multiple Participant Series),
                  Series 1995-E
5.625%       7/1/2016     1,034,350

------------

18,398,560

------------
                  Montana - 0.8%
       2,385,000  Montana State Board of Investments, Payroll Tax Revenue Bonds,
                  Series 1996, Insured by MBIA
6.875%       6/1/2020     2,609,739
         775,000  Montana State Board of Investments, Payroll Tax Revenue Bonds,
                  Series 1996, Insured by MBIA
6.875%       6/1/2020       848,028(b)
       1,240,000  Montana State Board of Investments, Payroll Tax Revenue Bonds,
                  Series 1996, Insured by MBIA
6.875%       6/1/2020     1,356,845(b)

------------

4,814,612

------------
                  Nebraska - 1.6%
       1,000,000  Lancaster County, Nebraska, Hospital Authority No. 1, Hospital
                  Revenue Bonds (Bryan Memorial Hospital Project),
                  Series 1997-B, Insured by MBIA
5.375%       6/1/2022       987,190
       4,000,000  Nebraska Public Power District, Power Supply System
                  Revenue Bonds, Insured by MBIA
6.125%       1/1/2015     4,250,280
       3,455,000  Omaha Public Power District, Nebraska, Electric Revenue
                  Refunding Bonds, Series B
6.15%       2/1/2012     3,887,981

------------

9,125,451

------------
                  New Hampshire - 0.2%
       1,100,000  New Hampshire Turnpike System, Residual Interest Bonds,
                  1991 Refunding, Series C, Insured by FGIC
9.703%     11/29/1997     1,429,461(c)

------------
                  New Jersey - 3.5%
         665,000  Camden County, New Jersey, Municipal Utility Authority Sewer
                  Revenue Bonds, Insured by FGIC
8.25%      12/1/2017       680,435
       1,250,000  East Orange, New Jersey, Unlimited Tax General Obligation
Bonds,
                  Insured by FSA
8.4%       8/1/2006     1,580,250
       1,000,000  Mercer County, New Jersey, Improvement Authority, Revenue
Bonds,
                  Series 1991
6.6%      11/1/2014     1,085,880(b)
       2,585,000  New Jersey Health Care Facilities Financing Authority, Jersey
Shore
                  Medical Center Revenue Bonds, Insured by AMBAC
6.1%       7/1/2010     2,801,235
       1,000,000  New Jersey Health Care Facilities Financing Authority, Revenue
                  and Refunding Bonds, Series 1997A (AHS Hospital Corp. Issue),
                  Insured by AMBAC
5.0%       7/1/2027       956,760
       3,000,000  New Jersey Transit Corp., (Raymond Plaza East, Inc.),
Certificates
                  of Participation, Insured by FSA
6.375%      10/1/2006     3,397,050
       1,240,000  New Jersey Turnpike Authority, Turnpike Revenue Bonds,
                  1984 Series
10.375%       1/1/2003     1,450,800(b)
       4,700,000  New Jersey Turnpike Authority, Turnpike Revenue Bonds, Series
C,
                  Insured by AMBAC
6.5%       1/1/2016     5,484,947
       2,195,000  West New York, New Jersey, Municipal Utility Authority, Sewer
                  Revenue Refunding Bonds, Insured by FGIC
Zero Coupon  12/15/2007     1,357,410
       2,595,000  West New York, New Jersey, Municipal Utility Authority, Sewer
                  Revenue Refunding Bonds, Insured by FGIC
Zero Coupon  12/15/2009     1,425,174

------------

20,219,941

------------
                  New Mexico - 2.1%
       5,000,000  Farmington, New Mexico, Power Revenue Refunding Bonds,
                  Series 1983
9.875%       1/1/2013     6,624,200(b)
       4,040,000  Farmington, New Mexico, Utility Systems Revenue Bonds,
                  Insured by AMBAC
9.875%       1/1/2008     5,415,862(b)

------------

12,040,062

------------
                  New York - 5.9%
       2,500,000  Metropolitan Transit Authority, New York, Commuter Facilities
                  Revenue Bonds, Series 1996-A, Insured by FGIC
6.1%       7/1/2026     2,679,975
       5,200,000  Metropolitan Transportation Authority, New York, Commuter
                  Facilities Revenue Bonds, Series A, Insured by MBIA
6.375%       7/1/2018     5,851,404(b)
       4,250,000  Metropolitan Transportation Authority, New York, Transit
Facilities
                  Revenue Bonds, Series O, Insured by MBIA
6.25%       7/1/2014     4,575,635
       4,225,000  Metropolitan Transportation Authority, New York, Transit
Facilities
                  Service Contract Bonds, Series O
5.75%       7/1/2013     4,441,320
       2,000,000  New York City, Municipal Water Finance Authority, Water &
Sewer
                  System Revenue Bonds, Series A, Insured by AMBAC
5.875%      6/15/2012     2,201,640
       5,000,000  New York State Dorm Authority, Revenue Refunding Bonds,
                  State University Educational Facilities, Series B
5.0%      5/15/2018     4,706,300
       1,925,000  New York State Medical Care Facilities Finance Agency
                  (Ellis Hospital), Insured Mortgage Hospital Bonds, Series B,
                  Insured by FHA
8.0%      2/15/2008     2,016,861
       2,860,000  New York State Thruway Authority, Highway & Bridge Trust Fund,
                  Revenue Bonds, Series 1994-B, Insured by FGIC
6.0%       4/1/2014     3,038,035
       1,720,000  New York State Urban Development Corp., Project Revenue Bonds,
                  (Syracuse University Center for Science and Technology Loan),
                  1995 Refunding Series
6.0%       1/1/2010     1,844,287
       1,620,000  New York State Urban Development Corp., Project Revenue Bonds,
                  (Syracuse University Center for Science and Technology Loan),
                  1995 Refunding Series
6.0%       1/1/2009     1,744,173
       1,000,000  Triborough Bridge & Tunnel Authority, New York, General
Purpose
                  Revenue Bonds, Series Q
6.75%       1/1/2009     1,175,360

------------

34,274,990

------------
                  North Carolina - 1.8%
       2,500,000  Charlotte, North Carolina, Water and Sewer Unlimited Tax
General
                  Obligation Bonds
5.6%       5/1/2021     2,605,500
       1,500,000  County of Pitt, North Carolina, Pitt County Memorial Hospital
                  Revenue Bonds, Series 1995
5.5%      12/1/2015     1,525,455
       2,000,000  North Carolina Municipal Power Agency #1 Catawba
                  Electric Revenue Bonds, Insured by MBIA
5.0%       1/1/2018     1,909,400
       4,000,000  North Carolina Municipal Power Agency #1, Catawba Electric
                  Revenue Refunding Bonds, Series 1992, Insured by MBIA
6.0%       1/1/2011     4,398,120

------------

10,438,475

------------
                  North Dakota - 0.8%
       1,000,000  Mercer County, North Dakota, Pollution Control Revenue
                  Refunding Bonds, Ottertail Power Co. Project)
6.9%       2/1/2019     1,079,350
       2,000,000  North Dakota Municipal Bond Bank, State Revolving Fund
                  Program Bonds, Series 1995-A
6.3%      10/1/2015     2,154,320
       1,340,000  North Dakota State Water Commission (Southwest Pipeline),
                  Revenue Bonds, Series A, Insured by AMBAC
5.75%       7/1/2027     1,372,790

------------

4,606,460

------------
                  Ohio - 4.7%
       1,050,000  Akron, Bath & Copley Joint Township, Ohio, (Children's
Hospital
                  Medical Center),Hospital District Revenue Bonds,
                  Insured by AMBAC
7.45%     11/15/2020     1,166,161(b)
       2,500,000  Akron, Ohio, Certificates of Participation, Series 1996, Akron
                  Municipal Baseball Stadium Project
Zero Coupon   12/1/2016     2,124,725
       1,000,000  Butler County, Ohio, Transportation Improvement District,
                  Highway Improvement Bonds, Series 1997-1
5.125%       4/1/2017       974,160
       3,785,000  City of Cleveland, Ohio, Public Power System, First Mortgage
                  Revenue Bonds, Series 1994-A, Insured by MBIA
7.0%     11/15/2024     4,430,040(b)
       1,000,000  Columbus, Ohio, Enlargment Unlimited Tax General
                  Obligation Bonds
6.0%       5/1/2014     1,071,200
       1,630,000  Cuyahoga County, Ohio, (Deaconess Hospital), Hospital
                  Revenue Bonds, Series C
7.45%      10/1/2018     1,819,113(b)
       1,470,000  Lorain County, Ohio, (Humility of Mary Health System),
Hospital
                  Revenue Bonds
7.125%     12/15/2006     1,666,318(b)
       2,000,000  Ohio Higher Educational Facility Commission (Case Western
                  Reserve University Project), Series B
6.5%      10/1/2020     2,345,580
       1,500,000  Ohio Higher Educational Facility Commission, Higher
Educational
                  Revenue Bonds, (Ohio Dominican College 1994 Project)
6.625%      12/1/2014     1,613,550
       5,000,000  Ohio State Air Quality Development Authority, Cleveland
Electric,
                  Pollution Control Revenue Bonds, Insured by FGIC
8.0%      12/1/2013     5,838,050
       2,250,000  Ohio State Air Quality Development Authority, Columbus &
                  Southern Pollution Control Revenue Bonds, Insured by FGIC
6.375%      12/1/2020     2,442,082
       1,795,000  Trumbull County, Ohio (Memorial Hospital), Hospital Revenue
                  Refunding & Improvement Bonds, Series 1991-B,
                  Insured by FGIC
6.9%     11/15/2012     1,968,810

------------

27,459,789

------------
                  Oklahoma - 1.7%
       5,220,000  Bass, Oklahoma, Memorial Baptist Hospital
8.35%       5/1/2009     6,488,773(b)
       1,500,000  Oklahoma Municipal Power Authority, Electric Revenue Refunding
                  Bonds, Series B, Insured by MBIA
5.75%       1/1/2024     1,637,550
       1,500,000  Oklahoma Municipal Power Authority, Power Supply System
                  Revenue Bonds, Series 1992-B, Insured by MBIA
5.875%       1/1/2012     1,646,325

------------

9,772,648

------------
                  Oregon - 0.9%
       2,700,000  Clackamas County, Oregon, Health Facilities Authority,
Adventist
                  Health-West Revenue Refunding Bonds, Series 1992-A,
                  Insured by MBIA
6.35%       3/1/2009     2,929,662
       2,000,000  Hospital Facility Authority of the Western Lane Hospital
District,
                  Oregon, Revenue Refunding Bonds, Series 1994, (Sisters of
                  St. Joseph of Peace, Health & Hospital Services),
                  Insured by MBIA
5.875%       8/1/2012     2,123,940

------------

5,053,602

------------
                  Pennsylvania - 2.8%
       7,500,000  Allegheny County, Pennsylvania, Airport Revenue Refunding
Bonds,
                  Series 1997B, Insured by MBIA
5.0%       1/1/2019     7,196,850
       1,600,000  Allegheny County, Pennsylvania, Hospital Development
Authority,
                  Hospital Revenue Bonds, Series A-1995, (Allegheny General
                  Hospital Project), Insured by MBIA
6.2%       9/1/2015     1,731,632
       2,575,000  Allegheny County, Pennsylvania, Sanitary Authority, Sewer
                  Revenue Bonds, Series A, Insured by FGIC
Zero Coupon    6/1/2008     1,548,270
       3,170,000  Millcreek Township, Pennsylvania, School District, General
                  Obligation Bonds, Insured by FGIC
Zero Coupon   8/15/2009     1,773,964
       2,000,000  Monroeville, Pennsylvania, Hospital Authority, Forbes Health
                  System Revenue Bonds, Series 1992
7.0%      10/1/2003     2,175,620
       3,000,000  Pennsylvania State, General Obligation Bonds, Second Series of
                  1992, Insured by AMBAC
Zero Coupon    7/1/2006     2,010,120

------------

16,436,456

------------
                  Puerto Rico - 2.0%
       4,000,000  Puerto Rico Commonwealth, Aqueduct & Sewer Revenue Bonds,
                  Series A
9.0%       7/1/2009     5,106,640(b)
       3,000,000  Puerto Rico Commonwealth, Unlimited Tax General
                  Obligation Bonds
6.45%       7/1/2017     3,302,730
       3,000,000  Puerto Rico Electric Power Authority, Power Revenue Bonds,
                  Series T
6.0%       7/1/2016     3,139,770

------------

11,549,140

------------
                  South Carolina - 1.2%
       2,000,000  Piedmont Municipal Power Agency, South Carolina, Electric
                  Revenue Refunding Bonds, Series 1991, Insured by  FGIC
6.25%       1/1/2021     2,260,220
       5,000,000  Piedmont Municipal Power Agency, South Carolina, Electric
                  Revenue Refunding Bonds, Insured by FGIC
5.0%       1/1/2022     4,750,900

------------

7,011,120

------------
                  Tennessee - 0.3%
       1,750,000  Bristol, Tennessee, Health and Educational Facilities
Authority, Bristol
                  Memorial Hospital Revenue Bonds, Insured by FGIC
7.0%       9/1/2021     1,933,680(b)

------------
                  Texas - 10.0%
       2,165,000  Arlington, Texas, Independent School District, Unlimited Tax
                  Refunding & Improvement Bonds, Series 1992, Permanent
                  School Fund Guarantee
Zero Coupon   2/15/2009     1,233,617
       8,100,000  Austin, Texas, Utility System Refunding Revenue Bonds,
                  Series A, Insured by MBIA
Zero Coupon  11/15/2009     4,461,642
       7,000,000  Austin, Texas, Utility System Refunding Revenue Bonds,
                  Series A, Insured by MBIA
Zero Coupon  11/15/2008     4,095,560
       1,000,000  Austin, Texas, Utility System Revenue Refunding Bonds,
                  Insured by FGIC
6.0%     11/15/2013     1,103,510
       2,500,000  Azle, Texas, Independant School District, Unlimited General
                  Obligation Bonds, Series A, Permanent School Fund
                  Guarantee
5.875%      2/15/2013     2,593,725(b)
       1,575,000  Bexar County, Texas, Limited Tax General Obligation Bonds
5.0%      6/15/2015     1,562,164
       1,000,000  Brazos River Authority, Texas, Collateralized Revenue
                  Refunding Bonds(Houston Lighting & Power Co.),
                  1988 Series B
8.25%       5/1/2015     1,038,980
       2,000,000  Brazos River Authority, Texas, Houston Lighting
                  & Power Co., Revenue Refunding Bonds, Insured by MBIA
8.25%       5/1/2015     2,079,740
       1,000,000  Cass County, Texas, Industrial Development Corporation,
                  Pollutions Control Revenue Refunding Bonds, International
                  Paper, Series 1997-B
5.35%       4/1/2012     1,010,970
       1,310,000  City of Garland, Dallas County, Texas, Combination Tax and
                  Revenue Certificates of Obligation, Series 1996
5.25%      2/15/2015     1,311,454
       1,390,000  City of Garland, Dallas County, Texas, Combination Tax and
                  Revenue Certificates of Obligation, Series 1996
5.25%      2/15/2016     1,385,024
       2,000,000  Copperas Cove, Texas, Independent School District,
                  Unlimited Tax General Obligation Bonds, Permanent School
                  Fund Guarantee
6.9%      8/15/2014     2,290,100(b)
       1,000,000  Dallas-Fort Worth, Texas, Airport Joint Revenue Refunding
Bonds,
                  Insured by FGIC
7.375%      11/1/2009     1,170,890
       2,000,000  Dallas-Fort Worth, Texas, Airport Joint Revenue Refunding
Bonds,
                  Insured by FGIC
7.375%      11/1/2010     2,335,620
       1,000,000  Dallas-Fort Worth, Texas, Airport Joint Revenue Refunding
Bonds,
                  Insured by FGIC
7.375%      11/1/2008     1,173,970
       4,000,000  Dallas-Fort Worth, Texas, Airport Joint Revenue Refunding
Bonds
                  Series 1994-A, Insured by MBIA
6.0%      11/1/2012     4,255,280
       2,285,000  Denton, Texas, Independent School District, Unlimited Tax
                  General Obligation Refunding Bonds, Permanent School
                  Fund Guarantee
6.25%      2/15/2009     2,570,762
       1,000,000  Georgetown, Texas, Higher Education Finance Corp., Higher
                  Education Revenue Bonds, Series 1994 (Southwestern
                  University Project)
6.3%      2/15/2014     1,053,250
       2,250,000  Harris County, Texas, Toll Road Sr. Lien Bonds, Series A,
                  Insured by MBIA
6.375%      8/15/2024     2,534,220
       1,750,000  Harris County, Texas, Tollroad Unlimited Tax & Subordinated
Lien,
                  Revenue Refunding Bonds, Series 1988
8.125%       8/1/2015     1,838,497(b)
       5,315,000  Lewisville, Texas, Independent School District, Capital
                  Appreciation Refunding Bonds, Permanent School
                  Fund Guarantee
Zero Coupon   8/15/2019     1,620,225
       1,845,000  San Antonio, Texas, Airport Revenue Refunding Bonds,
                  Insured by AMBAC
7.375%       7/1/2010     2,133,798
       1,000,000  San Antonio, Texas, Airport Revenue Refunding Bonds,
                  Insured by AMBAC
7.375%       7/1/2011     1,151,100
      11,615,000  Southeastern Texas Housing Finance Corp., Single Family
                  Mortgage Revenue Bonds
Zero Coupon    9/1/2017     3,886,495(b)
       4,315,000  Texas State, Veterans Land Board General Obligation Bonds
0.05%       7/1/2010     2,256,486(b)
       1,520,000  Travis County, Texas, Housing Finance Corporation, Single
                  Family Mortgage Revenue Refunding Bonds, Series 1994-A
6.75%       4/1/2014     1,650,933
       3,210,000  Willis, Texas, Independent School District, Government
                  Obligation Bonds, Permanent School Fund Guarantee
6.5%      2/15/2016     3,482,978(b)
         440,000  Willis, Texas, Independent School District, Government
                  Obligation Bonds, Permanent School Fund Guarantee
6.5%      2/15/2016       468,926
       1,175,000  Wylie, Texas, Independent School District, (Collin County),
                  Unlimited Tax School Building & Refunding Bonds,
                  Series 1994, Permanent School Fund Guarantee
6.875%      8/15/2014     1,373,105

------------

59,123,021

------------
                  Utah - 2.5%
       5,000,000  Intermountain Power Agency, Utah, Power Supply Revenue Bonds,
                  Series B, Insured by MBIA
5.75%       7/1/2019     5,149,500
       3,405,000  Timpanogos Special Service District, Utah County, Utah, Sewer
                  Revenue Bonds, Series 1996-A, Insured by AMBAC
6.1%       6/1/2019     3,602,626
       3,750,000  Utah Associated Municipal Power Systems, San Juan Project
                  Revenue Bonds, Series O, Insured by MBIA
6.25%       6/1/2014     4,057,275
       1,580,000  West Valley City, Utah, Municipal Building Authority, Lease
                  Refunding Bonds, Insured by MBIA
6.0%      1/15/2010     1,668,354

------------

14,477,755

------------
                  Virginia - 1.7%
       3,000,000  Industrial Development Authority of Fairfax County, Virginia,
                  Health Care Revenue Bonds, (Inova Health System Project),
                  Series 1996
5.875%      8/15/2016     3,150,030
       4,300,000  Virginia Housing Development Authority, Commonwealth
                  Mortgage Bonds, 1994 Series H, Subseries H-2
6.5%       1/1/2014     4,633,336
       2,000,000  Virginia State, Unlimited Tax General Obligation Bonds
6.5%       6/1/2015     2,247,440(b)

------------

10,030,806

------------
                  Washington - 5.7%
       1,655,000  Douglas County, Washington, Public Utility District #1,
                  Wells Hydroelectric Revenue Bonds, Series A
8.75%       9/1/2018     2,222,053(b)
       1,395,000  Douglas County, Washington, Public Utility District #1,
                  Wells Hydroelectric Revenue Bonds, Series A
8.75%       9/1/2018     1,778,611
       2,000,000  Grant County, Washington, Public Utility District No. 2,
                  Columbia River, Priest Rapids Hydro Electric Development
                  Project, Second Series Revenue Bonds, Series A,
                  Insured by AMBAC
5.0%       1/1/2023     1,885,240
       5,000,000  King County, Washington, Unlimited Tax General Obligation
                  Bonds, Series A
6.75%      12/1/2009     5,363,700(b)
       1,500,000  Tacoma, Washington, Conservation System Project Revenue Bonds,
                  Tacoma Public Utilities Light Division
6.6%       1/1/2015     1,622,145
       2,015,000  Tacoma, Washington, Utilities Refuse Revenue Bonds,
                  Insured by MBIA
6.625%      12/1/2011     2,213,074(b)
       3,000,000  Washington State Public Power Supply System, Nuclear
                  Project No. 1, Revenue Refunding Bonds, Series 1996-A,
                  Insured by MBIA
5.75%       7/1/2012     3,120,990
       2,000,000  Washington State Public Power Supply System, Nuclear
                  Project No. 1, Revenue Refunding Bonds, Series 1996-A,
                  Insured by MBIA
5.75%       7/1/2011     2,093,960
       1,000,000  Washington State Public Power Supply System, Nuclear
                  Project No. 3, Revenue Refunding Bonds, Insured by FGIC
7.25%       7/1/2015     1,079,790(b)
       2,000,000  Washington State, Unlimited Tax General Obligation Bonds
6.0%       6/1/2012     2,202,940
       2,400,000  Washington State, Unlimited Tax General Obligation Bonds
6.7%       6/1/2016     2,596,992(b)
       3,000,000  Washington State, Unlimited Tax General Obligation Bonds,
                  Series 93A
5.75%      10/1/2012     3,231,000
       1,500,000  Washington State, Unlimited Tax General Obligation Bonds,
                  Series A
6.25%       2/1/2011     1,686,030
       2,500,000  Washington State, Various Purpose General Obligation Bonds
6.25%       6/1/2010     2,811,375

------------

33,907,900

------------
                  Wisconsin - 0.9%
       1,000,000  Southeast Wisconsin, Professional Baseball Park District Sales
                  Tax Revenue Bonds, Insured by MBIA
5.8%     12/15/2026     1,028,150
       4,315,000  State of Wisconsin, Clean Water Revenue Bonds, 1995 Series 1
5.8%       6/1/2015     4,456,057

------------

5,484,207

------------
                  Wyoming - 0.4%
       2,500,000  State of Wyoming, Farm Loan Board, Capital Facilities Revenue
                  Bonds, Series 1994
6.1%       4/1/2024     2,622,275

------------
                  Total Long-Term Municipal Securities (cost $527,891,785)
583,387,184

------------
                  SHORT-TERM MUNICIPAL SECURITIES - 0.4% (a, c)
         400,000  Illinois Development Finance Authority, (Amoco Oil Company
                  Project), Pollution Control Revenue Refunding Bonds,
                  Series 1994
4.2%      11/3/1997       400,000
         400,000  Lake Charles, Louisiana, Harbor & Terminal Variable Rate
                  Demand Note
4.2%      11/3/1997       400,000
       1,600,000  Maricopa County, Arizona Pollution Control Corp., Pollution
Control
                  Revenue Refunding Bonds, (Arizona Public Service Co. Palo
                  Verde Project), 1994 Series E
4.2%      11/3/1997     1,600,000

------------
                  Total Short-Term Municipal Securities (at amortized cost)
2,400,000

------------
                  Total Investments (cost $530,291,785)
$585,787,184(e)

============

NOTES TO PORTFOLIO OF INVESTMENTS:
----------------------------------

(a) The categories of investments are shown as a percentage of total investments of the Lutheran Brotherhood
    Municipal Bond Fund.

(b) Denotes securities that have been pre-refunded or escrowed to maturity.
Under such an arrangement,
    money is deposited into an irrevocable escrow account and is used to purchase U.S. Treasury securities or Government Agency securities with maturing principal and interest earnings sufficient to pay all debt service requirements of the pre-refunded bonds. Because the original bonds assume a quality rating equivalent to the escrowed U.S. Government securities, they are considered to be U.S. Government securities for purposes of portfolio diversification requirements.

(c) Denotes variable rate obligations for which the current yield and next scheduled interest reset date are shown.

(d) Denotes investments purchased on a when-issued basis.

(e) At October 31, 1997, the aggregate cost of securities for federal income tax purposes was $530,321,668 and the net unrealized appreciation of investments based on that cost was $55,465,516 which is comprised of $55,480,864 aggregate gross unrealized appreciation and $15,348 aggregate gross unrealized depreciation.

(f) Miscellaneous abbreviations:
    AMBAC- AMBAC Indemnity Corp.
    Connie Lee- Connie Lee Insurance Co.
    FGIC- Financial Guaranty Insurance Co.
    FHA- Federal Housing Administration
    FSA- Federal Security Assurance, Inc.
    MBIA- Municipal Bond Investors Assurance Corp.

The accompanying notes are an integral part of the financial statements.



LUTHERAN BROTHERHOOD MONEY MARKET FUND
Portfolio of Investments
October 31, 1997

    Principal
Maturity
     Amount
Rate         Date            Value
----------------
------     -----------    --------------
                BANK NOTES - 1.1% (a)
$ 5,000,000     Wachovia Bank of Georgia, N.A.
6.20%     04/06/1998     $    4,997,965

--------------
                COMMERCIAL PAPER - 82.8% (a)
                Banking-Domestic - 4.2%
  5,000,000     Allegheny University Hospitals, (PNC Bank, N.A., Direct Pay
                Letter of Credit)
5.58%     11/18/1997          4,986,943
  5,000,000     Enterprise Funding Corp. (NationsBank, N.A.)
5.62%     12/30/1997          4,954,603
  1,834,000     Enterprise Funding Corp. (NationsBank, N.A.)
5.61%     11/14/1997          1,830,324
  5,000,000     Vehicle Services of America (NationsBank of Texas, N.A.
                Direct Pay Letter of Credit)
5.63%     11/04/1997          4,997,688
  3,000,000     Vehicle Services of America (NationsBank of Texas, N.A.
                Direct Pay Letter of Credit)
5.63%     12/03/1997          2,985,067

--------------

19,754,625

--------------
                Banking-Foreign - 16.5%
  5,000,000     Banco Real S.A. Grand Cayman, (Barclays Bank plc, Direct Pay
                Letter of Credit)
5.78%     04/20/1998          4,867,305
  5,000,000     CEMEX S.A. de C.V., (Credit Suisse, Direct Pay Letter of Credit)
5.67%     01/16/1998          4,940,994
  3,000,000     Alpargatas Funding Corp., (Union Bank of Switzerland,
                Direct Pay Letter of Credit)
5.62%     12/19/1997          2,977,720
  5,000,000     Banco de Columbia, S.A. (Barclays Bank plc, Direct Pay
                Letter of Credit)
5.62%     11/10/1997          4,993,075
  3,000,000     Banco de Columbia, S.A. (Barclays Bank plc, Direct Pay
                Letter of Credit)
5.63%     12/11/1997          2,981,500
  5,000,000     China Merchants (Cayman), Inc., (Credit Suisse, Direct
                Pay Letter of Credit)
5.61%     12/05/1997          4,973,792
  5,000,000     China Merchants (Cayman), Inc., (Credit Suisse, Direct
                Pay Letter of Credit)
5.62%     11/10/1997          4,993,063
  5,000,000     Comision Federal de Electricidad, Series A (Westdeutsche
                Landesbank, Girozentrale, Direct Pay Letter of Credit)
5.63%     12/05/1997          4,973,697
  5,000,000     Comision Federal de Electricidad, Series A (Westdeutsche
                Landesbank, Girozentrale, Direct Pay Letter of Credit)
5.60%     11/17/1997          4,987,667
  5,000,000     Fletcher Challenge Finance USA, Inc.(National Westminster
                Bank plc, Direct Pay Letter of Credit)
5.60%     11/19/1997          4,986,200
  5,000,000     Glencore Finance (Bermuda) Ltd., (Union Bank of Switzerland,
                Direct Pay Letter of Credit)
5.71%     02/04/1998          4,926,507
  2,100,000     Hyundai Motor Finance Co., (Bank of America N.T. & S.A.,
                Direct Pay Letter of Credit)
5.54%     11/04/1997          2,099,034
  9,396,000     Oyster Creek Fuel Corp., (Union Bank of Switzerland,
                Direct Pay Letter of Credit)
5.70%     11/05/1997          9,390,049
  5,000,000     Petroleo Brasileiro S.A., (Barclays Bank plc, Direct Pay
                Letter of Credit)
5.63%     12/12/1997          4,968,453
    100,000     River Fuel Funding Co. #3, Inc., (Union Bank of Switzerland,
                Direct Pay Letter of Credit)
5.68%     01/09/1998             98,927
  5,240,000     U.S. Prime Property, Inc., (ABN AMRO Bank N.V.,
                Direct Pay Letter of Credit)
5.72%     02/12/1998          5,156,643
  4,760,000     U.S. Prime Property, Inc., (ABN AMRO Bank N.V.,
                Direct Pay Letter of Credit)
5.65%     03/09/1998          4,666,577

--------------

76,981,203

--------------
                Computers & Office Equipment - 1.0%
  5,000,000     IBM Credit Corp.
5.73%     03/09/1998          4,900,978

--------------
                Education - 13.1%
  5,000,000     Duke University
5.68%     01/27/1998          4,932,333
 16,750,000     Harvard University
5.73%     11/03/1997         16,744,668
  5,000,000     Leland H. Stanford Junior University
5.75%     04/02/1998          4,883,255
  5,000,000     Leland H. Stanford Junior University
5.68%     11/18/1997          4,986,872
  5,000,000     Leland H. Stanford Junior University
5.71%     04/23/1998          4,866,886
  5,000,000     Leland H. Stanford Junior University
5.80%     12/09/1997          4,970,233
  5,000,000     Yale University
5.59%     12/02/1997          4,976,276
  5,000,000     Yale University
5.60%     12/16/1997          4,965,500
  3,000,000     Yale University
5.65%     11/20/1997          2,991,197
  7,000,000     Yale University
5.59%     12/22/1997          6,945,062

--------------

61,262,282

--------------
                Finance-Automotive - 5.4%
  1,000,000     Ford Motor Credit Co.
5.61%     12/19/1997            992,613
  5,000,000     Ford Motor Credit Co.
5.67%     12/15/1997          4,966,206
  2,000,000     Ford Motor Credit Co.
5.58%     12/23/1997          1,984,024
  5,000,000     Ford Motor Credit Co. of Puerto Rico, Inc. (Guaranteed FMCC)
5.84%     12/01/1997          4,976,375
  5,000,000     General Motors Acceptance Corp.
5.61%     11/25/1997          4,981,533
  5,000,000     General Motors Acceptance Corp.
5.96%     11/10/1997          4,992,763
  2,600,000     General Motors Acceptance Corp.
5.61%     11/05/1997          2,598,402

--------------

25,491,916

--------------
                Finance-Commercial - 6.4%
  5,000,000     General Electric Credit Capital Services of Puerto Rico, Inc.
                (Guaranteed GECC)
5.76%     12/04/1997          4,974,242
  1,000,000     General Electric Capital Corp.
5.61%     12/18/1997            992,767
  5,000,000     General Electric Credit Capital Services of Puerto Rico, Inc.
                (Guaranteed GECC)
5.71%     02/23/1998          4,911,650
  9,100,000     General Electric Capital Corp.
5.75%     11/03/1997          9,097,093
  5,000,000     Norwest Financial, Inc.
5.64%     01/29/1998          4,931,519
  5,000,000     Norwest Financial, Inc.
5.70%     02/26/1998          4,909,163

--------------

29,816,434

--------------
                Finance-Consumer - 3.3%
  4,500,000     Associates Financial Services of Puerto Rico, Inc.
                (Guaranteed Associates Corp. of North America)
5.59%     12/01/1997          4,479,225
    900,000     Associates Financial Services of Puerto Rico, Inc.
                (Guaranteed Associates Corp. of North America)
5.58%     12/02/1997            895,714
  5,000,000     AVCO Financial Services, Inc.
5.59%     12/03/1997          4,975,467
  5,000,000     Penney (J.C.) Funding Corp.
5.67%     01/30/1998          4,930,125

--------------

15,280,531

--------------
                Finance-Retail - 2.1%
  5,000,000     Sears Roebuck Acceptance Corp.
5.59%     11/26/1997          4,980,799
  5,000,000     Sears Roebuck Acceptance Corp.
5.58%     11/03/1997          4,998,461

--------------

9,979,260

--------------
                Finance-Structured - 6.3%
  3,000,000     Asset Securitization Cooperative Corp.
5.54%     11/26/1997          2,988,542
  3,309,000     Delaware Funding Corp
5.62%     12/22/1997          3,282,889
  2,285,000     New Center Asset Trust
5.60%     11/19/1997          2,278,659
  1,000,000     New Center Asset Trust
5.64%     12/17/1997            992,908
  1,000,000     Preferred Receivables Funding Corp.
5.57%     11/10/1997            998,613
  2,925,000     Preferred Receivables Funding Corp.
5.57%     12/22/1997          2,902,168
  2,400,000     Preferred Receivables Funding Corp.
5.86%     11/18/1997          2,393,540
  1,825,000     Preferred Receivables Funding Corp.
5.63%      2/11/1998          1,796,457
  5,000,000     Triple-A One Funding Corp. (Guaranteed CapMAC)
5.63%     11/12/1997          4,991,521
    349,000     Triple-A One Funding Corp. (Guaranteed CapMAC)
5.62%     12/04/1997            347,224
  5,000,000     Triple-A One Funding Corp. (Guaranteed CapMAC)
5.69%      1/16/1998          4,941,100
  1,945,000     Triple-A One Funding Corp. (Guaranteed CapMAC)
5.61%     11/07/1997          1,943,194

--------------

29,856,815

--------------
                Financial Services - 3.9%
  4,000,000     American Express Credit Corp.
5.60%     12/08/1997          3,977,266
  5,000,000     American Express Credit Corp.
5.57%     12/29/1997          4,955,694
  5,000,000     American Express Credit Corp.
5.57%     12/24/1997          4,959,367
  3,100,000     USAA Capital Corp.
5.66%     11/06/1997          3,097,567
  1,047,000     USAA Capital Corp.
5.65%     11/04/1997          1,046,507

--------------

18,036,401

--------------
                Food & Beverage - 2.6%
  7,000,000     Cargill, Inc.
5.55%     12/16/1997          6,951,875
  5,000,000     CPC International, Inc.
5.58%     11/24/1997          4,982,431

--------------

11,934,306

--------------
                Industrial - 8.1%
  5,000,000     Chevron Transport Corp., (Guaranteed Chevron Corp.)
5.60%     12/18/1997          4,963,967
  5,000,000     Chevron Transport Corp., (Guaranteed Chevron Corp.)
5.72%      2/20/1998          4,913,358
  5,000,000     Chevron Transport Corp., (Guaranteed Chevron Corp.)
5.70%      3/19/1998          4,893,242
  5,000,000     Chevron Transport Corp., (Guaranteed Chevron Corp.)
5.64%     12/08/1997          4,971,582
  2,030,000     Du Pont (E.I.) de Nemours and Co.
5.69%      3/06/1998          1,990,880
  7,000,000     Du Pont (E.I.) de Nemours and Co.
5.75%      6/02/1998          6,771,380
  5,000,000     Monsanto Co.
5.68%      2/02/1998          4,928,313
  5,000,000     Monsanto Co.
5.62%      2/04/1998          4,927,299

--------------

38,360,021

--------------
                Insurance - 2.1%
  5,000,000     A.I. Credit Corp.
5.67%      1/15/1998          4,942,396
  5,000,000     Prudential Funding Corp.
5.54%     11/13/1997          4,990,817

--------------

9,933,213

--------------
                Sovereign/Foreign Government - 1.1%
  5,000,000     Kingdom Of Sweden
5.62%     12/08/1997          4,971,736

--------------
                Transportation - 1.6%
  7,500,000     United Parcel Service of America, Inc.
5.58%     11/07/1997          7,493,125

--------------
                U.S. Municipal - 5.1%
  5,000,000     California Pollution Control Finance Authority
                (Guaranteed Shell Oil Co.)
5.64%     12/15/1997          5,000,000
  6,900,000     City of New York Government Bonds, Fiscal 1995, Series B
                (Guaranteed FGIC SPI)
5.77%     11/21/1997          6,900,000
  7,000,000     Port of Corpus Christi Authority of Nueces County, Texas
                (Guaranteed Koch Ind.)
5.62%     12/22/1997          7,000,000
  5,000,000     City of Whiting, Indiana, Series 1995, Sewage & Waste Disposal
                (Guaranteed Amoco Oil Co.)
5.59%     11/06/1997          5,000,000

--------------

23,900,000

--------------
                Total Commercial Paper
387,952,846

--------------
                CERTIFICATES OF DEPOSIT - 4.1% (a)
                Domestic - 0.9%
  4,000,000     Bankers Trust Co., N.A.- New York
6.00%     08/28/1998          3,999,057

--------------
                Euro Dollar-Foreign - 3.2%
 10,000,000     Morgan Guaranty Trust, London
5.55%     12/31/1997         10,000,136
  5,000,000     Westdeutcshe Landesbank, London
5.83%     11/24/1997          5,000,004

--------------

15,000,140

--------------
                Total Certificates of Deposit
18,999,197

--------------
                MEDIUM TERM NOTES - 1.1% (a)
  5,000,000     Abbey National Treasury Services plc
5.72%     04/02/1998          5,003,926

--------------
                VARIABLE RATE NOTES - 10.9% (a,b)
  8,000,000     Abbey National Treasury Services plc
5.51%     11/17/1997          7,996,052
  8,000,000     Bankers Trust Co., N.A.- New York
5.64%     11/03/1997          7,999,572
 10,000,000     Federal Home Loan Bank
5.42%     11/07/1997          9,993,285
 10,000,000     IBM Credit Corp.
5.62%     11/17/1997          9,995,945
  5,000,000     Illinois Student Assistance Commission, (Bank of America,
                Illinois, Direct Pay Letter of Credit)
5.61%     11/06/1997          5,000,000
 10,000,000     Illinois Student Assistance Commission, (Student Loan Mkt.
                Association, Direct Pay Letter of Credit)
5.56%     11/07/1997         10,000,000

--------------
                Total Variable Rate Notes
50,984,854

--------------
                Total Investments (at amortized cost)
$  467,938,788(c)

==============
NOTES TO PORTFOLIO OF INVESTMENTS:
----------------------------------

(a) The categories of investments are shown as a percentage of total investments of the Lutheran Brotherhood Money Market Fund.
(b) Denotes variable rate obligations for which the current yield and the next scheduled interest reset date are shown.
(c) Also represents cost for federal income tax purposes.

The accompanying notes are an integral part of the financial statements.





Lutheran Brotherhood Opportunity Growth Fund
Financial Statements

Statement of Assets and Liabilities
October 31, 1997

ASSETS:
Investments in securities, at value
(cost, $288,568,546)
$316,506,996
Cash
984,715
Receivable for investment securities sold
903,847
Dividend receivable
23,180
                                                                   -------------
-
Total assets
318,418,738
                                                                   -------------
-
LIABILITIES:
Open options written, at value
(premium received $751,131)
434,272
Payable for investment securities purchased
6,384,041
Accrued expenses
176,834
                                                                   -------------
-
Total liabilities
6,995,147
                                                                   -------------
-
NET ASSETS
$311,423,591

==============

NET ASSETS CONSIST OF:
Paid-in capital
$273,656,885
Accumulated net investment loss
(3,069)
Accumulated net realized gain from sale of
investments
9,514,466
Unrealized net appreciation of investments
28,255,309
                                                                   -------------
-
NET ASSETS
$311,423,591

==============

Class A Shares:
Net asset value and redemption price per share (based
on net assets of $307,919,974 and 23,734,675 shares of
beneficial interest outstanding)
$12.97

======

Maximum public offering price per share (based on a
net asset value per share of $12.97 divided by 0.96
for a 4% sales charge)
$13.51

======

Class B Shares:
Net asset value, redemption price and offering price
per share ( based on net assets of $25,000 and 1,928
shares of beneficial interest outstanding)
$12.97

======

Institutional Class Shares:
Net asset value, redemption price and offering price
per share ( based on net assets of $3,478,617 and
268,205 shares of beneficial interest outstanding)
$12.97

======





Statement of Operations
Year Ended October 31, 1997

INVESTMENT INCOME:
Income --
Dividend income
$398,706
Interest income
1,471,469
                                                                     -----------
-
Total income
1,870,175
                                                                     -----------
-
Expenses --
Investment advisory fee
1,868,475
Transfer agent services
1,147,649
Custodian fee
132,943
Administrative personnel and services
55,875
Printing and postage
228,510
Trust share registration costs
56,534
Auditing fees
6,487
Legal fees
3,515
Trustees' fees
5,773
Amortization of organization costs
9,855
Miscellaneous
7,771
                                                                     -----------
-
Total expenses
3,523,387
                                                                     -----------
-
Net investment loss
(1,653,212)
                                                                     -----------
-
REALIZED AND UNREALIZED GAIN (LOSS)
ON INVESTMENTS:
Net realized gain on investment transactions
11,659,779
Net realized gain on closed or expired option
contracts written
330,904
                                                                     -----------
-
Net realized gain on investments
11,990,683
Net increase in unrealized appreciation of investments
13,347,891
                                                                     -----------
-
Net gain on investments
25,338,574
                                                                     -----------
-
Net increase in net assets resulting from
operations
$23,685,362

============





Statement of Changes in Net Assets
Years Ended October 31, 1997 and 1996
                                                                            Year
Ended              Year Ended

10/31/97                10/31/96
                                                                        --------
-----------      -----------------
INCREASE (DECREASE) IN NET ASSETS:
OPERATIONS --
Net investment loss
$(1,653,212)             $(2,076,149)
Net realized gain on investments
11,990,683               33,047,405
Net increase in unrealized appreciation or depreciation of investments
13,347,891                6,165,586
                                                                           -----
-------             ------------
Net increase in net assets resulting from operations
23,685,362               37,136,842
                                                                           -----
-------             ------------
DISTRIBUTIONS PAID TO SHAREHOLDERS --
Net realized gain on investments
(29,849,878)             (33,356,556)
                                                                           -----
-------             ------------
NET TRUST SHARE TRANSACTIONS --
Class A
48,247,150               96,374,157
Class B
25,000                       --
Institutional Class
3,478,617                       --
                                                                           -----
-------             ------------
Net increase in net assets resulting from trust share transactions
51,750,767               96,374,157
                                                                           -----
-------             ------------
Net increase in net assets
45,586,251              100,154,443

NET ASSETS:
Beginning of period
265,837,340              165,682,897
                                                                           -----
-------             ------------
End of period
$311,423,591             $265,837,340

============             ============

The accompanying notes are an integral part of the financial statements.





Lutheran Brotherhood Mid Cap Growth Fund
Financial Statements

Statement of Assets and Liabilities
October 31, 1997

ASSETS:
Investments in securities, at value
(cost, $15,391,945)
$15,284,239
Cash
6,893
Receivable for investment securities sold
247,660
Dividend receivable
6,427
Unamortized organization costs
25,166
                                                                     -----------
-
Total assets
15,570,385
                                                                     -----------
-
LIABILITIES:
Payable for investment securities purchased
951,538
Accrued expenses
16,207
                                                                     -----------
-
Total liabilities
967,745
                                                                     -----------
-
NET ASSETS
$14,602,640

============

NET ASSETS CONSIST OF:
Paid-in capital
$14,324,750
Accumulated net investment loss
(26,047)
Accumulated net realized gain from sale of
investments
411,643
Unrealized net depreciation of investments
(107,706)
                                                                     -----------
-
NET ASSETS
$14,602,640

============

Class A Shares:
Net asset value and redemption price per share (based
on net assets of $14,044,262 and 1,359,069 shares of
beneficial interest outstanding)
$10.33

======

Maximum public offering price per share (based on a
net asset value per share of $10.33 divided by 0.96
for a 4% sales charge)
$10.76

======

Class B Shares:
Net asset value, redemption price and offering price
per share ( based on net assets of $25,000 and 2,420
shares of beneficial interest outstanding)
$10.33

======

Institutional Class Shares:
Net asset value, redemption price and offering price
per share ( based on net assets of $533,378 and 51,634
shares of beneficial interest outstanding)
$10.33

======





Statement of Operations
For the period from May 30, 1997 (effective date) through October 31, 1997

INVESTMENT INCOME:
Income --
Dividend income
$13,663
Interest income
20,419
                                                                     -----------
-
Total income
34,082
                                                                     -----------
-
Expenses --
Investment advisory fee
21,586
Transfer agent services
21,145
Custodian fee
1,542
Administrative personnel and services
617
Printing and postage
4,068
Trust share registration costs
12,116
Auditing fees
2,008
Trustees' fees
1,571
Amortization of organization costs
2,288
Miscellaneous
545
                                                                     -----------
-
Total expenses
67,486
Expense reimbursement from
investment advisor
(7,357)
                                                                     -----------
-
Net expenses
60,129
                                                                     -----------
-
Net investment loss
(26,047)
                                                                     -----------
-
REALIZED AND UNREALIZED GAIN (LOSS)
ON INVESTMENTS:
Net realized gain on investment transactions
411,643
Net change in unrealized depreciation of investments
(107,706)
                                                                     -----------
-
Net gain on investments
303,937
                                                                     -----------
-
Net increase in net assets resulting from
operations
$277,890

============




Statement of Changes in Net Assets
                                                                    For the
period from
                                                                     May 30,
1997
                                                                    (effective
date) to
                                                                    October 31,
1997
                                                                ----------------
-----------

INCREASE (DECREASE) IN NET ASSETS:
OPERATIONS --
Net investment loss
$(26,047)
Net realized gain on investments
411,643
Net change in unrealized depreciation
of investments
(107,706)
                                                                   -------------
-
Net increase in net assets resulting from operations
277,890
                                                                   -------------
-
NET TRUST SHARE TRANSACTIONS --
Class A
13,766,372
Class B
25,000
Institutional Class
533,378
                                                                   -------------
-
Net increase in net assets resulting from trust share transactions
14,324,750
                                                                   -------------
-
Net increase in net assets
14,602,640

NET ASSETS:
Beginning of period                                                           --
                                                                   -------------
-
End of period
$14,602,640

==============

The accompanying notes are an integral part of the financial statements.





Lutheran Brotherhood World Growth Fund
Financial Statements


Statement of Assets and Liabilities
October 31, 1997

ASSETS:
Investments in securities, at value
(cost, $69,492,238)
$74,730,499
Cash (including foreign currency holdings
of $317,490)
340,960
Receivable for investment securities sold
16,922
Dividend receivable
161,115
Unamortized organization costs
28,916
                                                                     -----------
-
Total assets
75,278,412
                                                                     -----------
-
LIABILITIES:
Payable for investment securities purchased
85,020
Accrued expenses
61,157
                                                                     -----------
-
Total liabilities
146,177
                                                                     -----------
-
NET ASSETS
$75,132,235
                                                                     -----------
-

NET ASSETS CONSIST OF:
Paid-in capital
$68,716,028
Undistributed net investment income
304,487
Accumulated net realized gain from sale of
investments and foreign currency transactions
868,953
Unrealized net appreciation of investments and on
translation of assetsand liabilities in foreign
currencies
5,242,767
                                                                     -----------
-
NET ASSETS
$75,132,235

============

Class A Shares:
Net asset value and redemption price per share (based
on net assets of $67,805,208 and 6,722,657 shares of
beneficial interest outstanding)
$10.09

======

Maximum public offering price per share (based on a
net asset value per share of $10.09 divided by 0.96
for a 4% sales charge)
$10.51

======

Class B Shares:
Net asset value, redemption price and offering price
per share (based on net assets of $25,000 and 2,478
shares of beneficial interest outstanding)
$10.09

======

Institutional Class Shares:
Net asset value, redemption price and offering price
per share ( based on net assets of $7,302,027 and
723,689 shares of beneficial interest outstanding)
$10.09

======





Statement of Operations
Year Ended October 31, 1997

INVESTMENT INCOME:
Income --
Dividend income (net of foreign taxes of $161,042)
$1,170,362
Interest income
182,235
                                                                     -----------
-
Total income
1,352,597
                                                                     -----------
-
Expenses --
Investment advisory fee
682,203
Transfer agent services
311,027
Custodian fee
92,299
Administrative personnel and services
13,826
Printing and postage
63,442
Trust share registration costs
48,963
Auditing fees
1,475
Legal fees
759
Trustees' fees
5,148
Amortization of organization costs
10,220
Miscellaneous
4,436
                                                                     -----------
-
Total expenses
1,233,798
                                                                     -----------
-
Net investment income
118,799
                                                                     -----------
-
REALIZED AND UNREALIZED GAIN (LOSS)
ON INVESTMENTS AND FOREIGN CURRENCY:
Net realized gain on investment transactions
1,162,159
Net realized gain on foreign currency transactions
20,047
                                                                     -----------
-
Net realized gain on investments and foreign
currency transactions
1,182,206
                                                                     -----------
-
Net increase in unrealized appreciation of investments
2,468,156
Net increase in unrealized depreciation on translation
of assets and liabilities in foreign currencies
3,319
                                                                     -----------
-
Net increase in unrealized appreciation of investments
and on translation of assets and liabilities in
foreign currencies
2,471,475
                                                                     -----------
-
Net gain on investments and foreign currency
3,653,681
                                                                     -----------
-
Net increase in net assets resulting
from operations
$3,772,480

============





Statement of Changes in Net Assets
Years Ended October 31, 1997 and 1996

Year Ended               Year Ended

10/31/97                 10/31/96
                                                                        --------
-----------      -----------------
INCREASE (DECREASE) IN NET ASSETS:
OPERATIONS --
Net investment income
$118,799                 $243,405
Net realized gain on investments and foreign currency transactions
1,182,206                  204,436
Net increase in unrealized appreciation of investments and
on translation of assets and liabilities in foreign currencies
2,471,475                2,906,319
                                                                            ----
-------              -----------
Net increase in net assets resulting from operations
3,772,480                3,354,160
                                                                            ----
-------              -----------
DISTRIBUTIONS PAID TO SHAREHOLDERS --
Net investment income
(257,604)                 (37,674)
Net realized gain on investments
(247,812)                      --
                                                                            ----
-------              -----------
Total distributions
(505,416)                 (37,674)
                                                                            ----
-------              -----------
NET TRUST SHARE TRANSACTIONS --
Class A
11,601,520               35,652,107
Class B
25,000                       --
Institutional Class
7,302,027                       --
                                                                            ----
-------              -----------
Net increase in net assets resulting from trust share transactions
18,928,547               35,652,107
                                                                            ----
-------              -----------
Net increase in net assets
22,195,611               38,968,593

NET ASSETS:
Beginning of period
52,936,624               13,968,031
                                                                            ----
-------              -----------
End of period (including undistributed net investment income of
$304,487 and $255,036, respectively)
$75,132,235              $52,936,624

===========              ===========

The accompanying notes are an integral part of the financial statements.





Lutheran Brotherhood Fund
Financial Statements

Statement of Assets and Liabilities
October 31, 1997

ASSETS:
Investments in securities, at value
(cost, $754,145,951)
$986,629,252
Cash
97,369
Receivable for investment securities sold
31,820,626
Dividend receivable
1,175,794
                                                                ----------------
-
Total assets
1,019,723,041
                                                                ----------------
-
LIABILITIES:
Payable for investment securities purchased
29,633,216
Accrued expenses
283,255
                                                                ----------------
-
Total liabilities
29,916,471
                                                                ----------------
-
NET ASSETS
$989,806,570

=================

NET ASSETS CONSIST OF:
Paid-in capital
$661,071,784
Undistributed net investment income
380,398
Accumulated net realized gain from sale of
investments
95,871,087
Unrealized net appreciation of investments
232,483,301
                                                                ----------------
-
NET ASSETS
$989,806,570

=================

Class A Shares:
Net asset value and redemption price per share (based
on net assets of $975,154,021 and 36,146,769 shares of
beneficial interest outstanding)
$26.98

======

Maximum public offering price per share (based on a
net asset value per share of $26.98 divided by 0.96
for a 4% sales charge)
$28.10

======

Class B Shares:
Net asset value, redemption price and offering price
per share ( based on net assets of $25,000 and 926.6
shares of beneficial interest outstanding)
$26.98

======

Institutional Class Shares:
Net asset value, redemption price and offering price
per share ( based on net assets of $14,627,549 and
542,163 shares of beneficial interest outstanding)
$26.98

======





Statement of Operations
Year Ended October 31, 1997

INVESTMENT INCOME:
Income --
Dividend income
$13,119,675
Interest income
1,686,216
                                                                   -------------
-
Total income
14,805,891
                                                                   -------------
-
Expenses --
Investment advisory fee
5,686,741
Transfer agent services
1,791,020
Custodian fees
185,522
Administrative personnel and services
184,583
Printing and postage
358,048
Trust share registration costs
67,750
Auditing fees
19,195
Legal fees
11,538
Trustees' fees
13,649
Miscellaneous
18,489
                                                                   -------------
-
Total expenses before expense reimbursement
8,336,535
Expense reimbursement from
investment advisor
(385,904)
                                                                   -------------
-
Net expenses
7,950,631
                                                                   -------------
-
Net investment income
6,855,260
                                                                   -------------
-
REALIZED AND UNREALIZED GAIN (LOSS)
ON INVESTMENTS:
Net realized gain on investment transactions
122,431,480
Net realized gain on closed or expired option
contracts written
2,336
Net realized gain on closed futures contracts
(22,447,731)
                                                                   -------------
-
Net realized gain on investments
99,986,085
Net increase in unrealized appreciation of investments
101,725,926
                                                                   -------------
-
Net gain on investments
201,712,011
                                                                   -------------
-
Net increase in net assets resulting from
operations
$208,567,271

==============






Statement of Changes in Net Assets
Years Ended October 31, 1997 and 1996
                                                                            Year
Ended              Year Ended

10/31/97                10/31/96
                                                                        --------
-----------      -----------------
INCREASE (DECREASE) IN NET ASSETS:
OPERATIONS --
Net investment income
$6,855,260               $6,672,089
Net realized gain on investments
99,986,085               62,729,282
Net increase in unrealized appreciation of investments
101,725,926               45,131,419
                                                                           -----
-------             ------------
Net increase in net assets resulting from operations
208,567,271              114,532,790
                                                                           -----
-------             ------------
DISTRIBUTIONS PAID TO SHAREHOLDERS --
Net investment income
(7,140,586)              (6,494,190)
Net realized gain on investments
(58,599,470)             (44,162,422)
                                                                           -----
-------             ------------
Total distributions
(65,740,056)             (50,656,612)
                                                                           -----
-------             ------------
NET TRUST SHARE TRANSACTIONS --
Class A
63,484,688               59,464,357
Class B
25,000                       --
Institutional Class
14,627,549                       --
                                                                           -----
-------             ------------
Net increase in net assets resulting from trust share transactions
78,137,237               59,464,357
                                                                           -----
-------             ------------
Net increase in net assets
220,964,452              123,340,535

NET ASSETS:
Beginning of period
768,842,118              645,501,583
                                                                           -----
-------             ------------
End of period (including undistributed net investment income of
$380,398 and $665,724, respectively)
$989,806,570             $768,842,118

============             ============

The accompanying notes are an integral part of the financial statements.





Lutheran Brotherhood High Yield Fund
Financial Statements

Statement of Assets and Liabilities
October 31, 1997

ASSETS:
Investments in securities, at value
(cost, $832,313,304)
$852,054,761
Cash
1,407,857
Receivable for investment securities sold
11,279,457
Interest and dividend receivable
16,528,457
                                                                     -----------
-
Total assets
881,270,532
                                                                     -----------
-
LIABILITIES:
Payable for investment securities purchased
18,100,425
Accrued expenses
220,404
                                                                     -----------
-
Total liabilities
18,320,829
                                                                     -----------
-
NET ASSETS
$862,949,703

============

NET ASSETS CONSIST OF:
Paid-in capital
$824,942,025
Undistributed net investment income
2,736,361
Accumulated net realized gain from sale of
investments
15,529,860
Unrealized net appreciation of investments
19,741,457
                                                                     -----------
-
NET ASSETS
$862,949,703

============

Class A Shares:
Net asset value and redemption price per share (based
on net assets of $812,008,902 and 84,796,352 shares of
beneficial interest outstanding)
$9.58

======

Maximum public offering price per share (based on a
net asset value per share of $9.58 divided by 0.96
for a 4% sales charge).
$9.98

======

Class B Shares:
Net asset value, redemption price and offering price
per share (based on net assets of $25,000 and 2,610
shares of beneficial interest outstanding)
$9.58

======

Institutional Class Shares:
Net asset value, redemption price and offering price
per share (based on net assets of $50,915,801 and
5,314,802 shares of beneficial interest outstanding)
$9.58

======





Statement of Operations
Year Ended October 31, 1997

INVESTMENT INCOME:
Income --
Interest income
$70,520,468
Dividend income
6,791,034
                                                                     -----------
-
Total income
77,311,502
                                                                     -----------
-
Expenses --
Investment advisory fee
4,911,490
Transfer agent services
1,205,817
Custodian fee
177,370
Administrative personnel and services
158,365
Printing and postage
254,058
Trust share registration costs
80,915
Auditing fees
14,404
Legal fees
10,150
Trustees' fees
13,649
Miscellaneous
17,759
                                                                     -----------
-
Total expenses before expense reimbursement
6,843,977
Expense reimbursement from
investment advisor
(328,810)
                                                                     -----------
-
Net expenses
6,515,167
                                                                     -----------
-
Net investment income
70,796,335
                                                                     -----------
-
REALIZED AND UNREALIZED GAIN (LOSS)
ON INVESTMENTS:
Net realized gain on investment transactions
16,963,856
Net increase in unrealized appreciation of investments
17,585,438
                                                                     -----------
-
Net gain on investments
34,549,294
                                                                     -----------
-
Net increase in net assets resulting from
operations
$105,345,629

============





Statement of Changes in Net Assets
Years Ended October 31, 1997 and 1996
                                                                            Year
Ended              Year Ended

10/31/97                10/31/96
                                                                        --------
-----------      -----------------
INCREASE (DECREASE) IN NET ASSETS:
OPERATIONS --
Net investment income
$70,796,335              $59,976,148
Net realized gain on investment transactions
16,963,856               16,240,947
Net change in unrealized appreciation or depreciation of investments
17,585,438               (5,314,640)
                                                                           -----
-------             ------------
Net increase in net assets resulting from operations
105,345,629               70,902,455
                                                                           -----
-------             ------------
DISTRIBUTIONS PAID TO SHAREHOLDERS --
Net investment income
(71,372,708)             (58,709,581)
Net realized gain on investments
(2,451,356)                      --
                                                                           -----
-------             ------------
Total distributions
(73,824,064)             (58,709,581)
                                                                           -----
-------             ------------
NET TRUST SHARE TRANSACTIONS --
Class A
77,340,401               96,617,152
Class B
25,000                       --
Institutional Class
50,915,801                       --
                                                                           -----
-------             ------------
Net increase in net assets resulting from trust share transactions
128,281,202               96,617,152
                                                                           -----
-------             ------------
Net increase in net assets
159,802,767              108,810,026

NET ASSETS:
Beginning of period
703,146,936              594,336,910
                                                                           -----
-------             ------------
End of period (including undistributed net investment income of
$2,736,361 and $3,312,734, respectively)
$862,949,703             $703,146,936

============             ============

The accompanying notes are an integral part of the financial statements.





Lutheran Brotherhood Income Fund
Financial Statements

Statement of Assets and Liabilities
October 31, 1997

ASSETS:
Investments in securities, at value
(cost, $795,996,925)
$807,567,537
Cash
68,275
Receivable for investment securities sold
22,238,967
Interest and dividend receivable
11,452,031
                                                                     -----------
-
Total assets
841,326,810
                                                                     -----------
-
LIABILITIES:
Open options written, at value (premium
received $133,272)
318,750
Payable for investment securities purchased
62,791,027
Accrued expenses
199,447
                                                                     -----------
-
Total liabilities
63,309,224
                                                                     -----------
-
NET ASSETS
$778,017,586

============

NET ASSETS CONSIST OF:
Paid-in capital
$810,834,338
Undistributed net investment income
1,619,914
Accumulated net realized loss from sale
of investments
(45,821,800)
Unrealized net appreciation of investments
11,385,134
                                                                     -----------
-
NET ASSETS
$778,017,586
                                                                     -----------
-

Class A Shares:
Net asset value and redemption price per share (based
on net assets of $759,817,416 and 88,210,001
shares of beneficial interest outstanding)
$8.61

======

Maximum public offering price per share (based on a
net asset value per share of $8.61 divided by 0.96
for a 4% sales charge)
$8.97

======

Class B Shares:
Net asset value, redemption price and offering price
per share ( based on net assets of $25,000 and 2,904
shares of beneficial interest outstanding)
$8.61

======

Institutional Class Shares:
Net asset value, redemption price and offering price
per share ( based on net assets of $18,175,170 and
2,110,937 shares of beneficial interest outstanding)
$8.61

======





Statement of Operations
Year Ended October 31, 1997

INVESTMENT INCOME:
Income --
Interest income
$57,675,987
Dividend income
1,177,961
                                                                     -----------
-
Total income
58,853,948
                                                                     -----------
-
Expenses --
Investment advisory fee
4,799,245
Transfer agent services
1,275,325
Custodian fee
193,403
Administrative personnel and services
166,209
Printing and postage
272,422
Trust share registration costs
46,043
Auditing fees
23,670
Legal fees
12,335
Trustees' fees
13,649
Miscellaneous
22,417
                                                                     -----------
-
Total expenses before expense reimbursement
6,824,718
Expense reimbursement from
investment advisor
(333,931)
                                                                     -----------
-
Net expenses
6,490,787
                                                                     -----------
-
Net investment income
52,363,161
                                                                     -----------
-
REALIZED AND UNREALIZED GAIN (LOSS)
ON INVESTMENTS:
Net realized gain on investment transactions
3,378,655
Net realized gain on closed or expired option
contracts written
125,995
Net realized loss on closed futures contracts
(175,489)
                                                                     -----------
-
Net realized gain on investments
3,329,161
Net increase in unrealized appreciation of investments
6,682,802
                                                                     -----------
-
Net gain on investments
10,011,963
                                                                     -----------
-
Net increase in net assets resulting
from operations
$62,375,124

============






Statement of Changes in Net Assets
Years Ended October 31, 1997 and 1996
                                                                            Year
Ended              Year Ended

10/31/97                10/31/96
                                                                        --------
-----------      -----------------
INCREASE (DECREASE) IN NET ASSETS:
OPERATIONS --
Net investment income
$52,363,161              $59,871,426
Net realized gain (loss) on investment transactions
3,329,161               (8,854,736)
Net change in unrealized appreciation or depreciation of investments
6,682,802              (11,610,324)
                                                                           -----
-------             ------------
Net increase in net assets resulting from operations
62,375,124               39,406,366
                                                                           -----
-------             ------------
DISTRIBUTIONS PAID TO SHAREHOLDERS --
Net investment income
(52,271,463)             (63,354,789)
                                                                           -----
-------             ------------
NET TRUST SHARE TRANSACTIONS --
Class A
(121,262,283)             (47,217,230)
Class B
25,000                       --
Institutional Class
18,175,170                       --
                                                                           -----
-------             ------------
Net change in net assets resulting from trust share transactions
(103,062,113)             (47,217,230)
                                                                           -----
-------             ------------
Net change in net assets
(92,958,452)             (71,165,653)

NET ASSETS:
Beginning of period
870,976,038              942,141,691
                                                                           -----
-------             ------------
End of period (including undistributed net investment income of
$1,602,351 and $1,510,653, respectively)
$778,017,586             $870,976,038

============             ============

The accompanying notes are an integral part of the financial statements.







Lutheran Brotherhood Municipal Bond Fund
Financial Statements

Statement of Assets and Liabilities
October 31, 1997

ASSETS:
Investments in securities, at value
(cost, $530,291,785)
$585,787,184
Cash
2,125
Receivable for investment securities sold
498,519
Receivable for capital stock sold
25,000
Interest receivable
9,227,046
                                                                     -----------
-
Total assets
595,539,874
                                                                     -----------
-
LIABILITIES:
Payable for investment securities purchased
3,583,503
Accrued expenses
93,947
                                                                     -----------
-
Total liabilities
3,677,450
                                                                     -----------
-
NET ASSETS
$591,862,424

============

NET ASSETS CONSIST OF:
Paid-in capital
$540,115,037
Undistributed net investment income
2,081,584
Accumulated net realized loss from sale
of investments
(5,829,596)
Unrealized net appreciation of investments
55,495,399
                                                                     -----------
-
NET ASSETS
$591,862,424

============

Class A Shares:
Net asset value and redemption price per share (based
on net assets of $587,654,326 and 66,387,642 shares
of beneficial interest outstanding)
$8.85

=====

Maximum public offering price per share (based on a
net asset value per share of $8.85 divided by 0.96
for a 4% sales charge).
$9.22

=====

Class B Shares:
Net asset value, redemption price and offering price
per share ( based on net assets of $25,000 and 2,825
shares of beneficial interest outstanding)
$8.85

=====

Institutional Class Shares:
Net asset value, redemption price and offering price
per share ( based on net assets of $4,183,098 and
472,666 shares of beneficial interest outstanding)
$8.85

=====






Statement of Operations
Year Ended October 31, 1997

INVESTMENT INCOME:
Income --
Interest income
$34,821,828
                                                                     -----------
-
Expenses --
Investment advisory fee
3,424,258
Transfer agent services
492,743
Custodian fee
157,049
Administrative personnel and services
122,078
Printing and postage
114,759
Trust share registration costs
46,427
Auditing fees
16,331
Legal fees
8,738
Trustees' fees
13,648
Miscellaneous
16,715
                                                                     -----------
-
Total expenses before expense reimbursement
4,412,746
Expense reimbursement from
investment advisor
(247,844)
                                                                     -----------
-
Net expenses
4,164,902
                                                                     -----------
-
Net investment income
30,656,926
                                                                     -----------
-
REALIZED AND UNREALIZED GAIN (LOSS)
ON INVESTMENTS:
Net realized gain on investment transactions
2,734,887
Net realized gain on closed or expired option
contracts written
36,396
Net realized loss on closed futures contracts
(619,118)
                                                                     -----------
-
Net realized gain on investments
2,152,165
Net increase in unrealized appreciation of investments
15,004,813
                                                                     -----------
-
Net gain on investments
17,156,978
                                                                     -----------
-
Net increase in net assets resulting
from operations
$47,813,904

============





Statement of Changes in Net Assets
Years Ended October 31, 1997 and 1996
                                                                            Year
Ended              Year Ended

10/31/97                10/31/96
                                                                        --------
-----------      -----------------
INCREASE (DECREASE) IN NET ASSETS:
OPERATIONS --
Net investment income
$30,656,926              $31,876,162
Net realized gain on investment transactions
2,152,165                  102,442
Net change in unrealized appreciation or depreciation of investments
15,004,813                 (358,129)
                                                                           -----
-------             ------------
Net increase in net assets resulting from operations
47,813,904               31,620,475
                                                                           -----
-------             ------------
DISTRIBUTIONS PAID TO SHAREHOLDERS --
Net investment income
(30,372,431)             (30,660,042)
                                                                           -----
-------             ------------
NET TRUST SHARE TRANSACTIONS --
Class A
(39,259,157)             (20,186,392)
Class B
25,000                       --
Institutional Class
4,183,098                       --
                                                                           -----
-------             ------------
Net change in net assets resulting from trust share transactions
(35,051,059)             (20,186,392)
                                                                           -----
-------             ------------
Net change in net assets
(17,609,586)             (19,225,959)

NET ASSETS:
Beginning of period
609,472,010              628,697,969
                                                                           -----
-------             ------------
End of period (including undistributed net investment income of
$2,081,584 and $1,804,431, respectively)
$591,862,424             $609,472,010

============             ============

The accompanying notes are an integral part of the financial statements.






Lutheran Brotherhood Money Market Fund
Financial Statements

Statement of Assets and Liabilities
October 31, 1997

ASSETS:
Investments in securities, at amortized cost
and value
$467,938,788
Cash
677,327
Interest receivable
1,113,669
                                                                     -----------
-
Total assets
469,729,784
                                                                     -----------
-
LIABILITIES:
Dividends payable
247,147
Accrued expenses
258,824
                                                                     -----------
-
Total liabilities
505,971
                                                                     -----------
-
NET ASSETS
$469,223,813

============

NET ASSETS CONSIST OF:
Paid-in capital
$469,223,813

============

Class A Shares:
Net asset value, redemption price and offering price
per share (based on net assets of $416,278,833 and
416,278,833 shares of beneficial interest
outstanding)
$1.00

=====

Class B Shares:
Net asset value, redemption price and offering price
per share ( based on net assets of $25,000 and 25,000
 shares of beneficial interest outstanding).
$1.00

=====

Institutional Class Shares:
Net asset value, redemption price and offering price
per share ( based on net assets of $52,919,980 and
52,919,980 shares of beneficial interest
outstanding)
$1.00

=====






Statement of Operations
Year Ended October 31, 1997

INVESTMENT INCOME:
Income --
Interest income
$24,727,343
                                                                     -----------
-
Expenses --
Investment advisory fee
2,210,254
Transfer agent services
1,383,639
Custodian fee
383,212
Administrative personnel and services
90,172
Printing and postage
424,924
Trust share registration costs
108,517
Auditing fees
10,244
Legal fees
5,901
Trustees' fees
7,262
Miscellaneous
11,156
                                                                     -----------
-
Total expenses before expense reimbursement
4,635,281
Expense reimbursement from
investment advisor
(435,799)
                                                                     -----------
-
Net expenses
4,199,482
                                                                     -----------
-
Net investment income
$20,527,861

============





Statement of Changes in Net Assets
Years Ended October 31, 1997 and 1996
                                                                            Year
Ended              Year Ended

10/31/97                10/31/96
                                                                        --------
-----------      -----------------
INCREASE (DECREASE) IN NET ASSETS:
OPERATIONS --
Net investment income
$20,527,861              $17,421,840
                                                                           -----
-------             ------------
DISTRIBUTIONS PAID TO SHAREHOLDERS --
Net investment income
(20,527,861)             (17,421,840)
                                                                           -----
-------             ------------
NET TRUST SHARE TRANSACTIONS --
Class A
(1,329,756)              76,524,322
Class B
25,000                       --
Institutional Class
52,919,980                       --
                                                                           -----
-------             ------------
Net increase in net assets resulting from trust share transactions
51,615,224               76,524,322
                                                                           -----
-------             ------------
Net increase in net assets
51,615,224               76,524,322

NET ASSETS:
Beginning of period
417,608,589              341,084,267
                                                                           -----
-------             ------------
End of period
$469,223,813             $417,608,589

============             ============

The accompanying notes are an integral part of the financial statements.



The Lutheran Brotherhood Family of Funds
Notes to Financial Statements
October 31, 1997


(1) Organization

The Lutheran Brotherhood Family of Funds (the "Trust") is a Delaware business trust and a diversified, open-end investment company registered under the Investment Company Act of 1940. The Trust is divided into eight series (the "Fund(s)"), each with its own investment objective and policies. The eight Funds of the Trust are:
Lutheran Brotherhood Opportunity Growth Fund, Lutheran Brotherhood Mid Cap Growth Fund, Lutheran Brotherhood World Growth Fund, Lutheran Brotherhood Fund, Lutheran Brotherhood High Yield Fund, Lutheran Brotherhood Income Fund, Lutheran Brotherhood Municipal Bond Fund and Lutheran Brotherhood Money Market Fund. The Lutheran Brotherhood Mid Cap Growth Fund's registration was declared effective by the Securities and Exchange Commission and began operations as a series of The Lutheran Brotherhood Family of Funds on May 30, 1997.

Effective October 31, 1997, the Funds implemented a multiple class structure whereby each Fund is authorized to offer three classes of shares: Class A, Class B and Institutional Class. The shares outstanding prior to October 31, 1997 were designated as Class A shares. The three classes of shares differ principally in their respective shareholder servicing and distribution expenses and arrangements. All three classes of shares have identical rights to earnings, assets and voting privileges, except for class specific expenses and exclusive rights to vote on matters affecting only individual classes.

(2) Significant Accounting Policies

Investment Security Valuations

Securities traded on U.S. or foreign securities exchanges or included in a national market system are valued at the last quoted sales price at the close of each business day. Securities traded on the over-the-counter market and listed securities for which no price is readily available are valued at prices within the range of the current bid and asked prices considered best to represent the value in the circumstances, based on quotes that are obtained from an independent pricing service approved by the Board of Trustees. The pricing service, in determining values of securities, takes into consideration such factors as current quotations by broker/dealers, coupon, maturity, quality, type of issue, trading characteristics, and other yield and risk factors it deems relevant in determining valuations. Securities which cannot be valued by the approved pricing service are valued using valuations obtained from dealers that make markets in the securities. Exchange listed options and futures contracts are valued at the last quoted sales price. For all Funds other than the Money Market Fund, short-term securities with maturities of 60 days or less are valued at amortized cost; those with maturities greater than 60 days are valued at the mean between bid and asked price. Short-term securities held by the Money Market Fund are valued on the basis of amortized cost (which approximates market value), whereby a portfolio security is valued at its cost initially, and thereafter valued to reflect a constant amortization to maturity of any discount or premium. The Money Market Fund follows procedures necessary to maintain a constant net asset value of $1.00 per share. All other securities for which market values are not readily available are appraised at fair value as determined in good faith by or under the direction of the Board of Trustees.

Foreign Currency Translations

The accounting records of the Fund are maintained in U.S. dollars. Securities and other assets and liabilities of the LB World Growth Fund that are denominated in foreign currencies are translated into U.S. dollars at the daily closing rate of exchange. Foreign currency amounts related to the purchase or sale of securities and income and expenses are translated at the exchange rate on the transaction date. Currency gains and losses are recorded from sales of foreign currency, exchange gains or losses between the trade date and settlement dates on securities transactions, and other translation gains or losses on dividends, interest income and foreign withholding taxes. The effect of changes in foreign exchange rates on realized and unrealized security gains or losses are not segregated from gains and losses that arise from changes in market prices of investments, and are included with the net realized and unrealized gain or loss on investments.

Federal Income Taxes

It is the policy of each Fund to comply with the provisions of the Internal Revenue Code applicable to regulated investment companies and to distribute to shareholders each year substantially all of their taxable income on a timely basis, including any net realized gain on investments each year. It is also the intention of the Funds to distribute an amount sufficient to avoid imposition of any federal excise tax. Accordingly, no provision for federal income tax is necessary. Each Fund is treated as a separate taxable entity for federal income tax purposes.

When-Issued and Delayed Delivery Transactions

The Funds may engage in when-issued or delayed delivery transactions. To the extent that a Fund engages in such transactions, it will do so for the purpose of acquiring securities consistent with its investment objectives and policies and not for the purpose of investment leverage or to speculate on interest rate changes. On the trade date, assets of the Fund are segregated on the Fund's records in a dollar amount sufficient to make payment for the securities to be purchased. Income is not accrued until settlement date.

Repurchase Agreements

The Funds may engage in repurchase agreement transactions in pursuit of their investment objectives. When a fund engages in such transactions, it is policy to require the custodian bank to take possession of all securities held as collateral in support of repurchase agreement investments. In addition, the Fund monitors the market value of the underlying collateral on a daily basis. If the seller defaults or if bankruptcy proceedings are initiated with respect to the seller, the realization or retention of the collateral may be subject to legal proceedings.

Investment Income

Interest income is determined on the basis of interest or discount earned on any short-term investments and interest earned on all other debt securities, including accrual of original issue discount. Interest earned on debt securities also includes amortization of premium for the Opportunity Growth, Mid Cap Growth Fund, World Growth Fund, LB Fund, High Yield and Municipal Bond Funds and the accrual of market discount for the Opportunity Growth, Mid Cap Growth Fund, World Growth, LB Fund and High Yield Funds. Market discount, if any, is recognized for tax purposes when bonds are sold for the Income and Municipal Bond Funds. Dividend income is recorded on the ex-dividend date. For payment-in-kind securities, income is recorded on the ex-dividend date in the amount of the value received.

Options, Financial Futures and
Forward Foreign Currency Contracts

All Funds except the Money Market Fund may buy put and call options, write covered call options and buy and sell futures contracts.

The Funds intend to use such derivative instruments as hedges to facilitate buying or selling securities or to provide protection against adverse movements in security prices or interest rates. The LB World Growth Fund may also enter into options and futures contracts on foreign currencies and forward foreign currency contracts to protect against adverse foreign exchange rate fluctuation.

Option contracts are valued daily and unrealized appreciation or depreciation is recorded. The Fund will realize a gain or loss upon expiration or closing of the option transaction. When an option is exercised, the proceeds on sale for a written call option or the cost of a security for purchased put and call options is adjusted by the amount of premium received or paid.

Upon entering into a futures contract, the Fund is required to deposit initial margin, either cash or securities in an amount equal to a certain percentage of the contract value. Subsequent variation margin payments are made or received by the Fund each day. The variation margin payments are equal to the daily changes in the contract value and are recorded as unrealized gains and losses. The Fund realizes a gain or loss when the contract is closed or expires.

Foreign currency contracts are valued daily and unrealized appreciation or depreciation is recorded daily as the difference between the contract exchange rate and the closing forward rate applied to the face amount of the contract. A realized gain or loss is recorded at the time a forward contract is closed.

Dollar Roll Transactions

The Income Fund enters into dollar roll transactions, with respect to mortgage securities issued by GNMA, FNMA and FHLMC, in which the Fund sells mortgage securities and simultaneously agrees to repurchase similar (same type, coupon and maturity) securities at a later date at an agreed upon price. During the period between the sale and repurchase, the Fund forgoes principal and interest paid on the mortgage securities sold. The Fund is compensated by the interest earned on the cash proceeds of the initial sale and from negotiated fees paid by brokers offered as an inducement to the Fund to "roll over" its purchase commitments. The Income Fund earned $1,392,147 from such fees for the year ended October 31, 1997.

Organization Costs

Organization costs incurred in connection with the start up and initial registration of the Funds are capitalized and amortized over a period of 60 months from the date of commencement. If any initial shares are redeemed during the amortization period, the redemption proceeds will be reduced by a pro-rata portion of the unamortized balance at the time of redemption, in the same proportion that the number of initial shares being redeemed bears to the number of initial shares outstanding at the time of redemption.

Distributions to Shareholders

Dividends from net investment income, if available, are declared and paid annually for the Opportunity Growth, Mid Cap Growth and World Growth Funds, declared and paid quarterly for the LB Fund, declared and paid monthly for the High Yield, Income and Municipal Bond Funds, and declared daily (including short-term net realized gains and losses) and paid monthly for the Money Market Fund. Net realized gains from securities transactions, if any, are distributed at least annually for all Funds, after the close of the fiscal year. Dividends and capital gain distributions to shareholders are recorded on the ex-dividend date.

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of distributions made during the year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividend distributions, the fiscal year in which amounts are distributed may differ from the year that the income or net realized gains were recorded by the Fund.

It is the policy of the Fund to reclassify the net effect of permanent differences between book and taxable income to trust capital accounts on the statements of assets and liabilities. As a result of permanent book-to-tax differences for the year ended October 31, 1997, accumulated net realized gain or loss from the sale of investments was increased (decreased) by ($2,025,853), ($238,256), ($3,890,000),
($500,000), ($17,563), and $7,342, respectively, for the Opportunity Growth, World Growth, LB Fund, High Yield, Income and Municipal Bond Funds; undistributed net investment income was increased (decreased) by $1,650,853, $188,256, $17,563, and ($7,342), respectively, for the
Opportunity Growth, World Growth, Income and Municipal Bond Funds; and net increases of $375,000, $50,000, $3,890,000, and $500,000, respectively, for the Opportunity Growth, World Growth, LB Fund, and High Yield Fund were reclassified into trust capital. These reclassifications have no effect on net assets, net asset value per share, the change in net assets resulting from operations, or on the amount of income available for distribution to shareholders.

Other

Investment transactions are accounted for on the date the investments are purchased or sold. Realized gains and losses on investments and unrealized appreciation and depreciation are determined on an identified cost basis, which is the same basis used for federal income tax purposes.

Each Fund is charged for the operating expenses that are directly attributable to it. Fund operating expenses that cannot be directly attributable to a Fund are either shared equally or allocated among them based on the relative net assets of each Fund or via other methodologies.

The preparation of financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

(3) Fees and Compensation Paid To Affiliates

Investment Advisory Fees

Each Fund pays Lutheran Brotherhood Research Corp. (LBRC), the Trust's investment advisor, a fee for its advisory services. The fees are accrued daily and paid monthly. The fees are based on the following annual rates of average daily net assets: Opportunity Growth Fund, 0.75% for the first $100 million, 0.65% for the next $150 million, 0.60% for the next $250 million, 0.55% for the next $500 million, and 0.50% for net assets over $1 billion; Mid Cap Growth Fund, 0.70% for the first $100 million, 0.65% for the next $150 million, 0.60% for the next $250 million, 0.55% for the next $500 million, and 0.50% for net assets over $1 billion; World Growth Fund, 1.25% for the first $20 million, 1.10% for the next $30 million, and 1.0% of net assets over $50 million; LB Fund and High Yield Fund, 0.65% for the first $500 million, 0.60% for the next $500 million, and 0.55% for net assets over $1 billion; Income Fund, 0.60% for the first $500 million, 0.575% for the next $500 million, and 0.55% for net assets over $1 billion; Municipal Bond Fund, 0.575% for the first $500 million, 0.5625% for the next $500 million, and 0.55% for net assets over $1 billion; Money Market Fund, 0.50% for the first $500 million, 0.475% for the next $500 million, 0.45% for the next $500 million, 0.425% for the next $500 million, and 0.40% for net assets over $2 billion.

LBRC has entered into a sub-advisory agreement with Rowe Price - Fleming International, Inc. for the performance of various sub-advisory services for the World Growth Fund. For these services, LBRC pays an annual sub-advisory fee equal to 0.50% of all of the World Growth Fund's annual average daily net assets.

Effective January 1, 1997, LBRC voluntarily agreed to waive 5 basis points (0.05%) on an annual basis from the advisory fees payable by the LB Fund, LB High Yield Fund, LB Income Fund and LB Municipal Bond Fund. Expense reimbursements amounted to $385,904, $328,810, $333,931 and $247,844 respectively, for the aforementioned Funds through October 31, 1997. The Money Market Fund advisory fees totaled $2,210,254 of which $435,799 were voluntarily waived by LBRC to limit the Money Market Fund's expense ratio to 0.95% of its average daily net assets. The Mid Cap Growth Fund advisory fees totaled $21,586 of which $7,357 were voluntarily waived by LBRC to limit the Mid Cap Growth Fund's expense ratio to 1.95% of its average daily net assets. LBRC can terminate its voluntary waiver of expenses for these Funds at any time at its discretion.

Sales Charges and Other Fees

For the year ended October 31, 1997, Lutheran Brotherhood Securities Corp. (LBSC), the Trust's distributor, received sales charges paid by purchasers of Fund shares of: Opportunity Growth Fund, $1,724,236; Mid Cap Growth Fund, $278,924; World Growth Fund, $637,128; LB Fund, $2,613,029; High Yield Fund, $3,716,291; Income Fund, $905,599; and
Municipal Bond Fund, $689,914. Sales charges are not an expense of the Trust and are not reflected in the financial statements of any of the Funds.

LBSC also received fees pursuant to an agreement to provide certain administrative personnel and services to the Funds. Effective January 1, 1997, a new agreement went into effect whereby LBSC will receive an annual fee equal to 0.02% of average daily net assets. LBSC received the following compensation for the year ended October 31, 1997:
Opportunity Growth Fund, $55,875; Mid Cap Growth Fund, $617; World Growth Fund, $13,826; LB Fund, $184,583; High Yield Fund, $158,365; Income Fund, $166,209; Municipal Bond Fund, $122,078; and Money Market Fund, $90,172.

In addition, LBSC provides the Funds with transfer agent services pursuant to an agreement and received the following compensation:
Opportunity Growth Fund, $1,147,649; Mid Cap Growth Fund, $21,145; World Growth Fund, $311,027; LB Fund, $1,791,020; High Yield Fund, $1,205,817; Income Fund, $1,275,325; Municipal Bond Fund, $492,743;
and Money Market Fund, $1,383,639.

The Funds have adopted a trustee fee deferral plan which allows the Trustees to defer the receipt of all or a portion of their Trustee Fees. The deferred fees remain in the fund and are invested within the Lutheran Brotherhood Family of Funds until distribution in accordance with the plan.

Certain officers and non-independent trustees of the Fund are officers and directors of LBRC and LBSC; however, they receive no compensation from the Funds.

(4) Securities Lending

To generate additional income, the Funds may participate in a securities lending program administered by the Fund's custodian bank. Securities are periodically loaned to brokers, banks or other institutional borrowers of securities, for which collateral in the form of cash, U.S. government securities, or letter of credit is received by the custodian in an amount at least equal to the market value of securities loaned. Collateral received in the form of cash is invested in short-term investments by the custodian from which earnings are shared between the borrower, the custodian and the Fund at negotiated rates. The Fund bears the risk that it may experience delays in recovery or even loss of rights in the collateral should the borrower of securities fail financially. There were no security loans during the year ended October 31, 1997.

(5) Distributions From Capital Gains

During the year ended October 31, 1997, distributions from net realized capital gains of $29,849,878, $247,812, $58,599,470 and
$2,451,356, were paid by the LB Opportunity Growth Fund, LB World Growth Fund, LB Fund and the LB High Yield Fund, respectively. These distributions related to net capital gains realized during the prior fiscal year ended October 31, 1996.

(6) Capital Loss Carryover

At October 31, 1997, the LB Income Fund and the LB Municipal Bond Fund had accumulated net realized capital loss carryovers expiring as follows:

                   Income        Municipal Bond
Year                Fund             Fund
-----           -----------      --------------
2002            $37,081,944       $3,461,322
2003                     --          134,719
2004              8,472,280               --
                -----------       ----------
Total           $45,554,224       $3,596,041
                ===========       ==========

To the extent these Funds realize future net capital gains, taxable distributions will be reduced by any unused capital loss carryovers. Temporary timing differences of $1,001,322, $13,233, $184,189, $323,286, $1,061,368, $267,574, and $2,233,555 existed between net realized capital gains or losses for financial statement and tax purposes as of October 31, 1997 for the Opportunity Growth, Mid Cap Growth, World Growth, LB Fund, LB High Yield Fund, LB Income and Municipal Bond Funds, respectively. These differences are due primarily to deferral of capital losses for tax purposes.

(7) Shareholder Notification of
    Federal Income Tax Status

The LB Fund designates 100% of the dividends declared from net investment income as dividends qualifying for the 70% corporate dividends received deduction and the Municipal Bond Fund designates 100% of the dividends declared from net investment income as exempt from federal income tax for the year ended October 31, 1997. The Opportunity Growth Fund, World Growth Fund, LB Fund, and the High Yield Fund designate $244,225, $70,859, $3,922,065, and $97,984, respectively, as capital gain distributions resulting from earnings and profits distributed to shareholders on redemption of fund shares during the year.

(8) Investment Transactions

Purchases and Sales of Investment Securities

For the year ended October 31, 1997, the cost of purchases and the proceeds from sales of investment securities other than U.S.
Government and short term securities were as follows:

                              $(thousands)
                   ------------------------------------
Fund                     Purchases              Sales
--------------------------------------------------------
Opportunity Growth        $368,184             $345,547
Mid Cap Growth Fund         19,153                6,382
World Growth Fund           27,303               10,814
LB Fund                    475,292              494,770
High Yield                 955,836              828,473
Income                     462,932              478,979
Municipal Bond             107,111              142,768

Purchases and sales of U.S. Government securities were:

                              $(thousands)
                   ------------------------------------
Fund                     Purchases              Sales
--------------------------------------------------------
LB Fund                    $12,361              $15,790
Income                     265,304              441,228

Investments in Restricted Securities

The High Yield Fund owns restricted securities that were purchased in private placement transactions without registration under the Securities Act of 1933. Unless such securities subsequently become registered, they generally may be resold only in privately negotiated transactions with a limited number of purchasers. The aggregate value of restricted securities was $519,632 at October 31, 1997, which represented 0.1% of net assets of the High Yield Fund.

Investments in High Yielding Securities

The High Yield Fund invests primarily in high yielding fixed income securities. These securities will typically be in the lower rating categories or will be non-rated and generally will involve more risk than securities in the higher rating categories. Lower rated or unrated securities are more likely to react to developments affecting market risk and credit risk than are more highly rated securities, which react primarily to movements in the general level of interest rates.

Investments in Options and Futures Contracts

The movement in the price of the instrument underlying an option or futures contract may not correlate perfectly with the movement in the prices of the portfolio securities being hedged. A lack of correlation could render the Fund's hedging strategy unsuccessful and could result in a loss to the Fund. In the event that a liquid secondary market would not exist, the Fund could be prevented from entering into a closing transaction which could result in additional losses to the Fund.

Open Option Contracts

The number of contracts and premium amounts associated with call option contracts written during the year ended October 31, 1997 were as follows:



                               Opportunity Growth              LB Fund
Income Fund              Municipal Bond
                             ----------------------    ----------------------
----------------------    ----------------------
                             Number of     Premium     Number of     Premium
Number of     Premium     Number of     Premium
                             Contracts     Amount      Contracts     Amount
Contracts     Amount      Contracts     Amount
                             ----------  ----------    ----------  ----------
----------  ----------    ----------  ----------

Balance at October 31, 1996          --          --            --          --
400    $142,648            --          --
Opened                            3,899  $1,345,787           520     $81,896
2,734     982,191           200     $66,636
Closed                             (820)   (271,674)         (520)    (81,896)
(1,934)   (737,882)         (200)    (66,636)
Expired                            (443)   (102,228)           --          --
(800)   (253,685)           --          --
Exercised                          (845)   (220,754)           --          --
--          --            --          --
                             ----------  ----------    ----------  ----------
----------  ----------    ----------  ----------
Balance at October 31, 1997       1,791    $751,131            --         $--
400    $133,272            --         $--
                             ==========  ==========    ==========  ==========
==========  ==========    ==========  ==========



Foreign Denominated Investments

The LB World Growth Fund invests primarily in foreign denominated stocks. Foreign denominated assets and currency contracts may involve more risks than domestic transactions, including: currency risk, political and economic risk, regulatory risk, and market risk. The Fund may also invest in securities of companies located in emerging markets. Future economic or political developments could adversely affect the liquidity or value, or both, of such securities.

(9) Shares of Beneficial Interest

The Master Trust Agreement permits the Trustees to issue an unlimited number of full and fractional shares of beneficial interest ($0.001 par value) of all of the Funds. Transactions in Fund shares were as follows:




Lutheran Brotherhood Opportunity Growth Fund

                                        Class A                         Class B
(*)                Institutional Class (*)
                             -----------------------------     -----------------
-----------     ----------------------------
Year Ended October 31, 1996     Shares           Amount           Shares
Amount          Shares           Amount
                             ------------     ------------     ------------
-----------     ------------     -----------

Sold                            6,711,097      $89,874,940               --
--               --              --
Dividends and distributions
reinvested                      2,801,319       33,057,094               --
--               --              --
Redeemed                       (1,973,395)     (26,557,877)              --
--               --              --
                             ------------     ------------     ------------
-----------     ------------     -----------
Net Change                      7,539,021      $96,374,157               --
--               --              --
                             ============     ============     ============
===========     ============     ===========

Year Ended October 31, 1997

Sold                            5,905,439      $69,165,678            1,928
$25,000          268,205      $3,478,617
Dividends and distributions
reinvested                      2,555,559       29,593,578               --
--               --              --
Redeemed                       (4,240,983)     (50,512,106)              --
--               --              --
                             ------------     ------------     ------------
-----------     ------------     -----------
Net Change                      4,220,015      $48,247,150            1,928
$25,000          268,205      $3,478,617
                             ============     ============     ============
===========     ============     ===========





Lutheran Brotherhood Mid Cap Growth Fund
For the period from May 30, 1997
(effective date) through October 31, 1997

                                         Class A                         Class B
(*)                Institutional Class (*)
                             -----------------------------     -----------------
-----------     ----------------------------
                               Shares           Amount           Shares
Amount          Shares           Amount
                             ------------     ------------     ------------
-----------     ------------     -----------

Sold                            1,450,459      $14,716,873            2,420
$25,000           51,634        $533,378
Dividends and distributions
reinvested                             --               --               --
--               --              --
Redeemed                          (91,390)        (950,501)              --
--               --              --
                             ------------     ------------     ------------
-----------     ------------     -----------
Net Change                      1,359,069      $13,766,372            2,420
$25,000           51,634        $533,378
                             ============     ============     ============
===========     ============     ===========




Lutheran Brotherhood World Growth Fund

                                        Class A                         Class B
(*)                Institutional Class (*)
                             -----------------------------     -----------------
-----------     ----------------------------
Year Ended October 31, 1996     Shares           Amount           Shares
Amount          Shares           Amount
                             ------------     ------------     ------------
-----------     ------------     -----------

Sold                            4,309,447      $39,161,715               --
--               --              --
Dividends and distributions
reinvested                          2,995           26,205               --
--               --              --
Redeemed                         (381,546)      (3,535,813)              --
--               --              --
                             ------------     ------------     ------------
-----------     ------------     -----------
Net Change                      3,930,896      $35,652,107               --
--               --              --
                             ============     ============     ============
===========     ============     ===========

Year Ended October 31, 1997

Sold                            2,771,231      $28,247,203            2,478
$25,000          723,689      $7,302,027
Dividends and distributions
reinvested                         45,757          442,919               --
--               --              --
Redeemed                       (1,679,423)     (17,088,602)              --
--               --              --
                             ------------     ------------     ------------
-----------     ------------     -----------
Net Change                      1,137,565      $11,601,520            2,478
$25,000          723,689      $7,302,027
                             ============     ============     ============
===========     ============     ===========




Lutheran Brotherhood Fund

                                        Class A                         Class B
(*)                Institutional Class (*)
                             -----------------------------     -----------------
-----------     ----------------------------
Year Ended October 31, 1996     Shares           Amount           Shares
Amount          Shares           Amount
                             ------------     ------------     ------------
-----------     ------------     -----------

Sold                            3,864,306      $84,069,262               --
--               --              --
Dividends and distributions
reinvested                      2,392,606       49,537,622               --
--               --              --
Redeemed                       (3,398,596)     (74,142,527)              --
--               --              --
                             ------------     ------------     ------------
-----------     ------------     -----------
Net Change                      2,858,316      $59,464,357               --
--               --              --
                             ============     ============     ============
===========     ============     ===========

Year Ended October 31, 1997

Sold                            4,207,081     $105,635,206              927
$25,000          542,163     $14,627,549
Dividends and distributions
reinvested                      2,796,737       64,235,302               --
--               --              --
Redeemed                       (4,178,880)    (106,385,820)              --
--               --              --
                             ------------     ------------     ------------
-----------     ------------     -----------
Net Change                      2,824,938      $63,484,688              927
$25,000          542,163     $14,627,549
                             ============     ============     ============
===========     ============     ===========




Lutheran Brotherhood High Yield Fund

                                        Class A                         Class B
(*)                Institutional Class (*)
                             -----------------------------     -----------------
-----------     ----------------------------
Year Ended October 31, 1996     Shares           Amount           Shares
Amount          Shares           Amount
                             ------------     ------------     ------------
-----------     ------------     -----------

Sold                           15,831,978     $145,880,542               --
--               --              --
Dividends and distributions
reinvested                      4,373,177       40,091,272               --
--               --              --
Redeemed                       (9,697,248)     (89,354,662)              --
--               --              --
                             ------------     ------------     ------------
-----------     ------------     -----------
Net change                     10,507,907      $96,617,152               --
--               --              --
                             ============     ============     ============
===========     ============     ===========

Year Ended October 31, 1997

Sold                           19,214,316     $178,869,458            2,610
$25,000        5,314,802     $50,915,801
Dividends and distributions
reinvested                      5,475,615       50,814,451               --
--               --              --
Redeemed                      (16,218,071)    (152,343,508)              --
--               --              --
                             ------------     ------------     ------------
-----------     ------------     -----------
Net Change                      8,471,860      $77,340,401            2,610
$25,000        5,314,802     $50,915,801
                             ============     ============     ============
===========     ============     ===========

(*) Transactions in Class B and Institutional Class shares recorded by the Fund on October 31, 1997, the inception date of the new offerings.






Lutheran Brotherhood Income Fund

                                        Class A                         Class B
(*)                Institutional Class (*)
                             -----------------------------     -----------------
-----------     ----------------------------
Year Ended October 31, 1996     Shares           Amount           Shares
Amount          Shares           Amount
                             ------------     ------------     ------------
-----------     ------------     -----------

Sold                            6,482,945      $55,392,852               --
--               --              --
Dividends and distributions
reinvested                      5,621,887       47,792,081               --
--               --              --
Redeemed                      (17,687,759)    (150,402,163)              --
--               --              --
                             ------------     ------------     ------------
-----------     ------------     -----------
Net Change                     (5,582,927)    $(47,217,230)              --
--               --              --
                             ============     ============     ============
===========     ============     ===========

Year Ended October 31, 1997

Sold                            4,334,735      $36,746,239            2,904
$25,000        2,110,937     $18,175,170
Dividends and distributions
reinvested                      4,686,641       39,615,137               --
--               --              --
Redeemed                      (23,296,755)    (197,623,659)              --
--               --              --
                             ------------     ------------     ------------
-----------     ------------     -----------
Net Change                    (14,275,379)   $(121,262,283)           2,904
$25,000        2,110,937     $18,175,170
                             ============     ============     ============
===========     ============     ===========




Lutheran Brotherhood Municipal Bond Fund

                                        Class A                         Class B
(*)                Institutional Class (*)
                             -----------------------------     -----------------
-----------     ----------------------------
Year Ended October 31, 1996     Shares           Amount           Shares
Amount          Shares           Amount
                             ------------     ------------     ------------
-----------     ------------     -----------

Sold                            4,807,171      $41,275,499               --
--               --              --
Dividends and distributions
reinvested                      2,755,029       23,551,470               --
--               --              --
Redeemed                       (9,927,341)     (85,013,361)              --
--               --              --
                             ------------     ------------     ------------
-----------     ------------     -----------
Net Change                     (2,365,141)    $(20,186,392)              --
--               --              --
                             ============     ============     ============
===========     ============     ===========

Year Ended October 31, 1997

Sold                            3,478,212      $30,173,502            2,825
$25,000          472,666      $4,183,098
Dividends and distributions
reinvested                      2,700,258       23,380,685               --
--               --              --
Redeemed                      (10,686,508)     (92,813,344)              --
--               --              --
                             ------------     ------------     ------------
-----------     ------------     -----------
Net Change                     (4,508,038)    $(39,259,157)           2,825
$25,000          472,666      $4,183,098
                             ============     ============     ============
===========     ============     ===========




Lutheran Brotherhood Money Market Fund


                                        Class A                         Class B
(*)                Institutional Class (*)
                             -----------------------------     -----------------
-----------     ----------------------------
Year Ended October 31, 1996     Shares           Amount           Shares
Amount          Shares           Amount
                             ------------     ------------     ------------
-----------     ------------     -----------

Sold                          692,236,105     $692,236,105              --
--               --              --
Dividends and distributions
reinvested                     17,063,037       17,063,037              --
--               --              --
Redeemed                     (632,774,820)    (632,774,820)             --
--               --              --
                             ------------     ------------     ------------
-----------     ------------     -----------
Net Change                     76,524,322      $76,524,322               --
--               --              --
                             ============     ============     ============
===========     ============     ===========

Year Ended October 31, 1997

Sold                          754,520,379     $754,520,379           25,000
$25,000       52,919,980     $52,919,980
Dividends and distributions
reinvested                     19,916,469       19,916,469               --
--               --              --
Redeemed                     (775,766,604)    (775,766,604)              --
--               --              --
                             ------------     ------------     ------------
-----------     ------------     -----------
Net Change                     (1,329,756)     $(1,329,756)          25,000
$25,000       52,919,980     $52,919,980
                             ============     ============     ============
===========     ============     ===========


(*) Transactions in Class B and Institutional Class shares recorded by the Fund on October 31, 1997, the inception date of the new offerings.

(10) Financial Highlights

"Financial highlights" showing per share data and selected information is presented in the prospectus.



The Lutheran Brotherhood Family of Funds

Lutheran Brotherhood Opportunity Growth Fund
Lutheran Brotherhood Mid Cap Growth Fund
Lutheran Brotherhood World Growth Fund
Lutheran Brotherhood Fund
Lutheran Brotherhood High Yield Fund
Lutheran Brotherhood Income Fund
Lutheran Brotherhood Municipal Bond Fund
Lutheran Brotherhood Money Market Fund

Trustees

Rolf F. Bjelland
Charles W. Arnason
Herbert F. Eggerding, Jr.
Noel K. Estenson
Connie M. Levi
Bruce J. Nicholson
Ruth E. Randall

Officers

Rolf F. Bjelland                  Wade M. Voigt
Chairman and President            Treasurer

James R. Olson                    Rand E. Mattsson
Vice President                    Assistant Treasurer

James M. Walline                  James M. Odland
Vice President                    Assistant Secretary

Otis F. Hilbert                   Randall L. Wetherille
Secretary and Vice President      Assistant Secretary

Richard B. Ruckdashel
Vice President

This report is authorized for distribution to prospective investors only when preceded or accompanied by the current prospectuses.




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